Exhibit 2.1

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

FLOWCO MERGECO LLC,

GEC ESTIS HOLDINGS LLC,

FLOWCO PRODUCTION SOLUTIONS, L.L.C.

AND

FLOGISTIX HOLDINGS, LLC

DATED AS OF JUNE 20, 2024

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Exhibits

Exhibit A-1	Form of Estis Assignment Agreement

Exhibit A-2	Form of Flowco Assignment Agreement

Exhibit A-3	Form of Flogistix Assignment Agreement

Exhibit B	Form of Newco LLC Agreement

Annexes

Annex I	Post Closing Capitalization Table

Annex II	Accounting Principles

Annex III	Illustrative Working Capital Examples

Annex IV	2024 Budgets

Disclosure Schedules

Estis Disclosure Schedules

Flowco Disclosure Schedules

Flogistix Disclosure Schedules

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CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is dated as of June 20, 2024 (the “Closing Date”), by and among Flowco MergeCo LLC, a Delaware limited liability company (“Newco”), GEC Estis Holdings LLC, a Delaware limited liability company (“Estis Holdings”), Flowco Production Solutions, L.L.C., a Texas limited liability company (“Flowco Production Solutions”), and Flogistix Holdings, LLC, a Delaware limited liability company (“Flogistix Holdings” and together with Estis Holdings and Flowco Production Solutions, each a “Contributor” and collectively, the “Contributors”). Each of the foregoing is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Estis Holdings directly owns one hundred percent (100%) of the issued and outstanding Equity Interests (the “Estis Interests”) in Estis Intermediate Holdings LLC, a Delaware limited liability company (“Estis Intermediate Holdings”);

WHEREAS, prior to the Closing, Estis Holdings directly contributed one hundred percent (100%) of the issued and outstanding Equity Interests in Estis Compression, LLC, a Delaware limited liability company (“Estis Compression”) to Estis Intermediate Holdings pursuant to the Estis Pre-Closing Transaction Documents (as defined below);

WHEREAS, Estis Compression directly or indirectly owns one hundred percent (100%) of the issued and outstanding Equity Interests in each of Estis Compression Management Inc., a Delaware corporation (“Estis Management Inc.”), Estis Management LLC, a Delaware limited liability company (“Estis Management LLC”), McClung Energy Services, LLC, a Texas limited liability company (“McClung Services”), and McClung Management LLC, a Delaware limited liability company (“McClung Management” and together with Estis Intermediate Holdings, Estis Compression, Estis Management Inc., Estis Management LLC and McClung Services, each an “Estis Company” and collectively, the “Estis Companies”);

WHEREAS, Flowco Production Solutions directly owns one hundred percent (100%) of the issued and outstanding Equity Interests (the “Flowco Interests”) in Flowco Productions LLC, a Delaware limited liability company (“Flowco Productions”);

WHEREAS, prior to the Closing, Flowco Production Solutions (a) directly contributed one hundred percent (100%) of the issued and outstanding Equity Interests in each of Patriot Artificial Lift LLC, a Texas limited liability company (“Patriot”), Flowco Production Solutions Canada Limited, a Canadian company limited by shares (“Flowco Canada”), FPS Logistics, L.L.C., a Texas limited liability company (“FPS Logistics”), SPM Completion Systems, LLC, d/b/a Mana, a Texas limited liability company (“Mana”), Industrial Valve Manufacturing LLC, a Texas limited liability company (“JMI”), Gas Lift Production Solutions LLC, a Texas limited liability company (“Altec”), FPS Properties LLC, a Texas limited liability company (“FPS Properties” and together with Flowco Productions, Patriot, Flowco Canada, FPS Logistics, Mana, JMI, and Altec, each a “Flowco Company” and collectively, the “Flowco Companies”) to Flowco Productions and (b) directly assigned substantially all of the assets of Flowco Production Solutions to Flowco Productions, in each case, pursuant to the Flowco Pre-Closing Transaction Documents (as defined below);

WHEREAS, Flogistix Holdings directly owns one hundred percent (100%) of the issued and outstanding Equity Interests (the “Flogistix Interests”) in Flogistix Intermediate Holdings LLC, a Delaware limited liability company (“Flogistix Intermediate Holdings”);

WHEREAS, prior to the Closing Date, Flogistix Holdings directly contributed (a) one hundred percent (100%) of the issued and outstanding Equity Interests in Flogistix GP, LLC, a Delaware limited liability company (“Flogistix GP”) and (b) 99.99% of the issued and outstanding economic Equity Interests in Flogistix, LP, a Texas limited partnership (“Flogistix LP”) to Flogistix Intermediate Holdings pursuant to the Flogistix Pre-Closing Transaction Documents (as defined below);

WHEREAS, Flogistix GP owns (a) 0.01% of the issued and outstanding economic Equity Interests in Flogistix LP and one hundred percent (100%) of the general partner Equity Interests in Flogistix LP (which, collectively with the 99.99% economic Equity Interests held by Flogistix Intermediate Holdings constitute one hundred percent (100%) of the issued and outstanding Equity Interests in Flogistix LP) and (b) one percent (1%) of the issued and outstanding Equity Interests in Flogistix Global OBU LLC, a limited liability company organized under the laws of the Sultanate of Oman (“Flogistix OBU”);

WHEREAS, Flogistix LP directly owns (a) 99% of the issued and outstanding Equity Interests of Flogistix OBU and (b) one hundred percent (100%) of the issued and outstanding Equity Interests in Flogistix ULC, a Canadian unlimited liability company (“Flogistix ULC” and together with Flogistix Intermediate Holdings, Flogistix GP, Flogistix LP and Flogistix OBU, each a “Flogistix Company” and collectively, the “Flogistix Companies”);

WHEREAS, upon the terms and subject to the conditions of this Agreement, Estis Holdings desires to contribute, and Newco desires to accept, the Estis Interests at the Closing in exchange for those certain Series A Units specified in this Agreement (the “Estis Contribution”);

WHEREAS, upon the terms and subject to the conditions of this Agreement, Flowco Production Solutions desires to contribute, and Newco desires to accept, the Flowco Interests at the Closing in exchange for those certain Series A Units specified in this Agreement (the “Flowco

Contribution”);

WHEREAS, upon the terms and subject to the conditions of this Agreement, Flogistix Holdings desires to contribute, and Newco desires to accept, the Flogistix Interests at the Closing in exchange for those certain Series A Units specified in this Agreement (the “Flogistix Contribution” and together with the Estis Contribution and the Flowco Contribution, each a

“Contribution” and collectively, the “Contributions”);

WHEREAS, the Parties intend for the Contributions to occur simultaneously at the Closing and as a result of the Contributions, following the consummation of the transactions contemplated hereby, each of the Estis Companies, the Flowco Companies and the Flogistix Companies will be directly or indirectly wholly owned subsidiaries of Newco; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, in addition to the terms identified in other sections of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Article I:

“2024 Budget” means with respect to each of the Companies, respectively, the applicable budget set forth on Annex IV.

“Accounting Firm” has the meaning set forth in Section 3.02(c).

“Accounting Principles” means the accounting methods, policies, principles, practices, procedures, classifications, judgments and estimation methodology set forth on Annex II.

“Action” means any action, suit, claim, counterclaim, charge, arbitration proceeding, administrative or regulatory investigation, review, audit, proceeding, citation, summons or subpoena of any nature (civil, criminal, regulatory or otherwise) in Law or in equity, by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any other person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary herein, for purposes of this Agreement, prior to the Closing, none of the Parties shall be deemed Affiliates of each other.

“Aged Receivables” means Receivables of a Company that have been outstanding for more than ninety (90) days after the relevant invoice date.

“Agreement” has the meaning set forth in the Preamble.

“Altec” has the meaning set forth in the Recitals.

“Assignment Agreements” means, collectively, the assignment and contribution agreements, each in substantially the form attached as Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, evidencing the assignment and transfer to Newco of the Estis Interests, the Flowco Interests or the Flogistix Interests, respectively.

“Balance Sheet Date” has the meaning set forth in Section 4.05(a).

“Basket” has the meaning set forth in Section 9.05(b).

“Benefit Plans” means each Plan sponsored, maintained, or contributed to (or required to be contributed to) by, or with respect to which there is Liability of, any of the Companies.

“Business Contract” means any of the following to which any of the Companies is a party or by which their respective assets or properties are bound:

(a)

all Contracts (other than any Contracts with any customers or suppliers) (i) involving aggregate consideration, or payments made to or by a Company, in excess of $350,000 over the remainder of the term thereof; or (ii) requiring performance by any Person more than one (1) year from the date hereof, which, in each case, cannot be cancelled by the Company that is party thereto, as applicable, on less than sixty (60) days’ prior written notice without material penalty or additional obligation on the part of such Company;

(b)	all Contracts containing noncompetition, exclusivity, total requirements, most-favored-nation or similar provisions that bind the Company that is party thereto, as applicable;

(c)	all Contracts that grant any Person any rights of first refusal, rights of first offer or similar rights;

(d)

all Contracts entered into within the three (3)-year period preceding the date hereof that relate to the acquisition of any business, any Equity Securities, any debt interest or any material assets of any other Person or any real property (including by lease, merger, sale of stock, sale of assets or otherwise);

(e)

except for Contracts relating to ordinary course trade payables, all Contracts evidencing, relating to, creating or guaranteeing any Indebtedness or the mortgaging or pledging of, or otherwise placing an Encumbrance on, any Company’s assets, properties or Equity Securities;

(f)	all Contracts between a Company, as applicable, on the one hand, and any Related Party of such Company, on the other hand (other than a Company);

(g)

all collective bargaining agreements or other Contracts with any labor organization, labor union, works council or similar representative of employees to which any Company, as applicable, is a party or is in any way bound or obligated;

(h)

all Contracts with a professional employer organization, personnel staffing organization, employee leasing organization or other entity that provides personnel services or other employment related or employee benefit related services to any Company;

(i)

all Contracts relating to or affecting the use of any tangible personal property used in the business of any Company, including any operating lease, capital lease or otherwise, in each case, providing for an annual commitment by any Company in excess of $350,000;

(j)	all Contracts for the lease, use or occupancy of any real property, including any licenses, subleases and sublicenses;

(k)	all Contracts which limit or restrict any Company from engaging in any business activity or competing with any Person or in any geographical area or soliciting, hiring or employing any Person;

(l)	all Contracts with any Governmental Authority;

(m)

any Contract granting or restricting the right to use any Intellectual Property (excluding off-the-shelf, shrinkwrap and similar software license agreements and nonexclusive licenses granted to or from customers and vendors in the ordinary course of business);

(n)	any Contracts with any Material Customers (provided that such Material Customers have annual revenue in excess of $1,000,000) or Material Suppliers, as applicable;

(o)	any Contracts providing for bonuses, options, stock purchases, deferred compensation or profit sharing, including any transaction bonuses or change of control bonuses, or severance payments;

(p)	any Contracts that contain indemnification obligations (other than Contracts entered into in the ordinary course of business the primary purpose of which is not to provide such indemnification);

(q)

any Contracts providing for the deferred payment of any purchase price, including any “earn out” or other contingent fee arrangement to the extent such arrangement has not been previously paid, terminated or satisfied; and

(r)	all partnership, joint venture or other similar agreements involving any sharing of profits.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Houston, Texas are authorized or required by Law to be closed for business.

“Business Employee” has the meaning set forth in Section 4.18(a).

“Business Facilities” means, with respect to a Company, any real property that such Company currently leases, operates, owns or manages.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act and any other statute referenced therein as being applicable thereto (including the Small Business Act), and the rules, regulations, executive orders, presidential memoranda, and guidance (including SBA Procedural Notice number 5000-20057 effective October 2, 2020) applicable to the foregoing, in each case, as amended.

“Cash” means, with respect to a Company and without duplication, all cash and cash equivalents (including any certificates of deposit with an original maturity of three (3) months or less), of such Company and determined in accordance with the Accounting Principles; provided, that Cash shall not include (a) cash held outside the United States, (b) any cash or cash equivalents that are restricted and will not be available for use after the Closing, (c) any amounts reflected in Working Capital and (d) any cash pledged as collateral in respect of insurance policies. For the avoidance of doubt, Cash (i) shall exclude any checks or drafts issued by a Company that are uncleared, (ii) shall include checks, wire transfers, drafts and other deposits received by or available for deposit for the account of such Company (including any issued but uncleared checks or drafts) and (iii) shall exclude any cash and cash equivalents held in escrow or as a deposit.

“Closing” has the meaning set forth in Section 3.01.

“Closing Adjustment Amounts” means the Estis Closing Adjustment Amount, Flowco Closing Adjustment Amount and Flogistix Closing Adjustment Amount, collectively.

“Closing Date” has the meaning set forth in the Preamble.

“Closing Statements” means the Estis Closing Statement, the Flowco Closing Statement and the Flogistix Closing Statement, collectively.

“Closing Units” means the Estis Closing Units, Flowco Closing Units and Flogistix Closing Units, collectively.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies” means the Estis Companies, the Flowco Companies and the Flogistix Companies, collectively. Each of the Estis Companies, the Flowco Companies and the Flogistix Companies may be individually referred to herein as a “Company”.

“Company Contracts” has the meaning set forth in Section 4.15.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated as of February 16, 2024, by and between GEC Advisors LLC and White Deer Management LLC.

“Contracting Parties” has the meaning set forth in Section 10.16.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, undertakings and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Contribution” and “Contributions” have the meanings set forth in the Recitals.

“Contributor” and “Contributors” have the meaning set forth in the Preamble.

“Corporate Encumbrances” means (a) any transfer restrictions imposed by federal and state securities Laws, (b) any transfer restrictions contained in the Organizational Documents of the applicable Company, and (c) any Encumbrances which are otherwise listed on Schedule 1.1-CE of the applicable Disclosure Schedule.

“Credit Agreements” means, collectively, the Estis Credit Agreement, the Flogistix Credit Agreement and the Flowco Credit Agreement, and each, individually, a “Credit Agreement”.

“D&O Indemnified Party” has the meaning set forth in Section 8.05(a).

“Direct Claim” has the meaning set forth in Section 9.06(c).

“Disclosure Schedules” means the Estis Disclosure Schedules, the Flowco Disclosure Schedules and the Flogistix Disclosure Schedules.

“Dispute” has the meaning set forth in Section 10.05.

“Disputed Items” has the meaning set forth in Section 3.02(c).

“Disputing Parties” has the meaning set forth in Section 3.02(c).

“Encumbrances” means any encumbrances, mortgages, pledges, hypothecations, security interests, deeds of trust, other deeds to secure debt, liens, impositions, charges, options, conditional sales contracts, claims, restrictions, covenants, licenses (excluding licenses of Intellectual Property), proxies, easements, rights of way, title defects or other encumbrances or restrictions of any nature whatsoever.

“Enforceability Exceptions” has the meaning set forth in Section 4.01(e).

“Environmental Laws” means all applicable Law relating to (a) pollution or the protection of the natural environment (which includes its ambient air, surface water, ground water, land surface and subsurface strata) and natural resources, (b) the protection of human health and safety as it pertains to exposure to Hazardous Substances, (c) the manufacture, registration, processing, distribution, use, formulation, packaging or labeling of Hazardous Substances or products containing Hazardous Substances, or (d) the treatment, handling, storage, use, presence, generation, disposal, arrangement for transport, arrangement for disposal, transport, reporting, handling or remediation, Release or threatened Release of or exposure to any Hazardous Substances.

“Environmental Permits” means all Permits of or from any Governmental Authority required under any Environmental Law for any Person to conduct its operations or own or operate any Business Facilities consistent with past or current practices.

“Equity Interests” means capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distribution of assets of, the issuing entity.

“Equity Securities” means (a) Equity Interests, (b) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to acquire, any Equity Interests, and (c) securities convertible into or exercisable or exchangeable for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person that is or was required to be treated as a single employer with any Company in each case, under Section 414 of the Code or Section 4001(b)(1) of ERISA, within six (6) years prior to the Closing Date.

“Estis Administrative Agent” has the meaning set forth in the definition of “Estis Credit Agreement”.

“Estis Cap” has the meaning set forth in Section 9.05(c).

“Estis Closing Adjustment Amount” means an amount equal to (a) if the Estis Working Capital is (i) greater than $78,000,000, a positive amount equal to such excess, (ii) less than $58,000,000, a negative number equal to such shortfall, or (iii) greater than or equal to $58,000,000 but less than or equal to $78,000,000, zero, plus (b) if the Estis Net Indebtedness Amount is (i) greater than $250,000,000, a negative amount equal to such excess, (ii) less than $230,000,000, a positive amount equal to such shortfall, or (iii) greater than or equal to $230,000,000 but less than or equal to $250,000,000, zero, minus (c) any Estis Transaction Expenses, to the extent not paid by Estis Holdings in accordance with Section 3.03(a).

“Estis Closing Statement” has the meaning set forth in Section 3.02(b)(i).

“Estis Closing Units” means the number of Series A Units listed opposite Estis Holdings’ name on Annex I attached hereto.

“Estis Company” and “Estis Companies” have the meanings set forth in the Recitals.

“Estis Compression” has the meaning set forth in the Recitals.

“Estis Contribution” has the meaning set forth in the Recitals.

“Estis Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 27, 2019, among Estis Compression, as borrower, the other loan parties party thereto from time to time, the lenders party thereto from time to time (the “Estis Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Estis Administrative Agent”), as amended by that certain First Amendment to Credit Agreement, dated as of August 11, 2022, and as further amended by the Estis Credit Agreement Consent.

“Estis Credit Agreement Consent” means a consent and/or amendment, to be dated on or prior to the Closing Date, among Estis Compression, the Estis Lenders party thereto and the Estis Administrative Agent, which shall permit the consummation of the transactions contemplated by the Transaction Documents under the Estis Credit Agreement.

“Estis Disclosure Schedules” means the disclosure schedules to this Agreement prepared and delivered by Estis Holdings concurrently with the execution and delivery of this Agreement.

“Estis Estimated Statement” has the meaning set forth in Section 3.02(a)(i).

“Estis Financial Statements” has the meaning set forth in Section 4.05(a).

“Estis Group” has the meaning set forth in Section 10.15(a).

“Estis Group Law Firm” has the meaning set forth in Section 10.15(a).

“Estis Holdings” has the meaning set forth in the Preamble.

“Estis Indebtedness” means all Indebtedness of the Estis Companies.

“Estis Indemnitees” means, collectively (excluding the Flowco Indemnitees, the Flogistix Indemnitees, Newco and the Companies, notwithstanding anything to the contrary herein), the Estis Group, their Affiliates and their respective shareholders, partners, members, equityholders, Representatives, successors and assigns.

“Estis Interests” has the meaning set forth in the Recitals.

“Estis Intermediate Holdings” has the meaning set forth in the Recitals.

“Estis Lenders” has the meaning set forth in the definition of Estis Credit Agreement in this Article I.

“Estis Management Inc.” has the meaning set forth in the Recitals.

“Estis Management LLC” has the meaning set forth in the Recitals.

“Estis Net Indebtedness Amount” means an amount (which amount may be positive or negative) equal to (a) the Estis Indebtedness as of immediately prior to the Closing, minus (b) all Cash of the Estis Companies as of immediately prior to the Closing.

“Estis Pre-Closing Transaction Documents” means, collectively, (a) that certain Contribution Agreement, dated as of June 20, 2024, by and between Estis Holdings and Estis Intermediate Holdings and (b) any other agreements, instruments and documents executed or delivered in connection with the foregoing.

“Estis Releasors” has the meaning set forth in Section 8.04(a).

“Estis Transaction Expenses” means all Transaction Expenses incurred by Estis Holdings, the Estis Companies or any of their Affiliates prior to or contemporaneously with the Closing.

“Estis Working Capital” means the Working Capital of the Estis Companies.

“Export Controls and Economic Sanctions Laws” means all Laws relating to economic or financial sanctions or trade imposed, administered, or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State and the U.S. Department of Commerce; and (b) any other Governmental Authority with jurisdiction over any Party.

“FCPA” has the meaning set forth in the definition of Improper Payments Laws in this Article I.

“Final Determination” means (a) the mutual agreement of the Parties in writing or (b) a final non-appealable order of any court of competent jurisdiction.

“Financial Statements” means, (a) when referring to the Financial Statements of the Estis Companies, the Estis Financial Statements, (b) when referring to the Financial Statements of the Flowco Companies, the Flowco Financial Statements, and (c) when referring to the Financial Statements of the Flogistix Companies, the Flogistix Financial Statements.

“Flogistix Administrative Agent” has the meaning set forth in the definition of Flogistix Credit Agreement in this Article I.

“Flogistix Cap” has the meaning set forth in Section 9.05(c).

“Flogistix Closing Adjustment Amount” means an amount equal to (a) if the Flogistix Working Capital is (i) greater than $80,000,000, a positive amount equal to such excess, (ii) less than $60,000,000, a negative number equal to such shortfall, or (iii) greater than or equal to $60,000,000 but less than or equal to $80,000,000, zero, plus (b) if the Flogistix Net Indebtedness Amount is (i) greater than $230,000,000, a negative amount equal to such excess, (ii) less than $210,000,000, a positive amount equal to such shortfall, or (iii) greater than or equal to $210,000,000 but less than or equal to $230,000,000, zero, minus (c) any Flogistix Transaction Expenses, to the extent not paid by Flogistix Holdings in accordance with Section 3.03(c).

“Flogistix Closing Statement” has the meaning set forth in Section 3.02(b)(iii).

“Flogistix Closing Units” means the number of Series A Units listed opposite Flogistix Holdings’ name on Annex I attached hereto.

“Flogistix Company” and “Flogistix Companies” have the meanings set forth in the Recitals.

“Flogistix Contribution” has the meaning set forth in the Recitals.

“Flogistix Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2015, by and among Flogistix LP, the other loan parties party thereto from time to time, the lenders party thereto from time to time (the “Flogistix Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Flogistix Administrative Agent”), as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of July 23, 2019, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of February 18, 2022, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of December 1, 2022, and as further amended by the Flogistix Credit Agreement Consent.

“Flogistix Credit Agreement Consent” means that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of May 24, 2024, by and among Flogistix LP, the other loan parties party thereto, the Flogistix Administrative Agent and the Flogistix Lenders party thereto.

“Flogistix de Mexico” means Flogistix de Mexico S.A. de C.V.

“Flogistix Disclosure Schedules” means the disclosure schedules to this Agreement prepared and delivered by Flogistix Holdings concurrently with the execution and delivery of this Agreement.

“Flogistix Estimated Statement” has the meaning set forth in Section 3.02(a)(iii).

“Flogistix Financial Statements” has the meaning set forth in Section 4.05(c).

“Flogistix GP” has the meaning set forth in the Recitals.

“Flogistix Group” has the meaning set forth in Section 10.15(a).

“Flogistix Group Law Firm” has the meaning set forth in Section 10.15(a).

“Flogistix Holdings” has the meaning set forth in the Preamble.

“Flogistix Indebtedness” means all Indebtedness of the Flogistix Companies.

“Flogistix Indemnitees” means, collectively (excluding the Estis Indemnitees, the Flowco Indemnitees, Newco and the Companies, notwithstanding anything to the contrary herein), the Flogistix Group, their Affiliates and their respective shareholders, partners, Representatives, successors and assigns.

“Flogistix Interests” has the meaning set forth in the Recitals.

“Flogistix Intermediate Holdings” has the meaning set forth in the Recitals.

“Flogistix Lenders” has the meaning set forth in the definition of Flogistix Credit Agreement in this Article I.

“Flogistix LP” has the meaning set forth in the Recitals.

“Flogistix Net Indebtedness Amount” means an amount (which amount may be positive or negative) equal to (a) the Flogistix Indebtedness as of immediately prior to the Closing, minus (b) all Cash of the Flogistix Companies as of immediately prior to the Closing.

“Flogistix OBU” has the meaning set forth in the Recitals.

“Flogistix Pre-Closing Transaction Documents” means, collectively, (a) that certain Contribution Agreement, dated as of May 24, 2024, by and between Flogistix Holdings and Flogistix Intermediate Holdings and (b) any other agreements, instruments and documents executed or delivered in connection with the foregoing.

“Flogistix Releasors” has the meaning set forth in Section 8.04(c).

“Flogistix Transaction Expenses” means all Transaction Expenses incurred by Flogistix Holdings, the Flogistix Companies or any of their Affiliates prior to or contemporaneously with the Closing.

“Flogistix ULC” has the meaning set forth in the Recitals.

“Flogistix Working Capital” means the Working Capital of the Flogistix Companies.

“Flow-Through Income Taxes” means U.S. federal income Taxes and any similar income Taxes imposed by any state or local Laws on the direct or indirect owners of any entity classified as a partnerhsip or other entity on a flow-through basis by allocating or attributing to such owners all of such entity’s items of income, gain, loss, deduction and other relevant tax items.

“Flowco Borrowers” has the meaning set forth in the definition of Flowco Credit Agreement in this Article I.

“Flowco Canada” has the meaning set forth in the Recitals.

“Flowco Cap” has the meaning set forth in Section 9.05(c).

“Flowco Closing Adjustment Amount” means an amount equal to (a) if the Flowco Working Capital is (i) greater than $75,000,000, a positive amount equal to such excess, (ii) less than $55,000,000, a negative number equal to such shortfall, or (iii) greater than or equal to $55,000,000 but less than or equal to $75,000,000, zero, plus (b) if the Flowco Net Indebtedness Amount is (i) greater than $45,000,000, a negative amount equal to such excess, (ii) less than $35,000,000, a positive amount equal to such shortfall, or (iii) greater than or equal to $35,000,000 but less than or equal to $45,000,000, zero, minus (c) any Flowco Transaction Expenses, to the extent not paid by Flowco Production Solutions in accordance with Section 3.03(b).

“Flowco Closing Statement” has the meaning set forth in Section 3.02(b)(ii).

“Flowco Closing Units” means the number of Series A Units listed opposite Flowco Production Solutions’ name on Annex I attached hereto.

“Flowco Company” and “Flowco Companies” have the meanings set forth in the Recitals.

“Flowco Contribution” has the meaning set forth in the Recitals.

“Flowco Credit Agreement” means that certain Credit Agreement, dated as of September 14, 2020, by and among Flowco Production Solutions, the other borrowers from time to time party thereto (together with Flowco Production Solutions, the “Flowco Borrowers”) and Fifth Third Bank, National Association, as lender (the “Flowco Lender”), as amended by that certain First Amendment to Credit Agreement, dated as of August 20, 2021, as further amended by that certain Second Amendment to Credit Agreement, dated as of June 30, 2022, and as further amended by the Flowco Credit Agreement Consent.

“Flowco Credit Agreement Consent” means a consent and/or amendment, to be dated on or prior to the Closing Date, among the Flowco Borrowers and the Flowco Lender, which shall permit the consummation of the transactions contemplated by the Transaction Documents under the Flowco Credit Agreement.

“Flowco Disclosure Schedules” means the disclosure schedules to this Agreement prepared and delivered by Flowco Production Solutions concurrently with the execution and delivery of this Agreement.

“Flowco Estimated Statement” has the meaning set forth in Section 3.02(a)(ii).

“Flowco Financial Statements” has the meaning set forth in Section 4.05(b).

“Flowco Group” has the meaning set forth in Section 10.15(a).

“Flowco Group Law Firm” has the meaning set forth in Section 10.15(a).

“Flowco Indebtedness” means all Indebtedness of the Flowco Companies.

“Flowco Indemnitees” means, collectively (excluding the Estis Indemnitees, the Flogistix Indemnitees, Newco and the Companies, notwithstanding anything to the contrary herein), the Flowco Group, their Affiliates and their respective shareholders, partners, members, equityholders, Representatives, successors and assigns.

“Flowco Interests” has the meaning set forth in the Recitals.

“Flowco Lender” has the meaning set forth in the definition of Flowco Credit Agreement in this Article I.

“Flowco Net Indebtedness Amount” means an amount (which amount may be positive or negative) equal to (a) the Flowco Indebtedness as of immediately prior to the Closing, minus (b) all Cash of the Flowco Companies as of immediately prior to the Closing.

“Flowco Pre-Closing Transaction Documents” means, collectively, (a) that certain Contribution Agreement, dated as of June 20, 2024, by and between Flowco Production Solutions and Flowco Productions, (b) that certain Bill of Sale, Assignment and Assumption Agreement, dated as of June 20, 2024, by and between Flowco Production Solutions and Flowco Productions and (c) any other agreements, instruments and documents executed or delivered in connection with the foregoing.

“Flowco Productions” has the meaning set forth in the Recitals.

“Flowco Production Solutions” has the meaning set forth in the Preamble.

“Flowco Releasors” has the meaning set forth in Section 8.04(b).

“Flowco Transaction Bonuses” means the following payments, collectively: (a) $500,000 to Stuart Harlow; (b) $500,000 to Darryl Polasek; and (c) $500,000 to Mitch Boyd.

“Flowco Transaction Expenses” means all Transaction Expenses incurred by Flowco Production Solutions, the Flowco Companies or any of their Affiliates prior to or contemporaneously with the Closing (including, for the avoidance of doubt, the Flowco Transaction Bonuses).

“Flowco Working Capital” means the Working Capital of the Flowco Companies.

“FPS Logistics” has the meaning set forth in the Recitals.

“FPS Properties” has the meaning set forth in the Recitals.

“Fraud” means, with respect to a Party, actual and intentional Delaware common law fraud in such Party’s making of any representation or warranty set forth in Article IV, Article V, Article VI, as applicable, or any other Transaction Document, which for the avoidance of doubt shall require that at the time such representation was made (a) such representation was inaccurate, (b) such Party had actual knowledge (and not imputed or constructive knowledge) of the inaccuracy of such representation, (c) such Party had the specific intent to induce any other Party to enter into this Agreement or any other Transaction Document, and (d) the other Party justifiably relied on such inaccurate representation to its actual detriment. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“Fundamental Representations” means, collectively, the representations and warranties set forth in Section 4.01 (Organization; Good Standing; Authorization), Section 4.02 (Capitalization), Section 4.03(a) (No Conflicts), Section 4.04 (No Subsidiaries), Section 4.20 (Brokers), Section 4.24 (Related Party Transactions), Section 5.01 (Organization and Good Standing), Section 5.02 (Ownership; Due Authorization and Authority), Section 5.03(a) (No Conflicts), Section 6.01 (Organization; Good Standing), Section 6.02 (Authority; Enforceability), Section 6.03 (Ownership; Due Authorization) and Section 6.05 (No Operations).

“GAAP” means generally accepted accounting principles as in effect in the United States of America, applied on a consistent basis.

“Governmental Authority” means any federal, state, provincial, municipal or other domestic or foreign court, arbitral body, administrative or governmental body, department, commission, board, agency or instrumentality, legislative, executive or regulatory authority or agency.

“Governmental Order” means any order, writ, judgment, injunction, decree, ruling, stipulation, assessment, determination or award, whether preliminary or final, entered by or with any Governmental Authority.

“Hazardous Substance” means any chemicals, substance, material or waste listed, defined, designated or classified as “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous substance,” “solid waste,” “hazardous constituent,” “restricted hazardous constituent,” “regulated substance,” “air contaminant,” “pollutant” or “contaminant” pursuant to any Environmental Law or that is otherwise regulated or controlled as hazardous, toxic or radioactive under any Environmental Laws, including petroleum and petroleum products, by-products, derivatives or wastes, radioactive materials, asbestos or asbestos-containing materials or products, per- and polyfluoroalkyl substances, polychlorinated biphenyls (PCBs) or materials containing same, or regulated concentrations or quantities of lead or lead-based paints.

“Holdings Prepared Return” has the meaning set forth in Section 7.01(c).

“Improper Payment Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Official in International Business Transactions, and any other applicable Law regarding anti-bribery or illegal payments or gratuities.

“Indebtedness” means, with respect to a specified Person and without duplication, any Liabilities (contingent or otherwise) relating to (a) all indebtedness (including principal, interest and any prepayment penalties or breakage fees, expenses or fees thereon) and obligations created, issued or incurred by such Person for borrowed money (whether or not evidenced by loan, note, bond, debenture, security or the issuance and sale of debt securities or the sale of property to another person subject to a Contract), (b) all reimbursement obligations and obligations with respect to letters of credit, bankers’ acceptances, bank guaranties, surety bonds and performance bonds, whether or not matured, (c) all obligations payable by such Person under swaps, hedges, caps, collars, options, futures or similar instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement, (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations of such Persons for the deferred purchase price of property, assets or services, including earnouts, payments under non-compete agreements and seller notes, (g) any amounts or loans under the CARES Act which are not forgiven (including any amounts for any outstanding or unforgiven PPP loans as of the Closing Date), (h) all declared but unpaid dividends or distributions, (i) any management fees, advisory fees, director fees and similar expense reimbursement obligations payable to Related Parties (other than any Company), (j) all Indebtedness of the type described in clauses (a) through (i) above secured by any Encumbrance on the property of such Person, whether or not the respective Indebtedness so secured is a primary obligation of, or has been assumed by, such Person, and (k) all guaranties (including guaranties in the form of an agreement to repurchase or reimburse, letters of credit and guaranties by such Person of performance obligations of another Person) by such Person of payment or collection of any Indebtedness of any other Person of the type described in clauses (a) through (i) above; provided, however, that “Indebtedness” shall expressly exclude amounts included in the calculation of Transaction Expenses or Working Capital.

“Indemnification Determination Date” has the meaning set forth in Section 9.09.

“Indemnified Party” has the meaning set forth in Section 9.06.

“Indemnifying Party” has the meaning set forth in Section 9.06.

“Insurance Policies” has the meaning set forth in Section 4.16(a).

“Intellectual Property” means all intellectual property rights anywhere in the world, including: (a) patents, patent applications, statutory invention registrations, utility models, inventor’s certificates, design registrations including reissues, divisions, continuations, continuations in part, extensions, reissues and reexaminations (“Patents”); (b) trademarks, trademark applications, trademark registrations, trade names, fictitious business names (d/b/a’s), service marks, service mark applications, service mark registrations, URL’s domain names, trade dress, and logos, social media accounts and handles, and all goodwill associated with any of the foregoing; (c) copyrights and works of authorship in any media (including computer programs, software, databases and compilations, files, applications, internet site content, and documentation and related items), whether or not registered, copyright registrations, and copyright applications; and (d) trade secrets, confidential information and other proprietary information, including all source code, know-how, processes, technology, formulae, customer lists, inventions, and marketing information, but in each case, excluding any off-the-shelf software.

“JMI” has the meaning set forth in the Recitals.

“Knowledge” means

(a)

When referring to the “knowledge” of Estis Holdings, or any similar phrase or qualification based on knowledge of any of the Estis Companies or Estis Holdings (individually or collectively), the actual knowledge of Jonathan Fairbanks and Alexander Chmelev without any obligation of due inquiry.

(b)

When referring to the “knowledge” of Flowco Production Solutions, or any similar phrase or qualification based on knowledge of any of the Flowco Companies or Flowco Production Solutions (individually or collectively), the actual knowledge of Jonathan Fairbanks and Alexander Chmelev without any obligation of due inquiry.

(c)

When referring to the “knowledge” of Flogistix Holdings, or any similar phrase or qualification based on knowledge of any of the Flogistix Companies or Flogistix Holdings (individually or collectively), the actual knowledge of Joseph Edwards and Varun Babbili without any obligation of due inquiry.

“Law” means any and all applicable (a) federal, state, provincial, local and foreign laws, statutes, common law rulings, rules, regulations, codes, ordinances, Permits, bylaws, variances, policies, judgments, injunctions, orders and conditions, including Environmental Laws of any Governmental Authority having jurisdiction over the assets or properties of the applicable Person and/or the operations thereof; (b) non-appealable judgments by any Governmental Authority having jurisdiction over the assets or properties of the applicable Person and/or the operations thereof; (c) settlement agreements, consent agreements, agreed orders and similar enforcement contracts with any federal, state, local or foreign court, arbitrator or administrative or Governmental Authority relating to compliance with matters described in clause (a) or (b) above to which the applicable Person is party; and (d) consent decrees and similar enforcement arrangements to which the applicable Person is party.

“Leased Real Property” has the meaning set forth in Section 4.07(b).

“Lessee” means any Company, as applicable, that is party to any Real Property Leases.

“Liabilities” means all Actions, costs, expenses, liabilities, obligations or commitments of any nature whatsoever (including any undisclosed, unfixed, unknown, unliquidated, unsecured, unmatured, unaccrued, unasserted, absolute, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liabilities), regardless of whether required to be disclosed on a balance sheet prepared in accordance with GAAP or known as of the Closing.

“Losses” means any cost, loss, Liability, Tax, obligation, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses and court costs), fine, penalty, judgment, award or assessment.

“Mana” has the meaning set forth in the Recitals.

“Material Adverse Effect” means any result, occurrence, fact, change, event, effect or condition that, individually or in the aggregate with all other such results, occurrences, facts, changes, events, effects or conditions, (a) would reasonably be expected to have a material adverse effect on the properties, financial condition or results of operations of the Estis Companies, Flowco Companies or Flogistix Companies (as applicable) taken as a whole or (b) would, or would reasonably be expected to, prevent, materially delay or materially impede the performance by any Party of it obligations under this Agreement or any other Transaction Document.

“Material Customers” has the meaing set forth in Section 4.23(a).

“Material Suppliers” has the meaning set forth in Section 4.23(b).

“McClung Management” has the meaning set forth in the Recitals.

“McClung Services” has the meaning set forth in the Recitals.

“Newco” has the meaning set forth in the Preamble.

“Newco Law Firm” has the meaning set forth in Section 10.15(a).

“Newco LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Newco, in substantially the form attached hereto as Exhibit B.

“Newco Prepared Return” has the meaning set forth in Section 7.01(c).

“Newco Sharing Ratio” means, with respect to each Contributor, the fraction (expressed as a percentage of 100%), the numerator of which is the number of Closing Units held by such Contributor, and the denominator of which is the aggregate number of issued and oustanding Closing Units.

“Non-Reimbursable Damages” has the meaning set forth in Section 9.13.

“Nonparty Affiliate” has the meaning set forth in Section 10.16.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, operating agreement, partnership agreement, shareholders agreement, certificate of designations for preferred stock and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including all amendments thereto and restatements thereof.

“Owned Real Property” has the meaning set forth in Section 4.07(a).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” has the meaning set forth in the definition of Intellectual Property in this Article I.

“Patriot” has the meaning set forth in the Recitals.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrance” means: (a) Encumbrances for Taxes and other governmental charges and assessments in the nature of a Tax which (i) are not yet due and payable or (ii) the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established as required in accordance with GAAP on the applicable Party’s financial statements, (b) mechanics’, carriers’, workers’, repairers’ and other similar Encumbrances arising or incurred in the ordinary course of business and for amounts which are not due and payable or the validity of which is being contested in good faith by appropriate proceedings, and for which adequate reserves have been established if required in accordance with GAAP, on such Person’s financial statements, (c) title of a lessor under a capital or operating lease, (d) all applicable (i) easements, restrictions, covenants, rights of way and similar Encumbrances, and (ii) zoning, building and land use Laws, ordinances, regulations, and similar restrictions and conditions imposed by any Governmental Authority, that, in each case, are not violated by the current use of the property affected thereby, and that do not materially impair the value or present use of the property subject thereto, (e) any Encumbrances with respect to real property leases, including any real property leases which are recorded as capital leases, (f) other Encumbrances that: (i) do not materially impair the value or present use of the assets of the applicable Person, (ii) do not materially interfere with the conduct of the business of the applicable Person as presently conducted and (iii) were incurred in the ordinary course of business and (g) with respect to the Companies, Encumbrances that will be satisfied or released of record prior to or in connection with the Closing or which are otherwise listed on Schedule 1.1-PE of the applicable Disclosure Schedule.

“Person” means an individual, partnership, corporation, business trust, limited liability company, partnership, or other entity.

“Plan” means each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and any employment, individual consulting, deferred compensation, change in control, severance, termination, retention, incentive compensation, equity-based compensation, pension, profit sharing, savings, retirement, welfare, vacation, paid time off, sick leave or other similar compensation or benefit agreement, plan, policy, program or arrangement.

“Pre-Closing Date Tax Period” means any Tax period (or a portion thereof) ending on or before the Closing Date.

“Real Property” has the meaning set forth in Section 4.07(b).

“Real Property Leases” has the meaning set forth in Section 4.07(b).

“Receivables” means all accounts receivable, bills receivable and trade accounts receivable of the Companies, together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

“Registered IP” has the meaning set forth in Section 4.21(a).

“Related Party” means, (a) with respect to an individual, (i) each member of her or his family, (ii) any Person directly or indirectly controlled by her or him or one or more members of her or his family, or (iii) any Person with respect to which she or he or one or more members of her or his family serves as a member, manager, director, officer, partner, employee, executor or trustee (or in a similar capacity) and (b) with respect to a Person (other than an individual), (i) an Affiliate of such Person, (ii) any Person that holds a material interest in such Person, (iii) each Person that serves as a member, manager, director, officer, partner, employee, executor or trustee of such Person (or in a similar capacity), (iv) any Person in which such Person holds a material interest, and (v) any Person with respect to which such Person serves as a general partner or a trustee (or in a similar capacity).

“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, emptying, escaping, injection, disposal, migrating or leaching into or through the environment (which includes its ambient air, surface water, ground water, land surface and subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the ambient air, surface water, ground water, land surface and subsurface area.

“Released Action” means any Action arising out of, based upon, or relating to any act, omission, event, condition or circumstance occurring or existing at any time prior to the Closing Date, in each case, to the extent arising out of or relating to the direct or indirect ownership of, or the management, operation or business of the Companies; provided, the term “Released Action” will not include any (a) Action arising out of or related to this Agreement, the Transaction Documents or any other document, certificate, instrument or agreement executed in connection with the consummation of the transactions, or performance of any obligations, contemplated by this Agreement and the other Transaction Documents or (b) Actions for indemnification pursuant to the Organizational Documents of the Companies as applicable, under any Law or that any other Person may have with respect to directors’ and officers’ or errors and omissions insurance policies of the applicable Company, as applicable, in each case in such Person’s capacity as an employee, officer, director or manager (or person serving in a similar capacity) of the applicable Company, as applicable.

“Representative” means, with respect to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person. For purposes of Section 4.25 of this Agreement, Flogistix de Mexico shall be deemed a Representative of the Flogistix Companies.

“Rolling Stock” means all tractors and trailers or other rolling stock owned or leased by a Person from third parties for use in the business of such Person.

“Sanctioned Country” means any country, region or territory that is the subject or target of any comprehensive economic or trade sanctions under Export Controls or Economic Sanctions Laws (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and certain regions of Ukraine).

“Sanctioned Person” means any Person, vessel, or aircraft that is: (a) listed on any sanctions-related list of designated or blocked Persons administered by a Governmental Authority under Export Controls and Economic Sanctions Laws (including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List); (b) registered in, resident in, or organized under the Laws of a Sanctioned Country; (c) 50% or more owned or controlled by a person or persons described in clauses (a) or (b); or (d) otherwise the subject or target of sanctions or blocking measures under Export Controls and Economic Sanctions Laws.

“Series A Units” has the meaning given to such term in the Newco LLC Agreement.

“Straddle Period” has the meaning set forth in Section 7.01(b).

“Subsidiary” means, with respect to a Person that is an entity, any other entity of which a majority of the ownership interests or voting securities having the power to elect the board of directors or other persons performing similar functions, or otherwise having the power to control such entity, are controlled directly or indirectly by such Person.

“Tax” or “Taxes” means any taxes, assessments, charges, duties, fees, levies, imposts and other governmental charges in the nature of a tax imposed by any Governmental Authority, including income, franchise, profits, margins, gross receipts, occupation, premium, capital gains, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, customs, duties, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, production, estimated, or other tax of any kind whatsoever, including any deficiency assessment, interest, penalty, or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the liability for any of the foregoing obligations of any other person whether or not shown as due or payable on any Tax Return.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” has the meaning set forth in Section 9.06(a)(i).

“Transaction Documents” means, collectively, this Agreement, the Assignment Agreements, the Newco LLC Agreement, the Estis Credit Agreement Consent, the Flogistix Credit Agreement Consent, the Flowco Credit Agreement Consent and the other agreements, instruments and documents required to be delivered by the Parties at the Closing.

“Transaction Expenses” means all Liabilities, costs, fees and expenses incurred by or on behalf of Estis Holdings, Flowco Production Solutions, Flogistix Holdings or any of their respective Affiliates in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, including (a) all fees and expenses of professionals (including attorneys, accountants and other consultants and advisors), (b) any consent fees, and (c) any severance costs or retention, transaction, change in control or other similar bonuses or monetary obligations that become due as a result of the consummation of the transactions contemplated hereby (but not, for the avoidance of doubt, any such costs, bonuses, or obligations that would become due as a result of consummation of the transactions contemplated hereby and an additional or subsequent action or event), including any related employer paid portion of any employment, unemployment, social security or payroll Taxes with respect to the foregoing payments, but excluding Transfer Taxes. For the avoidance of doubt, “Transaction Expenses” shall exclude any such fees, expenses, costs, bonuses or obligations to the extent included in Indebtedness or Working Capital.

“Transfer Taxes” has the meaning set forth in Section 7.01(e).

“Working Capital” means, without duplication, with respect to (i) the Estis Companies, on a consolidated basis, (ii) the Flogistix Companies, on a consolidated basis, or (iii) the Flowco Companies, on a consolidated basis, as the case may be, (a) the total current assets of such Companies, minus (b) the total current liabilities of such Companies, in each case, calculated in accordance with the Accounting Principles as of immediately prior to the Closing. An illustrative example of the Working Capital calculation for each of the Companies using the Accounting Principles applicable thereto is set forth on Annex III. For the avoidance of doubt, “Working Capital” shall exclude Cash, Indebtedness and Transaction Expenses.

ARTICLE II

CONTRIBUTIONS

Section 2.01. Estis Contribution. In accordance with the terms and subject to the conditions of this Agreement, effective as of the Closing and simultaneously with the other Contributions, Estis Holdings shall transfer, assign and contribute to Newco, and Newco shall accept and acquire, the Estis Interests, free and clear of all Encumbrances, except for Corporate Encumbrances. In exchange for the Estis Contribution, Newco shall issue and deliver to Estis Holdings, and Estis Holdings shall accept and acquire, the Estis Closing Units, subject to the terms and restrictions in this Agreement, the Newco LLC Agreement and applicable securities Laws.

Section 2.02. Flowco Contribution. In accordance with the terms and subject to the conditions of this Agreement, effective as of the Closing and simultaneously with the other Contributions, Flowco Production Solutions shall transfer, assign and contribute to Newco, and Newco shall accept and acquire, the Flowco Interests, free and clear of all Encumbrances, except for Corporate Encumbrances. In exchange for the Flowco Contribution, Newco shall issue and deliver to Flowco Production Solutions, and Flowco Production Solutions shall accept and acquire, the Flowco Closing Units, subject to the terms and restrictions in this Agreement, the Newco LLC Agreement and applicable securities Laws.

Section 2.03. Flogistix Contribution. In accordance with the terms and subject to the conditions of this Agreement, effective as of the Closing and simultaneously with the other Contributions, Flogistix Holdings shall transfer, assign and contribute to Newco, and Newco shall accept and acquire, the Flogistix Interests, free and clear of all Encumbrances, except for Corporate Encumbrances. In exchange for the Flogistix Contribution, Newco shall issue and deliver to Flogistix Holdings, and Flogistix Holdings shall accept and acquire, the Flogistix Closing Units, subject to the terms and restrictions in this Agreement, the Newco LLC Agreement and applicable securities Laws.

ARTICLE III

CLOSING

Section 3.01. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Contributions contemplated herein (the “Closing”) shall take place electronically via the exchange of documents and signatures on the Closing Date. The Closing shall be effective for all purposes at 12:01 a.m., local time, in Houston, Texas on the Closing Date.

Section 3.02. True-Up Adjustment Provisions.

(a) Delivery of Estimated Closing Statements.

(i) Prior to the Closing, Estis Holdings prepared and delivered to each of the other Parties an estimated closing statement (the “Estis Estimated Statement”), signed on behalf of Estis Holdings by a duly authorized officer of Estis Holdings, with reasonable supporting detail containing (A) a consolidated balance sheet of the Estis Companies as of the Closing Date and (B) a statement setting forth its good faith calculations of (1) the Estis Working Capital, (2) the Estis Net Indebtedness Amount, (3) any Estis Transaction Expenses not discharged at or prior to the Closing in accordance with Section 3.03(a) and (4) the resulting Estis Closing Adjustment Amount.

(ii) Prior to the Closing, Flowco Production Solutions prepared and delivered to each of the other Parties an estimated closing statement (the “Flowco Estimated Statement”), signed on behalf of Flowco Production Solutions by a duly authorized officer of Flowco Production Solutions, with reasonable supporting detail containing (A) a consolidated balance sheet of the Flowco Companies as of the Closing Date and (B) a statement setting forth its good faith calculations of (1) the Flowco Working Capital, (2) the Flowco Net Indebtedness Amount, (3) any Flowco Transaction Expenses not discharged at or prior to the Closing in accordance with Section 3.03(b) and (4) the resulting Flowco Closing Adjustment Amount.

(iii) Prior to the Closing, Flogistix Holdings prepared and delivered to each of the other Parties an estimated closing statement (the “Flogistix Estimated Statement”), signed on behalf of Flogistix Holdings by a duly authorized officer of Flogistix Holdings, with reasonable supporting detail containing (A) a consolidated balance sheet of the Flogistix Companies as of the Closing Date and (B) a statement setting forth its good faith calculations of (1) the Flogistix Working Capital, (2) the Flogistix Net Indebtedness Amount, (3) any Flogistix Transaction Expenses not discharged at or prior to the Closing in accordance with Section 3.03(c) and (4) the resulting Flogistix Closing Adjustment Amount.

(b) Delivery of Closing Statements.

(i) Promptly after the Closing Date, and in any event not later than sixty (60) days following the Closing Date, Newco shall prepare and deliver, or cause to be prepared and delivered, to Estis Holdings a statement (the “Estis Closing Statement”), signed on behalf of Newco by a duly authorized officer of Newco, with reasonable supporting detail containing (A) a balance sheet of the Estis Companies as of the Closing Date and (B) a statement setting forth Newco’s good faith calculations of (1) the Estis Working Capital, (2) the Estis Net Indebtedness Amount, (3) any Estis Transaction Expenses not discharged at or prior to the Closing in accordance with Section 3.03(a) and (4) the resulting Estis Closing Adjustment Amount.

(ii) Promptly after the Closing Date, and in any event not later than sixty (60) days following the Closing Date, Newco shall prepare and deliver, or cause to be prepared and delivered, to Flowco Production Solutions a statement (the “Flowco Closing Statement”), signed on behalf of Newco by a duly authorized officer of Newco, with reasonable supporting detail containing (A) a balance sheet of the Flowco Companies as of the Closing Date and (B) a statement setting forth Newco’s good faith calculations of (1) the Flowco Working Capital, (2) the Flowco Net Indebtedness Amount, (3) any Flowco Transaction Expenses not discharged at or prior to the Closing in accordance with Section 3.03(b) and (4) the resulting Flowco Closing Adjustment Amount.

(iii) Promptly after the Closing Date, and in any event not later than sixty (60) days following the Closing Date, Newco shall prepare and deliver, or cause to be prepared and delivered, to Flogistix Holdings a statement (the “Flogistix Closing Statement”), signed on behalf of Newco by duly authorized officers of Newco, with reasonable supporting detail containing (A) a balance sheet of the Flogistix Companies as of the Closing Date and (B) a statement setting forth Newco’s good faith calculations of (1) the Flogistix Working Capital, (2) the Flogistix Net Indebtedness Amount, (3) any Flogistix Transaction Expenses not discharged at or prior to the Closing in accordance with Section 3.03(c) and (4) the resulting Flogistix Closing Adjustment Amount.

(c) Dispute. Within thirty (30) days following receipt of a Closing Statement, the receiving party thereof shall deliver to the delivering party thereof written notice if the receiving party disputes any calculation or item set forth in such Closing Statement. If the receiving party does not so notify the delivering party of such a dispute with respect to such Closing Statement within such thirty (30)-day period, such Closing Statement will be final, conclusive and binding on the respective Parties and shall be deemed to set forth the final amounts for purposes of determining the applicable Closing Adjustment Amount. In the event of a notification of such dispute, the Party that delivered such Closing Statement and the Party that delivered the notification of such dispute (together, the “Disputing Parties”) shall negotiate in good faith to resolve such dispute. If the Disputing Parties, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after the applicable notice of objection, then the Disputing Parties jointly shall engage Whitley Penn, LLP provided that if Whitley Penn, LLP is not willing or unable to accept such engagement, then the Disputing Parties shall jointly engage another nationally or regionally recognized accounting firm that is not presently providing and has not provided any Party or their respective Affiliates with services in the last two (2) years, as mutually agreed upon by the Disputing Parties (the “Accounting Firm”) to resolve such dispute. As promptly as practicable thereafter, the Disputing Parties shall each prepare and submit a presentation to the Accounting Firm regarding those items (and only those items) reflected on the applicable Closing Statement that remain in dispute (the “Disputed Items”) and will instruct the Accounting Firm to, and the Accounting Firm will, make a final determination of the Disputed Items (and only the Disputed Items) in accordance with the guidelines, procedures and definitions set forth in this Agreement. In resolving any Disputed Item, the Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Disputing Parties will also instruct the Accounting Firm to, and the Accounting Firm will, make its determination based solely on presentations by the Disputing Parties that are in accordance with the guidelines, procedures and definitions set forth in this Agreement (i.e., not on the basis of an independent review). The Disputing Parties will cooperate with the Accounting Firm during the term of its engagement and use their respective commercially reasonable efforts to cause the Accounting Firm to resolve such dispute as soon as practicable, but in any event within thirty (30) days after the date on which the Disputed Items are submitted to the Accounting Firm. Except as the Disputing Parties may otherwise agree, all communications between them or any of their respective representatives, on the one hand, and the Accounting Firm, on the other hand, will be in writing with copies simultaneously delivered to the other Disputing Party. The Accounting Firm’s determination will, absent manifest error, be final and binding on the Disputing Parties and upon which a judgment may be entered by a court having jurisdiction pursuant to Section 10.05, and will not be subject to court review or otherwise appealable. The applicable Closing Statement shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to this subsection (c) and, as so revised, such Closing Statement shall be deemed to set forth the final applicable Closing Adjustment Amount for all purposes hereunder. Each Disputing Party will bear its own legal, accounting and other fees and expenses of participating in the dispute resolution procedure set forth in this subsection (c). The fees and expenses of the Accounting Firm will be borne by each Disputing Party in the proportion that the aggregate dollar amount of Disputed Items submitted thereto for resolution that are unsuccessfully disputed by such Disputing Party (as finally determined by the Accounting Firm) bears to the aggregate dollar amount of such submitted Disputed Items. For the avoidance of doubt, Flogistix Holdings shall control Newco solely with respect to the delivery of the Estis Closing Statement and the Flowco Closing Statement and, to the extent Estis Holdings or Flowco Production Solutions, as applicable, is a Disputing Party, shall control Newco solely with respect to the resolution of any Disputed Items included in the Estis Closing Statement or Flowco Closing Statement, as applicable.

(d) Access.

(i) After Closing, Newco shall, and shall cause the Estis Companies to, (A) provide Flogistix Holdings, Flowco Production Solutions and their respective Representatives, upon reasonable prior notice, with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of the Estis Companies solely for purposes of their review of the Estis Estimated Statement or their compliance, or the compliance of the Flogistix Companies or Flowco Companies, as applicable, with their obligations under the Flogistix Credit Agreement or the Flowco Credit Agreement, as applicable, and (B) reasonably cooperate with Flogistix Holdings, Flowco Production Solutions and their respective Representatives in connection with such review or compliance, including providing on a timely basis all other information reasonably necessary in connection with the review of the Estis Estimated Statement or with such compliance as is requested by Flogistix Holdings, Flowco Production Solutions or their respective Representatives.

(ii) After Closing, Newco shall, and shall cause the Flowco Companies to, (A) provide Flogistix Holdings, Estis Holdings and their respective Representatives, upon reasonable prior notice, with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of the Flowco Companies solely for purposes of their review of the Flowco Estimated Statement or their compliance, or the compliance of the Estis Companies or Flogistix Companies, as applicable, with their obligations under the Estis Credit Agreement or the Flogistix Credit Agreement, as applicable, and (B) reasonably cooperate with Flogistix Holdings, Estis Holdings and their respective Representatives in connection with such review or compliance, including providing on a timely basis all other information reasonably necessary in connection with the review of the Flowco Estimated Statement or with such compliance as is requested by Flogistix Holdings, Estis Holdings or their respective Representatives.

(iii) After Closing, Newco shall, and shall cause the Flogistix Companies to, (A) provide Estis Holdings, Flowco Production Solutions and their respective Representatives, upon reasonable prior notice, with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of the Flogistix Companies solely for purposes of their review of the Flogistix Estimated Statement or their compliance, or the compliance of the Estis Companies or Flowco Companies, as applicable, with their obligations under the Estis Credit Agreement or Flowco Credit Agreement, as applicable, and (B) reasonably cooperate with Estis Holdings and Flowco Production Solutions and their respective Representatives in connection with such review or compliance, including providing on a timely basis all other information reasonably necessary in connection with the review of the Flogistix Estimated Statement or with such compliance as is requested by Estis Holdings, Flowco Production Solutions or their respective Representatives.

(e) Estis Closing Adjustment Amount.

(i) Subject to Section 3.02(h), if the Estis Closing Adjustment Amount, as finally determined in accordance with this Section 3.02, is a positive number, then, pursuant to Section 6.1(d) of the Newco LLC Agreement, Newco shall withhold and redirect to Estis Holdings distributions that would otherwise be made to Flowco Production Solutions and Flogistix Holdings pursuant to Section 6.1(d) of the Newco LLC Agreement, pro rata based on their relative Newco Sharing Ratios, until there has been an aggregate amount of redirected distributions pursuant to this Section 3.02(e)(i) equal to (A) (I) the Estis Closing Adjustment Amount, multiplied by (II) (x) 100%, minus (y) the Newco Sharing Ratio of Estis Holdings plus (B) interest accruing from the date the Estis Closing Statement is required to be delivered pursuant to Section 3.02(b)(i) on the amount in clause (A) at a rate of 8.00% per annum (compounding quarterly).

(ii) Subject to Section 3.02(h), if the Estis Closing Adjustment Amount, as finally determined in accordance with this Section 3.02, is a negative number, then, pursuant to Section 6.1(d) of the Newco LLC Agreement, Newco shall withhold and redirect to each of Flowco Production Solutions and Flogistix Holdings, pro rata based on their relative Newco Sharing Ratios, distributions that would otherwise be made to Estis Holdings pursuant to Section 6.1(d) of the Newco LLC Agreement until there has been an aggregate amount of redirected distributions pursuant to this Section 3.02(e)(ii) equal to (A) (I) the absolute value of the Estis Closing Adjustment Amount, multiplied by (II) (x) 100%, minus (y) the Newco Sharing Ratio of Estis Holdings plus (B) interest accruing from the date the Estis Closing Statement is required to be delivered pursuant to Section 3.02(b)(i) on the amount in clause (A) at a rate of 8.00% per annum (compounding quarterly).

(f) Flowco Closing Adjustment Amount.

(i) Subject to Section 3.02(h), if the Flowco Closing Adjustment Amount, as finally determined in accordance with this Section 3.02, is a positive number, then, pursuant to Section 6.1(d) of the Newco LLC Agreement, Newco shall withhold and redirect to Flowco Production Solutions distributions that would otherwise be made to Estis Holdings and Flogistix Holdings pursuant to Section 6.1(d) of the Newco LLC Agreement, pro rata based on their relative Newco Sharing Ratios, until there has been an aggregate amount of redirected distributions pursuant to this Section 3.02(f)(i) equal to (A) (I) the Flowco Closing Adjustment Amount, multiplied by (II) (x) 100%, minus (y) the Newco Sharing Ratio of Flowco Production Solutions plus (B) interest accruing from the date the Flowco Closing Statement is required to be delivered pursuant to Section 3.02(b)(ii) on the amount in clause (A) at a rate of 8.00% per annum (compounding quarterly).

(ii) Subject to Section 3.02(h), if the Flowco Closing Adjustment Amount, as finally determined in accordance with this Section 3.02, is a negative number, then,

pursuant to Section 6.1(d) of the Newco LLC Agreement, Newco shall withhold and redirect to each of Estis Holdings and Flogistix Holdings, pro rata based on their relative Newco Sharing Ratios, distributions that would otherwise be made to Flowco Production Solutions pursuant to Section 6.1(d) of the Newco LLC Agreement until there has been an aggregate amount of redirected distributions pursuant to this Section 3.02(f)(ii) equal to (A) (I) the absolute value of the Flowco Closing Adjustment Amount, multiplied by (II) (x) 100%, minus (y) the Newco Sharing Ratio of Flowco Production Solutions plus (B) interest accruing from the date the Flowco Closing Statement is required to be delivered pursuant to Section 3.02(b)(ii) on the amount in clause (A) at a rate of 8.00% per annum (compounding quarterly).

(g) Flogistix Closing Adjustment Amount.

(i) Subject to Section 3.02(h), if the Flogistix Closing Adjustment Amount, as finally determined in accordance with this Section 3.02, is a positive number, then, pursuant to Section 6.1(d) of the Newco LLC Agreement, Newco shall withhold and redirect to Flogistix Holdings distributions that would otherwise be made to Estis Holdings and Flowco Production Solutions pursuant to Section 6.1(d) of the Newco LLC Agreement, pro rata based on their relative Newco Sharing Ratios, until there has been an aggregate amount of redirected distributions pursuant to this Section 3.02(g)(i) equal to (A) (I) the Flogistix Closing Adjustment Amount, multiplied by (II) (x) 100%, minus (y) the Newco Sharing Ratio of Flogistix Holdings plus (B) interest accruing from the date the Flogistix Closing Statement is required to be delivered pursuant to Section 3.02(b)(iii) on the amount in clause (A) at a rate of 8.00% per annum (compounding quarterly).

(ii) Subject to Section 3.02(h), if the Flogistix Closing Adjustment Amount, as finally determined in accordance with this Section 3.02, is a negative number, then, pursuant to Section 6.1(d) of the Newco LLC Agreement, Newco shall withhold and redirect to each of Estis Holdings and Flowco Production Solutions, pro rata based on their relative Newco Sharing Ratios, distributions that would otherwise be made to Flogistix Holdings pursuant to Section 6.1(d) of the Newco LLC Agreement until there has been an aggregate amount of redirected distributions pursuant to this Section 3.02(g)(ii) equal to (A) (I) the absolute value of the Flogistix Closing Adjustment Amount, multiplied by (II) (x) 100%, minus (y) the Newco Sharing Ratio of Flogistix Holdings plus (B) interest accruing from the date the Flogistix Closing Statement is required to be delivered pursuant to Section 3.02(b)(iii) on the amount in clause (A) at a rate of 8.00% per annum (compounding quarterly).

(h) Notwithstanding anything to the contrary contained in subsections (e), (f) and (g) above, to the extent that a Contributor is subject to a negative adjustment pursuant to Section 3.02(e), Section 3.02(f) or Section 3.02(g), as applicable, such Contributor may elect, pursuant to written notice to the other Parties within thirty (30) days from the date such Closing Adjustment Amounts are finally determined or agreed upon in accordance with this Section 3.02 to elect to satisfy such Closing Adjustment Amount by paying to the other Contributors, pro rata based on their relative Newco Sharing Ratios, an amount in cash equal to (i) (A) the absolute value of such negative Closing Adjustment Amount, multiplied by (B) (x) 100%, minus (y) the Newco Sharing Ratio of such electing Contributor plus (ii) interest accruing from the date the applicable

Closing Statement is required to be delivered pursuant to Section 3.02(b) on the amount in clause (i) at a rate of 8.00% per annum (compounding quarterly), in lieu of the above referenced redirection of distributions, in which case, the electing Contributor shall make such cash true-up payment to the other Contributors within five (5) Business Days following the delivery of such written notice to the other Parties. If the Contributor does not provide such written notice to the other Parties within such thirty (30) day period, or does not make such cash true-up payment within such five (5) Business Day period referenced herein, then, the adjustment procedures set forth in Section 3.02(e), Section 3.02(f), and Section 3.02(g) shall apply.

(i) Notwithstanding anything to the contrary, solely for purposes of withholding and redirecting distributions in accordance with this Section 3.02, any distributions to be withheld from a first Contributor and redirected to a second Contributor shall be reduced by distributions to be withheld from the second Contributor and redirected to the first Contributor. By way of illustration, if $100 of distributions to Flogistix Holdings are to be withheld and directed to Estis Holdings, and $100 of distributions to Estis Holdings are to be withheld and redirected to Flogistix Holdings, such distributions shall be netted to zero.

(j) The adjustments set forth in this Section 3.02 shall be the sole and exclusive remedy available to the Parties or any of their respective Affiliates for any claims arising out of or relating to this Section 3.02, and no Party nor any of its Affiliates shall have any claim against any other Party or any Affiliate of such Party or any of its or their respective Affiliates in respect thereof.

Section 3.03. Closing Payments.

(a) At the Closing, Estis Holdings shall pay, or caused to be paid, all outstanding Estis Transaction Expenses by wire transfer of immediately available funds;

(b) at the Closing, Flowco Production Solutions shall pay, or cause to be paid, all outstanding Flowco Transaction Expenses by wire transfer of immediately available funds (other than the Flowco Transaction Bonuses which were paid prior to the Closing); and

(c) at the Closing, Flogistix Holdings shall pay, or caused to be paid, all outstanding Flogistix Transaction Expenses by wire transfer of immediately available funds.

Section 3.04. Deliveries of Estis Holdings. At the Closing, subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 3.05, Section 3.06 and Section 3.07, as applicable, Estis Holdings shall execute, as appropriate, and/or deliver, or cause to be executed and/or delivered, the following to Newco and the other Parties, as applicable:

(a) an Assignment Agreement, in substantially the form of Exhibit A-1, evidencing and effectuating the assignment of the Estis Interests to Newco in accordance with Section 2.01, duly executed by Estis Holdings;

(b) a counterpart signature page to the Newco LLC Agreement, duly executed by Estis Holdings;

(c) a certificate of an authorized officer of Estis Holdings certifying to and providing copies of (i) the Organizational Documents of each of the Estis Companies in effect as of the Closing (including all amendments thereto), and (ii) the resolutions duly adopted by the governing body of Estis Holdings, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which Estis Holdings is a party and the consummation, and performance by Estis Holdings, of the transactions contemplated by this Agreement and the other Transaction Documents;

(d) certificates of good standing (or the equivalent), dated as of a date within five (5) days prior to the Closing Date, from each jurisdiction in which Estis Holdings and any of the Estis Companies is domiciled and/or otherwise qualified to transact business as a foreign entity;

(e) duly executed copies of the consents, waivers and approvals set forth on Schedule 3.04(e) of the Estis Disclosure Schedule, including the Estis Credit Agreement Consent and all related documentation required as a condition precedent to effectiveness thereof; and

(f) a duly completed and executed IRS Form W-9 of Estis Holdings (or, if Estis Holdings is treated as an entity disregarded as separate from its regarded tax owner for U.S. federal income tax purposes, the Person that is treated as its regarded tax owner for such purposes), dated as of a date within five (5) days prior to the Closing Date.

Section 3.05. Deliveries of Flowco Production Solutions. At the Closing, subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 3.04, Section 3.06 and Section 3.07, as applicable, Flowco Production Solutions shall execute, as appropriate, and/or deliver, or cause to be executed and/or delivered, the following to Newco and the other Parties, as applicable:

(a) an Assignment Agreement, in substantially the form of Exhibit A-2, evidencing and effectuating the assignment of the Flowco Interests to Newco in accordance with Section 2.02, duly executed by Flowco Production Solutions;

(b) a counterpart signature page to the Newco LLC Agreement, duly executed by Flowco Production Solutions;

(c) a certificate of an authorized officer of Flowco Production Solutions certifying to and providing copies of (i) the Organizational Documents of each of the Flowco Companies in effect as of the Closing (including all amendments thereto), and (ii) the resolutions duly adopted by the governing body of Flowco Production Solutions, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which Flowco Production Solutions is a party and the consummation, and performance by Flowco Production Solutions, of the transactions contemplated by this Agreement and the other Transaction Documents;

(d) certificates of good standing (or the equivalent), dated as of a date within five (5) days prior to the Closing Date, from each jurisdiction in which Flowco Production Solutions and any of the Flowco Companies is domiciled and/or otherwise qualified to transact business as a foreign entity;

(e) duly executed copies of the consents, waivers and approvals set forth on Schedule 3.05(e) of the Flowco Disclosure Schedule, including the Flowco Credit Agreement Consent and all related documentation required as a condition precedent to effectiveness thereof;

(f) a duly completed and executed IRS Form W-9 of Flowco Production Solutions (or, if Flowco Production Solutions is treated as an entity disregarded as separate from its regarded tax owner for U.S. federal income tax purposes, the Person that is treated as its regarded tax owner for such purposes), dated as of a date within five (5) days prior to the Closing Date; and

(g) evidence of the payment of the Flowco Transaction Bonuses.

Section 3.06. Deliveries of Flogistix Holdings. At the Closing, subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 3.04, Section 3.05 and Section 3.07, as applicable, Flogistix Holdings shall execute, as appropriate, and/or deliver, or cause to be executed and/or delivered, the following to Newco and the other Parties, as applicable:

(a) an Assignment Agreement, in substantially the form of Exhibit A-3, evidencing and effectuating the assignment of the Flogistix Interests to Newco in accordance with Section 2.03, duly executed by Flogistix Holdings;

(b) a counterpart signature page to the Newco LLC Agreement, duly executed by Flogistix Holdings;

(c) a certificate of an authorized officer of Flogistix Holdings certifying to and providing copies of (i) the Organizational Documents of each of the Flogistix Companies in effect as of the Closing (including all amendments thereto), and (ii) the resolutions duly adopted by the governing body of Flogistix Holdings, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which Flogistix Holdings is a party and the consummation, and performance by Flogistix Holdings, of the transactions contemplated by this Agreement and the other Transaction Documents;

(d) certificates of good standing (or the equivalent), dated as of a date within five (5) days prior to the Closing Date, from each jurisdiction in which Flogistix Holdings and any of the Flogistix Companies is domiciled and/or otherwise qualified to transact business as a foreign entity;

(e) duly executed copies of the consents, waivers and approvals set forth on Schedule 3.06(e) of the Flogistix Disclosure Schedule, including the Flogistix Credit Agreement Consent and all related documentation required as a condition precedent to effectiveness thereof; and

(f) a completed IRS Form W-9, duly executed by Flogistix Holdings (or, if Flogistix Holdings is treated as an entity disregarded as separate from its regarded tax owner for U.S. federal income tax purposes, the Person that is treated as its regarded tax owner for such purposes), dated as of a date within five (5) days prior to the Closing Date.

Section 3.07. Deliveries of Newco. At the Closing, subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 3.04, Section 3.05 and Section 3.06, as applicable, Newco shall execute, as appropriate, and/or deliver, or cause to be executed and/or delivered, the following to the other Parties, as applicable:

(a) the Estis Closing Units to Estis Holdings;

(b) the Flowco Closing Units to Flowco Production Solutions;

(c) the Flogistix Closing Units to Flogistix Holdings;

(d) a counterpart signature page to the Newco LLC Agreement, duly executed by Newco;

(e) the Assignment Agreements, duly executed by Newco; and

(f) a certificate of an authorized officer of Newco certifying to and providing copies of (i) the Organizational Documents of Newco in effect as of the Closing (including all amendments thereto), and (ii) the resolutions duly adopted by the governing body of Newco, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which Newco is a party and the consummation, and performance by Newco, of the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

Except as set forth on the corresponding sections or subsections of (a) the Estis Disclosure Schedules, in the case of Estis Holdings, (b) the Flowco Disclosure Schedules, in the case of Flowco Production Solutions, or (c) the Flogistix Disclosure Schedules, in the case of Flogistix Holdings, each of Estis Holdings, solely with respect to the Estis Companies, Flowco Production Solutions, solely with respect to the Flowco Companies, and Flogistix Holdings, solely with respect to the Flogistix Companies, each hereby represents and warrants to the other Parties as follows:

Section 4.01. Organization; Good Standing; Authorization.

(a) Each Company is an entity duly organized or incorporated, validly existing and in good standing under the Laws of the state in which it was formed or incorporated. Each Company is duly qualified to do business as a foreign entity in each jurisdiction, as applicable, as specified on Schedule 4.01(a) of such Contributor’s Disclosure Schedules, which are the only jurisdictions in which the ownership, use or leasing of such Company’s assets or properties or the conduct or nature of its business makes such qualification, licensing or admission necessary, except, in each case, in any jurisdiction where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect.

(b) Each Company has all requisite power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its existing agreements, contracts and obligations.

(c) True, correct and complete copies of the Organizational Documents of each Company, in each case as in effect on the date hereof, have been provided to the other Parties hereto.

(d) None of the Companies has conducted its business under or otherwise used, for any purpose in any jurisdiction, any “d/b/a,” fictitious name, assumed name, trade name or other name.

(e) Each Company has all requisite power and authority to execute and deliver any Transaction Documents to which it is or will be a party, to consummate the transactions contemplated thereby and to perform all the terms and conditions thereof to be performed. The execution and delivery of the Transaction Documents by such Company, the performance of all the terms and conditions thereof by such Company and the consummation of the transactions contemplated thereby by such Company have been duly authorized and approved by all requisite action on the part of such Company. The Transaction Documents to which such Company is a party have been or will be duly executed and delivered by such Company. The Transaction Documents to which such Company is a party constitute the valid and binding obligations of such Company, enforceable against such Company in accordance with the terms thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto), subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at Law or in equity) (the “Enforceability Exceptions”).

Section 4.02. Capitalization. Schedule 4.02 of such Contributor’s Disclosure Schedules accurately sets forth the issued and outstanding Equity Securities of each Company and the name of each holder thereof and number and type of Equity Securities held by each such holder. All of the issued and outstanding Equity Securities of the Companies have been, in each case, duly authorized and validly issued in compliance with applicable Law and the Organizational Documents of the Companies, are fully paid and nonassessable, and are owned beneficially and of record by the holders set forth on Schedule 4.02 of such Contributor’s Disclosure Schedules. There are no outstanding or authorized (i) Equity Securities or other agreements or commitments to which any Company is a party or which is binding upon any Company providing for the issuance, disposition or acquisition of any of such Company’s Equity Securities or any rights or interests exercisable therefor, or (ii) obligations of any Company to repurchase, redeem or otherwise acquire any Equity Securities. There are no outstanding or authorized profit participation rights, preemptive rights, approval rights, rights of first refusal, equity appreciation, phantom stock or similar rights with respect to any Company. There are no voting trusts, proxies or other agreements or understandings to which any Company is a party or is bound with respect to the voting of any Equity Securities of any Companies.

Section 4.03. No Conflicts. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated by this Agreement or the other Transaction Documents will, directly or indirectly (with or without notice or the lapse of time, or both):

(a) contravene, conflict with or result in a violation of any provision of the Organizational Documents of any Company;

(b) contravene, conflict with or result in a violation of any statute, regulation or Governmental Order to which any Company, or any of the assets or properties owned or used by any Company, is subject, except as would not, in any such event, individually or in the aggregate, reasonably be expected to be material to the Companies, taken as a whole;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Permit held by any Company;

(d) contravene, conflict with or result in a violation or breach of any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, amend or otherwise modify (A) any material Contract to which any Company is a party, or (B) any Contract under which any of the assets or properties owned or used by any Company is subject except (with respect to clause (B)) as would not, in any such event, individually or in the aggregate, reasonably be expected to be material to the Companies, taken as a whole;

(e) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any of the material assets or properties of the Companies; or

(f) give any Person the right (pursuant to a preferential purchase right, right of first refusal or offer, buy-sell arrangement or other provision) to acquire any of the material assets or properties of the Companies.

The Companies are not, and will not be, required to give any notice to or to obtain any consent, authorization, registration, qualification, designation, declaration, filing, approval or waiver from any Governmental Authority or other Person in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation or performance of any of the transactions contemplated by this Agreement or the other Transaction Documents.

Section 4.04. No Subsidiaries. Other than Equity Interests in other Companies, none of the Companies has, or has ever had, any direct or indirect Subsidiaries or owns or holds, directly or indirectly, any Equity Securities in any Person.

Section 4.05. Financial Statements.

(a) Attached hereto as Schedule 4.05(a) of Estis Holdings’ Disclosure Schedules are true, correct and complete copies of the following (collectively, the “Estis Financial Statements”): (i) the audited consolidated balance sheet of Estis Compression as of December 31, 2023 and the related audited consolidated statements of operations, member’s equity and cash flows of Estis Compression for the year then ended, and (ii) the unaudited consolidated balance sheet of Estis Compression as of March 31, 2024 (the “Balance Sheet Date”) and the related unaudited consolidated statement of operations, member’s equity and cash flows of Estis Compression for the three (3)-month period then ended. The Estis Financial Statements (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except to the extent disclosed therein; (ii) present fairly in all material respects the financial position and results of operations, of the Estis Companies (other than with respect to Estis Intermediate Holdings which is a newly formed Delaware holding company) as of the respective dates thereof and for the respective periods covered thereby, subject, however, in the case of the unaudited financial statements, to normal and recurring, non-material year-end audit adjustments and accruals (which adjustments and accruals are not material in the aggregate) and the absence of footnote disclosures required by GAAP; and (iii) are correct and complete in all material respects, and are consistent with the books and records of the Estis Companies. The Liabilities, assets and properties of Estis Compression represent all of the Liabilities assets and properties of Estis Intermediate Holdings.

(b) Attached hereto as Schedule 4.05(b) of the Flowco Disclosure Schedules are true, correct and complete copies of the following (collectively, the “Flowco Financial Statements”): (i) the audited consolidated balance sheet of Flowco Production Solutions as of December 31, 2023 and the related audited consolidated statements of operations, member’s equity and cash flows of Flowco Production Solutions for the year then ended, and (ii) the unaudited consolidated balance sheet of Flowco Production Solutions as of the Balance Sheet Date and the related unaudited consolidated statement of operations, member’s equity and cash flows of Flowco Production Solutions for the three (3)-month period then ended. The Flowco Financial Statements (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except to the extent disclosed therein; (ii) present fairly in all material respects the financial position and results of operations, of the Flowco Companies (other than with respect to Flowco Productions which is a newly formed Delaware holding company) as of the respective dates thereof and for the respective periods covered thereby, subject, however, in the case of the unaudited financial statements, to normal and recurring, non-material year-end audit adjustments and accruals (which adjustments and accruals are not material in the aggregate) and the absence of footnote disclosures required by GAAP; and (iii) are correct and complete in all material respects, and are consistent with the books and records of the Flowco Companies. The Liabilities, assets and properties of Flowco Production Solutions represent all of the Liabilities, assets and properties of Flowco Productions.

(c) Attached hereto as Schedule 4.05(c) of the Flogistix Disclosure Schedules are true, correct and complete copies of the following (collectively, the “Flogistix Financial Statements”): (i) the audited consolidated balance sheet of Flogistix Holdings as of December 31, 2023 and the related audited consolidated statements of operations, member’s equity and cash flows of Flogistix Holdings for the year then ended, and (ii) the unaudited consolidated balance sheet of Flogistix Holdings as of the Balance Sheet Date and the related unaudited consolidated statement of operations, member’s equity and cash flows of Flogistix Holdings for the three (3)-month period then ended. The Flogistix Financial Statements (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except to the extent disclosed therein; (ii) present fairly in all material respects the financial position and results of operations, of the Flogistix Companies (other than with respect to Flogistix Intermediate Holdings which is a newly formed Delaware holding company) as of the respective dates thereof and for the respective periods covered thereby, subject, however, in the case of the unaudited financial statements, to normal and recurring, non-material year-end audit adjustments and accruals (which adjustments and accruals are not material in the aggregate) and the absence of footnote disclosures required by GAAP; and (iii) are correct and complete in all material respects, and are consistent with the books and records of the Flogistix Companies. The Liabilities, assets and properties of Flogistix Holdings represent all of the Liabilities, assets and properties of Flogistix Intermediate Holdings.

(d) None of the Companies has entered into any transaction involving the use of special purpose entities for any off-balance sheet activity other than as specifically described in the Financial Statements. The Companies maintain a system of internal controls and procedures over financial reporting effective in providing reasonable assurance regarding the reliability of financial reporting (i) that transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP, (ii) that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Companies, and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Companies that could have a material effect on the Financial Statements. None of the Companies nor any of their respective Representatives has, within the last three (3) years, identified or been made aware of (A) any illegal act, fraud or corporate misappropriation, whether or not material, that involves any employee or member of management of any Company, (B) any material weakness or significant deficiency in the design or operating of internal controls and procedures over financial reporting of the Company, or (C) any allegation or Action regarding any of the foregoing.

Section 4.06. Absence of Certain Changes and Events. Since December 31, 2023, the Companies have operated their respective businesses in the ordinary course of business in all material respects and no Material Adverse Effect has occurred. Without limiting the generality of the foregoing, since December 31, 2023, none of the Companies has:

(a) acquired (including by merger, consolidation or acquisition of Equity Interests), sold, leased, licensed, transferred, mortgaged, assigned or otherwise disposed of any assets, tangible or intangible, or properties, other than the acquisition of equipment, inventory and supplies, and the disposition of inventory and non-material obsolete assets, in each case, in the ordinary course of business;

(b) incurred, assumed, guaranteed or discharged any Liability, including Indebtedness, except under the applicable Credit Agreement in the ordinary course of business;

(c) committed to make or incurred any capital expenditures (or series of related capital expenditures) which exceed the capital expenditures contemplated in the applicable 2024 Budget by more than $500,000 in the aggregate with respect to the Flowco Companies or $1,000,000 in the aggregate with respect to the Estis Companies or the Flogistix Companies, or except as otherwise contemplated in the applicable 2024 Budget, entered into any lease of capital equipment or property under which the annual lease charges exceed $200,000;

(d) other than due to ordinary wear and tear or obsolescence, in each case, in the ordinary course of business, suffered any damages to or destruction of any tangible assets (whether or not covered by insurance) owned by any Company, in any case (or in the aggregate), in excess of $500,000;

(e) allowed the creation of any Encumbrances on any of the assets, properties or Equity Securities of such Company, other than in the ordinary course of business;

(f) declared, set aside or paid any dividend or other distributions (whether in cash, Equity Securities or property) with respect to any of its Equity Interests or issued, sold or otherwise permitted to become outstanding any Equity Securities or split, combined, reclassified, repurchased or redeemed any of its Equity Securities;

(g) made any material change in accounting methods, principles or practices, unless required by applicable Law, or made any material reevaluation of any assets for financial statement purposes (including any material write down of the value of any material property, investment or assets);

(h) made any capital investment in, or loan to, any other Person;

(i) entered into, executed, terminated (other than terminations based on the expiration without any affirmative action by any of the Companies of their respective Affiliates), novated, materially amended or extended any Business Contract, other than in the ordinary course of business;

(j) other than as required by applicable Law and other than increases in annual base salary or hourly wage rate, as applicable, in the ordinary course of business and in a manner consistent with past practice, made any material change in the rate of (or accelerated the time of payment, vesting, or funding of) compensation, commission, bonus or other direct or indirect remuneration payable, or agreed to pay or provide, conditionally or otherwise, any new or additional bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any current or former employee or other individual service provider of any of the Companies, with respect to any employee whose annualized base salary or annualized hourly wages, as applicable, was equal to or greater than $200,000 (as of immediately following such increase);

(k) other than as required by applicable Law, amended, modified, terminated or otherwise changed any of the Benefit Plans or entered into or adopted or otherwise put into effect any new Benefit Plan, other than administerial amendments, modifications or changes in the ordinary course of business and in a manner consistent with past practice;

(l) established or became obligated under any collective bargaining agreement, collective agreement, works council agreement or other Contract with a labor union, trade union, works council or similar representative of employees;

(m) hired any new employee or engaged any new independent contractor, other than (i) any employee whose annualized base salary or annualized hourly wages, as applicable, is equal to or less than $200,000 or (ii) to replace an employee whose employment ended, on terms similar to those applicable to such Person immediately before the end of such employment;

(n) transferred out of the Companies, or terminated the employment of, any employee whose annualized base salary or annualized hourly wages, as applicable, exceeded $200,000, other than any termination for cause;

(o) materially modified or changed its business organization or materially and adversely modified or changed its relationship with its suppliers, customers and others having business relations with such Company;

(p) changed any working capital practice, including by accelerating the collection of Receivables, delaying the payment of accounts payable, or changing cash balances of a Company, in any case, in deviation from the normal collection, payment and cash management policies of such Company in the ordinary course of business;

(q) sold, assigned, transferred or disposed of any inventory outside of the ordinary course of business;

(r) instituted, settled or agreed to settle any litigation relating to a Company or its assets or properties of a Company;

(s) made any change in Tax structure or characterization;

(t) amended any material Tax Return or settled or compromised any material federal, state, local or foreign Tax Liability or entered into any agreement or preliminary settlement concerning material Taxes;

(u) made any material Tax election except elections consistent with past practices;

(v) filed any waiver extending the statutory period for assessment or reassessment of material Taxes or any other waiver of restrictions on assessment or collection of any material Taxes; or

(w) authorized, agreed or otherwise committed to do any of the foregoing.

Section 4.07. Real Property.

(a) Schedule 4.07(a) of such Contributor’s Disclosure Schedules contains a true, correct and complete list of all of the real property and material interests in real property owned in fee simple by the Companies (together with all buildings, structures, fixtures and improvements situated thereon, and appurtenances thereto, the “Owned Real Property”).

(b) Schedule 4.07(b) of such Contributor’s Disclosure Schedules sets forth a true, correct and complete list of all real property in which any Company currently holds a leasehold interest with a term of twelve (12) months or more remaining on the lease term (such real property, together with all buildings, structures, fixtures and improvements situated thereon, and appurtenances thereto, the “Leased Real Property” and together with the Owned Real Property, the “Real Property”), along with a description of each lease, license or other agreement or document constituting or evidencing the foregoing leasehold interest (collectively, the “Real Property Leases”). True, correct and complete copies of each of the Real Property Leases have been delivered or made available to each of the Parties. The address of each Leased Real Property is set forth on Schedule 4.07(b) of such Contributor’s Disclosure Schedules and there is no other real property leased by the Companies other than the Leased Real Property. Each Real Property Lease is a valid and binding obligation of the Lessee, and to the Knowledge of such Contributor, each other party thereto, and is in full force and effect, and the Lessee enjoys peaceful and undisturbed possession thereunder. None of the Companies has subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof, and no Lessee has collaterally assigned or granted any other security interest in any of the Real

Property Leases, the Leased Real Property or any interest therein. No Lessee is, and, to the Knowledge of such Contributor, no other party is, in default under any Real Property Lease, and no state of fact or condition exists that, with the giving of notice or passage of time, or both, would constitute default under any Real Property Lease. All required deposits and rental amounts due to date pursuant to each Real Property Lease have been paid in full. No Lessee has received written notice of an actual or alleged default pursuant to any of the Real Property Leases, and there are no material outstanding Actions to which any Lessee is a party or subject to in respect of any of the Leased Real Property.

(c) No outstanding obligations of any Lessee exist with respect to any leases and subleases terminated and properties vacated by any Lessee within the last eighteen (18) months. No construction work has been performed within the last twelve (12) months, is currently being performed, or is planned for calendar year 2024 or 2025 at any of the Leased Real Properties that is expected to result in liability to the Companies or any Lessee in excess of $100,000 in any such calendar year. All leasehold interests on the Leased Real Property are available for immediate use in the conduct of the Companies’ business as currently conducted.

(d) Each Company, as applicable, has (i) good and valid, fee simple title to the Owned Real Property, and (ii) a good and valid leasehold interest in each Leased Real Property, in each case, free and clear of all Encumbrances, except for Permitted Encumbrances. The Real Property constitutes all of the real property used or held for use by the Companies and required to conduct their business in the ordinary course of business and further constitutes all real property interests necessary to conduct the business of the Companies as currently conducted. Other than the Real Property, none of the Companies own, lease, use or otherwise occupy, or have the right, whether by Contract or otherwise, to own, lease, use or otherwise occupy, any real property or real property interests. To the Knowledge of such Contributor, there are no facts or circumstances that would prevent the Real Property from being occupied or otherwise used after the Closing in the same manner as prior to the Closing.

(e) With respect to the Real Property:

(i) all facilities on the Owned Real Property have received all Permits required in connection with the ownership, occupancy, use or operation in the ordinary course of the Companies’ business, and all such Permits have been paid for and are in full force and effect in accordance with their terms;

(ii) the use of each parcel or tract of the Real Property for the various purposes for which it is presently being used does not violate in any material respect any Law, Encumbrance, Permit, Governmental Order or Contract;

(iii) there are no outstanding options, rights of first offer, rights of first refusal or other Contracts to purchase the Owned Real Property, or any portion thereof, or interest therein;

(iv) there are no Persons (other than the Companies) physically occupying, in possession of, or that have use of the Real Property (other than guests, invitees, contractors, and other similarly situated third parties who enter upon the Real Property in the ordinary course of business);

(v) no condemnation proceeding is pending or, to the Knowledge of such Contributor, threatened with respect to any portion of the Real Property;

(vi) there are no pending or, to the Knowledge of such Contributor, proposed changes to any zoning regulations affecting the Real Property; and

(vii) the improvements located on the Real Property (a) are free from material structural and mechanical defects and have been used by the Companies in the ordinary course of business and remain in suitable and adequate condition for such continued use for their business as currently conducted, (b) have been maintained in all material respects in accordance with normal industry practice and (c) are in good operating condition and repair (normal wear and tear excepted) and are adequate for the uses to which they are being put.

Section 4.08. Title to Property; Condition and Sufficiency of Assets. Each of the Companies has good, valid and indefeasible title to, or a valid leasehold or other legal right to use, as applicable, all of the material assets and properties owned or leased by such Company, in each case, free and clear of all Encumbrances (except for Permitted Encumbrances), and is entitled to possess and dispose of the same. Set forth on Schedule 4.08 of such Contributor’s Disclosure Schedules is a true, correct and complete list of each Company’s Rolling Stock. All tangible personal properties and assets (a) have been maintained in accordance with normal industry practice, (b) are in good operating condition and repair (normal wear and tear excepted) and (c) are adequate for the uses to which they are being put, and none of such properties and assets is in need of maintenance or repairs except for ordinary, routine maintenance that is not material in nature or cost, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Companies, taken as a whole. Each Company is in compliance in all material respects with its maintenance obligations under any lease of equipment or other tangible personal property. To the Knowledge of such Contributor, all third parties in possession of tangible personal property owned by the Companies have stored, used, maintained and insured such assets in accordance with good industry practice and the Contracts to which such assets pertain. The assets held by the Companies or which are leased to counterparties under Contracts are sufficient for the continued conduct of the Companies’ business after the Closing in substantially the same manner as conducted on the Closing Date and constitute all of the rights, property and assets necessary to conduct the Companies’ business as currently conducted.

Section 4.09. Accounts Receivable; Accounts Payable.

(a) Set forth on Schedule 4.09 of such Contributor’s Disclosure Schedules is a true, correct and complete report of the Aged Receivables of the Companies as of the date hereof. Each of the Receivables arose in the ordinary course of business of the Companies, is reflected in accordance with GAAP on the accounting records of the Companies, is current (other than the Aged Receivables) and represents the genuine, bona fide, valid and legally enforceable obligation of the account debtor (subject only to the Enforceability Exceptions) and no Action or right of set-off has been agreed to or, to the Knowledge of such Contributor, asserted by an obligor relating to the amount or validity of any such Receivable (other than discounts for prompt payment shown on the invoice or permitted pursuant to the applicable Contract). The reserves for bad debts shown on the Financial Statements or, with respect to Receivables arising after the Balance Sheet Date, on the accounting records of the Companies have been determined in accordance with GAAP, subject to normal year-end adjustments, and the Companies have not written off any Receivables as uncollectible in excess of such reserves for uncollected Receivables reflected on the Financial Statements or on the accounting records of the Companies. The Companies have good and valid title to the Receivables (other than the Aged Receivables) free and clear of all Encumbrances except Permitted Encumbrances. No agreement for deduction, free services or goods, discounts or other deferred price or quantity adjustment has been made with respect to the Receivables. Since the Balance Sheet Date, no goods or services, the sale or provision of which gave rise to any Receivables, have been returned to any Company or rejected by any account debtor or lost or damaged prior to receipt thereby. Since the Balance Sheet Date, each of the Companies has collected the accounts receivable of its business in the ordinary course of business and has not accelerated or offered any discounts with respect to any such collections.

(b) The accounts payable of the Companies reflected in the Financial Statements, or with respect to accounts payable arising after the Balance Sheet Date, on the accounting records of the Companies, arose in bona fide arm’s-length transactions in the ordinary course of business. Since the Balance Sheet Date, each of the Companies has paid accounts payable of its business in the ordinary course of business and has not delayed any such payments.

Section 4.10. No Undisclosed Liabilities. Except as specifically accrued for or reflected or reserved against in the Financial Statements, the Companies do not have any Liabilities (whether accrued, absolute, contingent or otherwise) of the type required to be reflected on financial statements prepared in accordance with GAAP on a consistent basis (and, to the Knowledge of such Contributor, there is no basis for any present or future Action against any Company giving rise to any Liability), other than (a) Liabilities which have arisen after the Balance Sheet Date in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of Laws), or (b) Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Companies, taken as a whole.

Section 4.11. Taxes.

(a) All material Tax Returns required to be filed by or with respect to the Companies have been duly and timely filed (taking into account any applicable extensions of time to file). Each such Tax Return is true, correct and complete in all material respects. All Taxes due and payable by the Companies (whether or not shown on any Tax Return) have been timely paid in all material respects. All Tax withholding and deposit requirements imposed in connection with any amounts owing from the Companies have been satisfied in all material respects. There are no Encumbrances (other than Permitted Encumbrances) on any of the Companies’ assets or properties that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) There are no Actions pending, in progress or that have been threatened in writing against the Companies for any material unpaid Taxes, and no material assessment, deficiency or adjustment has been asserted, proposed or threatened in writing with respect to any Taxes or Tax Returns of the Companies which has not been satisfied by payment, settled or withdrawn. No claim has ever been made in writing by any Governmental Authority in a jurisdiction where the Companies do not file Tax Returns that any Company is or may be subject to material Tax in that jurisdiction.

(c) There is not in force any waiver or agreement for any extension of time for the assessment or payment of any material Tax of, or with respect to, the Companies.

(d) None of the Companies is a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements (excluding any commercial agreements or contracts containing customary provisions entered into in the ordinary course of business that are not primarily related to Taxes).

(e) None of the Companies will be required to include any material item of income in, or exclude any material item of deduction from, any taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment under Section 481(a) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) by reason of a change in method of accounting occurring on or prior to the Closing Date for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date.

(f) None of the Companies is, nor has any Company ever been, a member of an affiliated, consolidated, combined, unitary or similar group with respect to any Taxes, and none of the Companies has any material potential Liability for the Taxes of any Person (other than the Companies) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Tax Law), as a transferee or successor, by Contract, or otherwise, in each case, other than (i) any affiliated, consolidated, combined, unitary or similar group all of the members of which are Companies and/or an applicable Contributor, and (ii) with respect to any commercial agreements or contracts containing customary provisions entered into in the ordinary course of business that are not primarily related to Taxes.

(g) All of the material assets of the Companies, to the extent required to be included on any applicable property tax roll under any applicable Law, have been properly listed and described on the property Tax rolls for all periods prior to and including the Closing Date.

(h) Immediately after the Closing, none of the assets of the Companies will be subject to the anti-churning rules of Section 197(f)(9) of the Code.

(i) The entity classifications of the Companies for U.S. federal (and applicable state and local) income Tax purposes since the date of each respective Company’s formation are set forth in Schedule 4.11(i) of such Contributor’s Disclosure Schedules, and no election has been or will be filed to change any such classification.

Section 4.12. Employee Benefit Plans.

(a) Set forth on Schedule 4.12(a) of such Contributor’s Disclosure Schedules is a true, correct and complete list of each material Benefit Plan.

(b) With respect to each material Benefit Plan, to the extent applicable, the following have been delivered or otherwise provided to each of the other Parties: (i) a copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the last year (including all schedules and attachments); (ii) a copy of the summary plan description, together with each summary of material modification required under ERISA with respect to such Benefit Plan; (iii) a true, correct and complete copy of each such written Benefit Plan or a written summary of the material terms of each such unwritten Benefit Plan; (iv) all trust agreements, insurance Contracts, and similar instruments with respect to each such funded or insured Benefit Plan; (v) copies of all compliance, nondiscrimination and top-heavy testing reports for the last plan year with respect to each such Benefit Plan that is subject to compliance, nondiscrimination and/or top-heavy testing (if applicable); (vi) the most recently prepared actuarial or valuation reports relating to each such Benefit Plan; and (vii) the most recent determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service.

(c) Each Benefit Plan (i) is in compliance in form and substance with all applicable Laws, including ERISA and the Code, in all material respects, and if intended to be qualified under Section 401(a) of the Code, is so qualified, and (ii) has been administered, maintained and operated (including reporting requirements) in all material respects in accordance with its governing instruments and all applicable Laws.

(d) All material contributions, premiums and other payments required to be made by the Companies to the Benefit Plans have been timely made, and there are no material contributions or benefit obligations that have not been properly accounted for (to the extent required) in the Financial Statements.

(e) (i) There have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) or breaches of fiduciary duty (including violations under Part 4 of Title I of ERISA), in each case, with respect to any Benefit Plan which would reasonably be expected to result in any material Liability to any of the Companies, and (ii) no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of such Contributor, threatened with respect to any Benefit Plan or the assets of any Benefit Plan.

(f) Neither the Companies nor any of their ERISA Affiliates sponsors, maintains, contributes to, or is required to contribute to, or has any obligation to, or Liability relating to, (i) a plan covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (ii) a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA). None of the Companies has any material Liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(g) No Benefit Plan provides or obligates the Companies to provide, and the Companies have no Liability under or with respect to any Benefit Plan with respect to, post-termination of employment or services health, life or other welfare benefits for former employees, directors, officers or other individual service providers of the Companies (or any spouse or former spouse or other dependent thereof), other than benefits required by COBRA or other similar state Law or other than for which the former employee, director, officer or other individual service provider (or applicable dependent) is solely responsible for the premiums to continue such coverage.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with another event) will or would reasonably be likely to: (i) entitle any current or former employee, director or other individual service provider of the Companies to any payment or benefit (or any increase in the amount thereof) or any forgiveness of indebtedness; (ii) accelerate the time of payment, vesting or funding of, or cause or require the funding of, compensation or benefits for the benefit of any current or former employee, director or other individual service provider of any of the Companies or under any Benefit Plan; or (iii) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible by reason of Section 280G of the Code. No Benefit Plan provides for the gross-up, reimbursement or indemnification of any Taxes imposed by Sections 409A or 4999 of the Code.

(i) Each Benefit Plan, if any, that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been documented and operated in all material respects in compliance with Section 409A of the Code.

(j) Each Benefit Plan can be amended or terminated unilaterally at any time by the applicable Company, as applicable, subject to notice requirements as mandated by Law or the terms of the applicable plan, without any material Liability other than for benefits accrued or payable under the terms of such plan as of the date of such amendment or termination, or as required by applicable Laws, and reasonable administrative and termination expenses.

(k) No Benefit Plan is maintained under the Laws of any jurisdiction other than the United States, or covers any employee or other individual service provider of any of the Companies who performs or performed services with respect to the Companies primarily outside the United States.

Section 4.13. Compliance with Laws. Each Company is, and has been at all times during the past three (3) years, in compliance in all material respects with all Laws that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. During the past three (3) years, no Company has received any written notice of the violation of any applicable Laws from any Governmental Authority or any notice of any Actions against it alleging any material failure to comply with any applicable Laws. This Section 4.13 shall not apply to Tax matters, which are exclusively addressed in Section 4.11 and Section 4.12.

Section 4.14. Legal Proceedings; Governmental Orders. There is no, and within the last three (3) years there has been no, Action pending or, to the Knowledge of such Contributor, threatened against (i) any of the Companies, (ii) any of their respective Representatives (in their capacity as such), or (iii) any of the assets or properties of the Companies, and, to the Knowledge of such Contributor, there are no facts or circumstances that would reasonably be expected to result in any Actions against, with respect to or in connection with, any of the Companies. There is no Governmental Order to which any Company, or any of the assets or properties owned or used by any Company, is subject, and which has not been satisfied in full.

Section 4.15. Material Contracts. Schedule 4.15 of such Contributor’s Disclosure Schedules contains a true, correct and complete list of each Business Contract (including any amendments thereto) to which any Company is a party or by which its assets or properties are bound (the “Company Contracts”). Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of the applicable Company that is party thereto and, to the Knowledge of such Contributor, each counterparty thereunder, enforceable in accordance with its terms. No event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a material default (including, without limitation, any “Default” or “Event of Default” under the applicable Credit Agreement) by any Company or, to the Knowledge of such Contributor, any other party to any Company Contract and, to the Knowledge of such Contributor, there is no fact, event, condition or circumstance that would reasonably be expected to result in a material default under any Company Contract by any Company or any other party to such Company Contract. During the past twelve (12) months, no Company has received written notice of a breach of any Company Contract by any counterparty thereto. There are no renegotiations of any material amounts paid or payable to any Company under current or completed Company Contracts with any Person having the contractual or statutory right to demand or require such renegotiation. True, correct and complete copies of each Company Contract have been provided to each of the other Parties.

Section 4.16. Insurance.

(a) Each Company has in full force and effect insurance policies in such amounts, with such deductibles, on such terms and covering such risks as are sufficient for compliance with applicable Laws and the Company Contracts in all material respects, and each Company is in compliance with the terms thereof in all material respects. Schedule 4.16(a) of such Contributor’s Disclosure Schedules sets forth each of the insurance policies providing coverage to or for the benefit of or with respect to the Companies, indicating, in each case the type of coverage, name of the insured, the insurer, the expiration of each policy and the amount of coverage (collectively, the “Insurance Policies”).

(b) No claim is outstanding under any of the Insurance Policies, no Company has received any written notice of pending cancellation, premium increase with respect to, or material alteration of coverage under any of the Insurance Policies, and no carrier of any Insurance Policy has asserted any denial of coverage of any claim. None of the Companies has been refused any insurance with respect to its operations or assets, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last two (2) years. All premiums due with respect to the Insurance Policies have been paid. No Insurance Policy held by or applicable to the Companies has been canceled by the applicable insurance carrier within the last two (2) years and none of the Companies is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any of the Insurance Policies. Such Company has given timely notice to the insurer of any material claims that may be insured thereby under any Insurance Policy.

Section 4.17. Environmental Matters.

(a) Each Company is, and has been at all times during the past five (5) years, in compliance in all material respects with, all Environmental Laws in connection with the conduct of its business and the ownership, use, maintenance or operation of any of its Business Facilities or former facilities, locations or properties, (which compliance includes, but is not limited to, the possession by the Companies of all material Environmental Permits, and compliance in all material respects with the terms and conditions thereof).

(b) (i) No Company has any pending or, to the Knowledge of such Contributor, threatened Liability under any Environmental Law or with respect to Hazardous Substances, nor is any Company responsible for any such pending or, to the Knowledge of such Contributor, threatened Liability of any other Person, whether arising under contract, by operation of law or otherwise, and (ii) there are no pending or, to the Knowledge of such Contributor, threatened Actions arising under any Environmental Law with respect to any Company’s business or Business Facilities or its former facilities, locations or properties.

(c) The Companies have not caused, and, to the Knowledge of such Contributor, there has not been, any Release of Hazardous Substances at, on, under, from or about any Company’s Business Facilities or its former facilities, locations or properties that would reasonably be expected to result in a material Liability to the Companies, taken as a whole.

(d) To the Knowledge of such Contributor, the Companies have not arranged, by Contract or otherwise, for the transportation, treatment or disposal of any Hazardous Substances at a location for which the Companies are or would be liable for any material remediation or material costs of remediation of such location pursuant to Environmental Laws.

(e) Such Contributor has provided the other Parties with true, correct and complete copies of all material third-party environmental reports on behalf of the Companies, studies, audits, assessments, inspections, investigations, material correspondence (internal and external), analytical data, all material Environmental Permits, and other material documents and records produced, to the extent that such items relate to the prior three (3) year period and are in the possession or control of such Contributor or the Companies, relating to the environmental condition of any Company’s Business Facilities, compliance (or noncompliance) with Environmental Laws or Environmental Permits or any environmental Action.

(f) None of the Companies is required by any Environmental Law by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Hazardous Substances, (ii) to remove or remediate Hazardous Substances, (iii) to give notice to or receive approval from any Governmental Authority or other Person, or to record any disclosure document or statement pertaining to environmental matters or (iv) to alter, transfer, modify, re-obtain, renew, change or update any Environmental Permit.

Section 4.18. Employees; Labor Relations.

(a) Set forth on Schedule 4.18(a) of such Contributor’s Disclosure Schedules is a true, correct and complete list of (i) each individual employed by the Companies as of the date hereof, whether on a full- or part-time basis (each, a “Business Employee”), along with, for each such Business Employee, his or her job title, annual salary or hourly rate of pay, as applicable, eligibility to receive other compensation (including bonuses, incentives and commissions), status as full-time or part-time, exempt/non-exempt status under the Fair Labor Standards Act or other applicable Law, employing entity, primary location of employment, and leave status (including anticipated date of return); and (ii) each natural person engaged to provide material services, as an independent contractor (either directly or through an entity that he or she owns), to the business of any Company, along with, for each such Person, a reasonable description of the services provided to the Companies, the engaging entity, location of services, and the agreed upon fee or rate of compensation for such services.

(b) The Companies are not, and within the last three (3) years have not been, a party to, bound by or otherwise subject to any collective bargaining agreement or other Contract with any labor union, trade union, works council, labor organization, or similar representative of employees. To the Knowledge of such Contributor, no labor union, trade union, works council, labor organization, or similar representative of employees is seeking, or, within the last three (3) years, has sought to organize or represent any Business Employees or made a demand or petition for recognition or certification. There is no, and within the last three (3) years has not been, any pending or, to the Knowledge of such Contributor, threatened strike, lockout, boycott, picketing, slowdown, labor grievance, unfair labor practice charge, work stoppage or other form of labor disruption involving or affecting the business of any Company or any Business Employees.

(c) The Companies are not delinquent in any payments to the Business Employees, former employees of any Company, or any other natural person engaged to provide services, as an independent contractor (either directly or through an entity that he or she owns), to the business of any Company for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for any Company or in support of the business of any Company, or amounts required to be reimbursed to such Business Employees or other Persons.

(d) Except as set forth on Schedule 4.18(d), (i) there are no severance or other payments which will become due to any Business Employees, consultants or independent contractors as a result of the cessation of their employment or engagement, as applicable, with the Companies for any reason, and the Companies do not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the cessation of any employment relationship; and (ii) there are no retention or transaction bonuses which will become payable to any Business Employee as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

(e) Each Company is, and has been at all times during the past three (3) years, in material compliance with all applicable Laws relating to labor and employment. There are no pending or, to the Knowledge of such Contributor, threatened Actions with respect to the Business Employees, former employees of such Company, or any other Person who provides or has provided services to such Company alleging violations of any Law relating to labor and employment. The Companies have promptly investigated, and, if warranted, taken appropriate corrective action with respect to, all allegations of sexual harassment, sexual misconduct, or retaliation in connection therewith, of which a Company was made aware through its reporting procedures during the last three (3) years. None of the Companies is subject to any settlement or consent decree which has not been satisfied in full with any Business Employee, former employee of such Company, or any other Person who provides or has provided services to such Company, or any Governmental Authority relating to claims that any such Company failed to comply with any such Law relating to labor and employment. No Governmental Order has been issued with respect to actual or alleged violations of any Law related to labor and employment practices by any Company. None of the Companies is subject to any employment-related obligations based on status as a federal, state, or local government contractor or subcontractor.

(f) During the last three (3) years, none of the Companies has engaged in any employment action requiring the service of notice under the Worker Adjustment and Retraining Notification Act or any similar applicable local or state Laws.

Section 4.19. Licenses and Permits. Each of the Companies has all material Permits, including Environmental Permits, that are required in the conduct or operation of its business as currently conducted and operated or the continued ownership or use of such Company’s assets or properties. Each such material Permit is in full force and effect and none of the Companies is in default under (and no event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a default by any Company under) any such material Permit. No investigation or review by any Governmental Authority is pending or, to the Knowledge of such Contributor, threatened with respect to such material Permits that seeks or likely could result in the revocation, cancellation, suspension or adverse modification thereof. All fees and other payments due and owing in connection with such material Permits have been paid in full and in a timely manner so as to prevent any lapse or revocation thereof. A true, correct and complete list of each material Permit that has been issued to the Companies is set forth on Schedule 4.19 of such Contributor’s Disclosure Schedules and true, correct and complete copies of each such material Permit, as amended to date, have been provided to each of the other Parties.

Section 4.20. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission from the Companies in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of such Contributor, the Companies or their respective Affiliates.

Section 4.21. Intellectual Property.

(a) Schedule 4.21(a) of such Contributor’s Disclosure Schedules sets forth a true, correct and complete list and description of all Intellectual Property owned by the Companies that is (i) material to the Companies’ respective businesses or (ii) registered or the subject of an application for registration, including patents, patent applications, registered trademarks, trademark applications, registered copyrights, copyright applications, social media accounts and handles, and domains (the “Registered IP”).

(b) Schedule 4.21(b) of such Contributor’s Disclosure Schedules sets forth a true, correct and complete list of all licenses granted by or to the Companies (excluding off-the-shelf, shrinkwrap and similar software license agreements and nonexclusive licenses granted to or from customers and vendors in the ordinary course of business). Each Company owns or has a valid license to use all Intellectual Property that are necessary for the operations of such Company’s business as currently conducted and as conducted during the past twelve (12) months.

(c) The Companies have sole and full right, title and interest to the Intellectual Property owned by the Companies, free and clear of all Encumbrances, except for Permitted Encumbrances.

(d) None of the Companies has infringed, diluted, misappropriated or otherwise violated the rights of any other Person in any Intellectual Property. None of the Companies has received any written notice that such Company or its business is infringing, diluting, misappropriating or otherwise violating the rights of any other Person in any Intellectual Property. To the Knowledge of such Contributor, no Person is infringing, diluting, misappropriating or otherwise violating any of the Intellectual Property owned by the Companies. All Registered IP is valid, subsisting and in full force and effect, and all necessary maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection with such Registered IP have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of prosecuting and maintaining such Registered IP in full force and effect. There is no Action pending or, to the Knowledge of such Contributor, threatened (i) challenging the validity, enforceability, ownership or scope of any Registered IP, other than pending prosecution before the United States Patent and Trademark Office and similar foreign offices, or (ii) asserting that inventorship is not correctly identified for such Patents within the Registered IP, and, to the Knowledge of such Contributor, there are no facts or circumstances warranting any such Action.

(e) The transactions contemplated by this Agreement will not cause the forfeiture, loss, diminishment, impairment or termination of, nor give rise to a right of forfeiture, loss, diminishment, impairment or termination of, the Companies’ ownership of any Intellectual Property or the Companies’ right to use the Intellectual Property, and all Intellectual Property currently owned or used by the Companies will be owned or available for use by the Companies immediately after the Closing on terms and conditions identical to those under which the Companies owned or used such Intellectual Property immediately prior to the Closing.

(f) Each of the Companies has taken commercially reasonable measures to protect its Intellectual Property, including the confidentiality of trade secrets and confidential information used in the Companies’ business.

(g) All Persons who have contributed, developed or conceived any material Intellectual Property owned by the Companies have done so pursuant to a written agreement that protects the confidential information of the Companies and grants a Company exclusive ownership of the Person’s contribution, development or conception.

(h) Each of the Companies owns, leases or licenses all computer systems that are necessary for the operations of the Companies’ business as currently conducted and as proposed to be conducted. Each of the Companies has taken commercially reasonable steps to provide for the back-up and recovery of data and information, has commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. Such computer systems are managed by a reputable third-party systems and information technology management company that has implemented commercially reasonable measures to ensure that the computer systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry), or other software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data, or (iii) any other similar type of unauthorized activities. Within the last three (3) years, there has been no failure, material substandard performance, or breach of any computer systems of the Companies or their contractors that has caused any material disruption to the Companies’ business or, to the Knowledge of such Contributor, resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Companies. Each of the Companies has taken reasonable technical, administrative, and physical measures to protect the integrity and security of the computer systems and the data stored thereon from unauthorized use, access, or modification by third parties.

(i) Each of the Companies has collected, stored and processed personal information from distributors, resellers, partners or customers in accordance with applicable data protection and privacy Law. None of the Companies transmits any personal or non-public data of its distributors, resellers, partners or end users across country borders and all such data is processed by the Companies exclusively in data centers located in the same country as the data owner. The Companies do not provide and have not been legally required to provide any notice to data owners in connection with any unauthorized access, use, or disclosure of any personal or non-public data of its distributors, resellers, partners or end users.

(j) The software used by the Companies in their products do not contain, and is not distributed with, “open source” or other software that is governed by a license that requires the disclosure or licensing of any Intellectual Property. Each of the Companies is in compliance in all material respects with all agreements pursuant to which the Companies have obtained the right to use any third-party software, including “open source” software.

Section 4.22. Bank Accounts. Schedule 4.22 of such Contributor’s Disclosure Schedules sets forth a true, correct and complete list of all bank accounts and safe deposit boxes of the Companies and all Persons who are signatories thereunder or who have access thereto.

Section 4.23. Customers and Suppliers.

(a) Schedule 4.23(a) of such Contributor’s Disclosure Schedules sets forth the ten (10) largest customers of the Companies by revenue (whether for goods or services provided) on a consolidated basis for each of the two (2) fiscal years preceding the Closing Date (the “Material Customers”) and the amount for which each such Material Customer was invoiced during such period. None of the Material Customers have canceled or otherwise terminated, or, to the Knowledge of such Contributor, threatened to cancel or otherwise terminate, its relationship with the Companies or has decreased, limited or otherwise modified, or, to the Knowledge of such Contributor, threatened to decrease, limit or modify, the volume or price such Material Customer will pay for products, goods or services of the Companies from the levels achieved in the fiscal year ended December 31, 2023 (and, to the Knowledge of such Contributor, no facts, events, conditions or circumstances exist that would reasonably be expected to result in any Material Customers doing so).

(b) Schedule 4.23(b) of such Contributor’s Disclosure Schedules sets forth the ten (10) largest suppliers of the Companies, based on aggregate expenditures for goods or services provided by such suppliers (excluding utilities), on a consolidated basis for each of the two (2) fiscal years preceding the Closing Date (the “Material Suppliers”) and the amount for which the Companies were invoiced during such period. None of the Material Suppliers have canceled or otherwise terminated, or, to the Knowledge of such Contributor, threatened to cancel or otherwise terminate, its relationship with the Companies or has decreased, limited or otherwise modified, or, to the Knowledge of such Contributor, threatened to decrease, limit or otherwise modify, the services, supplies or materials such Material Supplier provides to the Companies from the levels achieved during the fiscal year ended December 31, 2023 (and, to the Knowledge of such Contributor, no facts, events, conditions or circumstances exist that would reasonably be expected to result in any Material Supplier doing so). Since the Balance Sheet Date, none of the Companies has experienced any shortages of supplies or other disruptions to its supply chains that has materially impacted the business of the Companies, taken as a whole, and the Companies have not received any written notice of, nor to the Knowledge of such Contributor is there, any potential shortage of supplies or other disruptions to their supply chains that would, individually or in the aggregate, reasonably be expected to be material to the Companies, taken as a whole.

Section 4.24. Related Party Transactions. None of Contributor or any of its Related Parties has had a direct or indirect material interest during the past three (3) years in any Person that (i) furnishes or sells services or products that are furnished or sold by the Companies, or has otherwise provided to or received services from any Company (other than employment arrangements entered into in the ordinary course of business); (ii) purchases from or sells or furnishes to the Companies any material goods or services; or (iii) is a competitor of the Companies. None of Contributor or any of its Related Parties (other than the Companies) (i) has engaged in any business dealings or transactions with the Companies, except business dealings or transactions inherent in the capacities of shareholder, member, partner, director, manager, officer or employee, as applicable; (ii) directly or indirectly owned, or otherwise had any right, title or interest in, to or under, any material property or right, tangible or intangible, that has been or is currently contemplated to be used by any Company; or (iii) has loaned money to, or borrowed money from, any Company or otherwise been indebted to any Company.

Section 4.25. Payments to Officials. During the past five (5) years, none of the Companies nor, to the knowledge (as defined in the FCPA) of such Contributor, any of their respective Representatives: (a) has taken any action in violation of any Improper Payment Laws or (b) has offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any public official, in each case, for purposes of (i) influencing any act or decision of any public official in such official’s official capacity; (ii) inducing such public official to do or omit to do any act in violation of such official’s lawful duty; (iii) securing any improper advantage; or (iv) inducing such public official to use such official’s influence with a Governmental Authority, or commercial enterprise owned or controlled by any Governmental Authority (including state-owned or controlled facilities), in order to assist any Company in obtaining or retaining business that would cause such Company to be in violation of Improper Payment Laws. During the past five (5) years, none of the Companies nor, to the knowledge (as defined in the FCPA) of such Contributor, any of their respective Representatives have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds or received or retained any funds in violation of any Law. Without limiting the generality of the foregoing, during the past five (5) years, none of the Companies nor, to the knowledge (as defined in the FCPA) of such Contributor, any of their respective Representatives have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds to any customer or prospective customer in an effort to solicit or obtain business from any such customer or prospective customer. None of the Companies nor, to the knowledge (as defined in the FCPA) of such Contributor, any of their respective Representatives have received any written notice or communication from any Person that alleges, nor been involved in any internal investigation involving any allegations relating to, potential violation of any Improper Payment Laws, and none of the Companies nor, to the knowledge (as defined in the FCPA) of such Contributor, any of their respective Representatives has received a written request for information from any Governmental Authority regarding Improper Payment Laws. Each Company has in place reasonably designed and implemented controls to ensure compliance with any applicable Improper Payment Laws.

Section 4.26. Export Controls and Economic Sanctions. None of the Companies nor, to the knowledge (as defined in or interpreted under applicable Export Controls and Economic Sanctions Laws) of such Contributor, any of their respective Representatives is, or within the past five (5) years has been, a Sanctioned Person. During the past five (5) years, none of the Companies or such Contributor (solely with respect to the operation of the Companies’ businesses or the ownership of the Companies) or any of the directors, officers, employees, or, to the knowledge (as defined in or interpreted under applicable Export Controls and Economic Sanctions Laws) of such Contributor, agents of such Persons or other third persons representing the Companies has (a) directly or indirectly operated, conducted business, or participated in any transaction in or with any Sanctioned Country, or with or for the benefit of any Sanctioned Person, in violation of any applicable Export Controls and Economic Sanctions Laws or (b) that would otherwise constitute a violation of applicable Export Controls and Economic Sanctions Laws. None of the Companies nor, to the knowledge (as defined in or interpreted under applicable Export Controls and Economic Sanctions Laws) of such Contributor, any of their respective Representatives has received any written notice or communication from any Person that alleges, nor been involved in any internal investigation involving any allegations relating to, potential violation of any Export Controls and Economic Sanctions Laws, and none of the Companies nor, to the knowledge (as defined in or interpreted under applicable Export Controls and Economic Sanctions Laws) of such Contributor, any of their respective Representatives has received a written request for information from any Governmental Authority regarding Export Controls or Economic Sanctions Laws. Each Company has in place reasonably designed and implemented controls to ensure compliance with any applicable Export Controls and Economic Sanctions Laws.

Section 4.27. Inventory. All inventory of the Companies consists, in all material respects, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established on the Financial Statements consistent with past practices or, with respect to inventory acquired subsequent to the Balance Sheet Date, on the accounting records of the Companies. All such inventory is owned by the Companies free and clear of all Encumbrances (except for Permitted Encumbrances) and no inventory shown in the Financial Statements or, with respect to inventory acquired subsequent to the Balance Sheet Date, on the accounting records of the Companies, is held on a consignment basis. The quantities of inventory (whether raw materials, work-in-process or finished goods) are not excessive and consistent with past practices. Since the Balance Sheet Date, the Companies have purchased and replaced inventory in the ordinary course of business.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Except as set forth in the corresponding sections or subsections of (a) the Estis Disclosure Schedules, in the case of Estis Holdings, (b) the Flowco Disclosure Schedules, in the case of Flowco Production Solutions or (c) the Flogistix Disclosure Schedules, in the case of Flogistix Holdings, each of Estis Holdings, solely with respect to Estis Holdings and the Estis Companies, Flowco Production Solutions, solely with respect to Flowco Production Solutions and the Flowco Companies, and Flogistix Holdings, solely with respect to Flogistix Holdings and the Flogistix Companies, hereby represents and warrants to the other Parties as follows:

Section 5.01. Organization and Good Standing. Such Contributor is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.02. Ownership; Due Authorization and Authority.

(a) Such Contributor owns directly or indirectly one hundred percent (100%) of the issued and outstanding Equity Interests of the Companies, free and clear of all Encumbrances, other than Corporate Encumbrances. Such Contributor has the sole voting power and power of disposition with respect to the Equity Interests of the Companies with no limitations, qualifications or restrictions with respect to such rights and powers (other than those set forth in the applicable Credit Agreement and the Loan Documents (as defined such Credit Agreement) delivered in connection therewith). At the Closing, such Contributor will transfer and deliver, or cause the transfer and delivery of, such Equity Interests to Newco, free and clear of all Encumbrances, other than Corporate Encumbrances.

(b) Such Contributor has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed. The execution and delivery of this Agreement and the other Transaction Documents by such Contributor, the performance of all the terms and conditions hereof and thereof by such Contributor and the consummation of the transactions contemplated hereby and thereby by such Contributor have been duly authorized and approved by all requisite action on the part of such Contributor. This Agreement and the other Transaction Documents to which such Contributor is a party have been or will be duly executed and delivered by such Contributor. This Agreement and the other Transaction Documents to which such Contributor is a party constitute the valid and binding obligations of such Contributor, enforceable against such Contributor in accordance with the terms thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto), subject to the Enforceability Exceptions.

Section 5.03. No Conflicts. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated by hereby or thereby will, directly or indirectly (with or without notice or the lapse of time, or both):

(a) contravene, conflict with or result in a violation of any provision of the Organizational Documents of such Contributor;

(b) contravene, conflict with or result in a violation of any statute, regulation or Governmental Order to which such Contributor, or any of the Equity Securities to be contributed by such Contributor hereunder, is subject, except as would not, in any such event, individually or in the aggregate, reasonably be expected to be material to the Contributor;

(c) contravene, conflict with or result in a violation or breach of any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or otherwise modify (i) any material Contract to which such Contributor is a party, or (ii) any Contract under which any of the assets or properties owned or used by such Contributor, is subject except (with respect to clause (ii)) as would not, in any such event, individually or in the aggregate, reasonably be expected to be material to the Contributor;

(d) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any of the Equity Securities or assets or properties to be contributed by such Contributor hereunder; or

(e) give any Person the right (pursuant to a preferential purchase right, right of first refusal or offer, buy-sell arrangement or other provision) to acquire all or any part of the Equity Securities to be contributed by such Contributor hereunder.

Such Contributor will not be required to give any notice to or to obtain any consent, authorization, registration, qualification, designation, declaration, filing, approval or waiver from any Governmental Authority or other Person in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation or performance of any of the transactions contemplated by this Agreement or the other Transaction Documents.

Section 5.04. Legal Proceedings; Governmental Orders. There is no Action pending or, to the Knowledge of such Contributor, threatened against or affecting (i) such Contributor, (ii) any of its Representatives, or (iii) any of the Equity Securities to be contributed by such Contributor hereunder that would reasonably be expected to prevent, materially impede, or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or the performance by such Contributor of its obligations hereunder and thereunder.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES REGARDING NEWCO

Except as set forth in the corresponding sections or subsections of the Estis Disclosure Schedules, Estis Holdings hereby represents and warrants to the other Parties as follows:

Section 6.01. Organization; Good Standing. Newco is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. True, correct and complete copies of the Organizational Documents of Newco, as in effect on the date hereof, have been provided to the other Parties.

Section 6.02. Authority; Enforceability. Newco has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed. The execution and delivery of this Agreement and the other Transaction Documents by Newco, the performance of all the terms and conditions hereof and thereof by Newco and the consummation of the transactions contemplated hereby and thereby by Newco have been duly authorized and approved by all requisite action on the part of Newco. This Agreement and the other Transaction Documents to which Newco is a party have been or will be duly executed and delivered by Newco. This Agreement and the other Transaction Documents to which Newco is a party constitute the valid and binding obligations of Newco, enforceable against Newco in accordance with the terms thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto), subject to the Enforceability Exceptions.

Section 6.03. Ownership; Due Authorization.

(a) Estis Holdings owns directly one hundred percent (100%) of the issued and outstanding Equity Interests of Newco, free and clear of all Encumbrances, other than Corporate Encumbrances. Estis Holdings has the sole voting power and power of disposition with respect to the Equity Interests of Newco with no limitations, qualifications or restrictions with respect to such rights and powers.

(b) All of the issued and outstanding Equity Securities of Newco have been duly authorized, validly issued in compliance with applicable Law, are fully paid and nonassessable. When issued to the Contributors at Closing in accordance with the terms of this Agreement, the Series A Units will be duly authorized, validly issued in compliance with applicable Law, fully paid and nonassessable.

(c) There are no outstanding or authorized Equity Securities or other agreements or commitments to which Estis Holdings or Newco is a party or which is binding upon Estis Holdings or Newco providing for the issuance, disposition or acquisition of any of Newco’s Equity Securities. There are no outstanding or authorized profit participation rights, preemptive rights, approval rights, rights of first refusal, equity appreciation, phantom stock or similar rights with respect to Newco. There are no voting trusts, proxies or other agreements or understandings to which Estis Holdings or Newco is a party or is bound with respect to the voting of any Equity Securities of Newco.

Section 6.04. No Conflicts. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or the lapse of time, or both):

(a) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Newco; or

(b) contravene, conflict with or result in a violation of any statute, regulation or Governmental Order to which Newco is subject.

Section 6.05. No Operations. Newco was formed on June 3, 2024. Since its inception, Newco has not engaged in any activity, other than such actions taken in connection with its organization. Newco does not have any operations, assets or Liabilities.

ARTICLE VII

TAX MATTERS

Section 7.01. Tax Matters.

(a) Tax Indemnification.

(i) Subject to the other limitations in this Article VII, Estis Holdings shall indemnify each of the other Parties and hold each of them harmless from and against, any Loss attributable to (1) any and all Taxes imposed on Estis Holdings or any of the Estis Companies or for which Estis Holdings or any of the Estis Companies may otherwise be liable for any Pre-Closing Date Tax Period and for the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 7.01(b)), (2) all Taxes of any member (other than an Estis Company) of an affiliated, consolidated, combined or unitary group of which any Estis Company (or any predecessor) is or was a member on or prior to the Closing Date, and (3) any and all Taxes of any Person (other than any Estis Company) imposed on any Estis Company as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event, transaction or relationship occurring or existing before the Closing; provided that this Section 7.01(a)(i) shall not apply to any amounts actually taken into account in determining Working Capital with respect to the Estis Companies or the Estis Net Indebtedness Amount pursuant to Section 3.02.

(ii) Subject to the other limitations in this Article VII, Flowco Production Solutions shall indemnify each of the other Parties and hold each of them harmless from and against, any Loss attributable to (1) any and all Taxes imposed on Flowco Production Solutions or any of the Flowco Companies or for which Flowco Production Solutions or any of the Flowco Companies may otherwise be liable for any Pre-Closing Date Tax Period and for the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 7.01(b)), (2) all Taxes of any member (other than a Flowco Company) of an affiliated, consolidated, combined or unitary group of which any Flowco Company (or any predecessor) is or was a member on or prior to the Closing Date, and (3) any and all Taxes of any Person (other than any Flowco Company) imposed on any Flowco Company as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event, transaction or relationship occurring or existing before the Closing; provided that this Section 7.01(a)(ii) shall not apply to any amounts actually taken into account in determining Working Capital with respect to the Flowco Companies or the Flowco Net Indebtedness Amount pursuant to Section 3.02.

(iii) Subject to the other limitations in this Article VII, Flogistix Holdings shall indemnify each of the other Parties and hold each of them harmless from and against, any Loss attributable to (1) any and all Taxes imposed on Flogistix Holdings or any of the Flogistix Companies or for which Flogistix Holdings or any of the Flogistix Companies may otherwise be liable for any Pre-Closing Date Tax Period and for the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 7.01(b)), (2) all Taxes of any member (other than a Flogistix Company) of an affiliated, consolidated, combined or unitary group of which any Flogistix Company (or any predecessor) is or was a member on or prior to the Closing Date, and (3) any and all Taxes of any Person (other than any Flogistix Company) imposed on any Flogistix Company as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event, transaction or relationship occurring or existing before the Closing; provided that this Section 7.01(a)(iii) shall not apply to any amounts actually taken into account in determining Working Capital with respect to the Flogistix Companies or the Flogistix Net Indebtedness Amount pursuant to Section 3.02.

(b) Straddle Period. In the case of any taxable period of any Company, as applicable, that includes (but does not end on) the Closing Date (“Straddle Period”), the amount of any ad valorem or property Taxes for a Straddle Period relating to the portion of the Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period; and the amount of other Taxes for a Straddle Period relating to the portion of the Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date.

(c) Responsibility for Filing Tax Returns. Each of Estis Holdings, Flowco Production Solutions and Flogistix Holdings, as applicable, shall prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns of any Estis Company, Flowco Company or Flogistix Company, respectively, with respect to Flow-Through Income Taxes for any Pre-Closing Date Tax Period and for the portion of any Straddle Period ending on the Closing Date (the “Holdings Prepared Returns”). Any Holdings Prepared Returns in respect of Flow-Through Income Taxes for the portion of any Straddle Period ending on the Closing Date shall be prepared based on an interim closing of the books method under Section 706 of the Code. Newco shall prepare and timely file or cause to be prepared and timely filed at its sole cost and expense all Tax Returns required to be filed by or with respect to each of the Companies for any Pre-Closing Date Tax Period and for the portion of any Straddle Period ending on the Closing Date that are filed after the Closing Date, other than the Holdings Prepared Returns (the “Newco Prepared Returns”). The Parties shall provide Newco and the other Parties with all information reasonably necessary to prepare and file or cause to be prepared and filed any such Tax Returns contemplated by the preceding two sentences. Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Laws. If any Tax shown as due on any Newco Prepared Return is required to be indemnified by any Party under Section 7.01(a), Section 9.02, Section 9.03 or Section 9.04, as applicable, Newco shall, reasonably in advance of the due date of each Newco Prepared Return (taking into account any applicable extensions), deliver a draft of such Newco Prepared Return, together with all supporting documentation and workpapers, to the Party responsible for indemnification of the Taxes shown (or required to be shown) on such return under Section 7.01(a), Section 9.02, Section 9.03 or Section 9.04, as applicable, for its review and comment, and Newco will cause such Newco Prepared Return (as revised to incorporate such Party’s reasonable comments) to be timely filed and provide a copy thereof to such Party.

(d) Responsibility for Tax Audits and Contests. Except with respect to Flow-Through Income Taxes, the Party (or Parties) responsible for the Taxes under Section 7.01(a) for a period ending on or before the Closing Date shall control any audit or contest with respect to such Taxes, and Newco shall control any audit or contest relating to a Straddle Period; provided, with respect to a Straddle Period, the other Parties may participate at such Party’s own cost and expense. With respect to Flow-Through Income Taxes, Estis Holdings, Flowco Production Solutions, or Flogistix Holdings, as applicable, shall control any audit or contest with respect to such Flow-Through Income Taxes of the relevant Estis Company, Flowco Company or Flogistix Company, respectively, relating to a Pre-Closing Date Tax Period, and Newco shall control any such audit or contest relating to a Straddle Period; provided, with respect to such Straddle Period audit or contest, Estis Holdings, Flowco Production Solutions, or Flogistix Holdings, as applicable, may participate in such audit or contest at such Party’s own cost and expense. If, after the Closing Date, any Party receives notice of any audit or contest contemplated by this Section 7.01(d), the receiving Party shall notify the Party in control of such audit or contest under this Section 7.01(d) within ten (10) days of receipt of such notice. The Party in control of an audit or contest shall keep the other Parties reasonably informed of the status of the audit or contest (including providing copies of correspondence and pleadings), and the Party (or Parties) in control shall provide the other Parties, at such other Parties’ expense, the right to be present at, and participate in, any such audit or contest. None of the Parties shall settle any audit or contest in a way that would adversely affect the other Parties without such other Party’s written consent, which the other Party shall not unreasonably withhold. Each of the Parties, as applicable, shall provide the other Parties with all information reasonably necessary to conduct an audit or contest with respect to Taxes. If a Governmental Authority issues an “imputed underpayment” (as defined in Code Section 6225) assessment (or similar assessment under state, local, and non-U.S. tax law) against any Company treated as a partnership for U.S. federal income Tax purposes for Flow-Through Income Taxes for a Pre-Closing Date Tax Period (or a Straddle Period), then the Parties, with respect to any such entity, shall cause the applicable partnership to make a “push out” election under Code Section 6226 (or any corresponding election under state, local and non-U.S. tax law) with respect to such imputed underpayment..

(e) Transfer Taxes. Any and all transfer, sales, use, value-added, excise, filing, recording, documentary, stamp or other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) applicable to, imposed upon or arising out of the transactions contemplated by this Agreement (“Transfer Taxes”) when due shall be borne by Newco. Newco shall file, or cause to be filed, all necessary Tax Returns and other documentation with respect to any Transfer Taxes, promptly provide a copy of such Tax Returns to the other Parties, and pay such Transfer Taxes. The other Parties shall cooperate with Newco in the preparation of any necessary Tax Returns and other related documentation with respect to Transfer Taxes. Each Party agrees to use its commercially reasonable efforts to mitigate, reduce or eliminate any Transfer Taxes and shall provide to the other Parties any exemption form or certificate as may be applicable to do so.

(f) Tax Treatment. For U.S. federal income Tax purposes, the Parties hereby agree that the transactions under this Agreement shall be treated as (i) a contribution by Estis Holdings of the Estis Interests to Newco in exchange for Equity Interests of Newco in a transaction intended to be treated as a contribution under Section 721 of the Code, (ii) a contribution by Flowco Production Solutions of the Flowco Interests to Newco in exchange for Equity Interests of Newco in a transaction intended to be treated as a contribution under Section 721 of the Code, and (iii) a contribution by Flogistix Holdings of one hundred percent (100%) of the issued and outstanding Equity Interests in Flogistix GP and ninety-nine and nine tenths percent (99.9%) of the issued and outstanding Equity Interests in Flogistix LP to Newco in exchange for Equity Interests of Newco in a transaction intended to be treated as a contribution under Section 721 of the Code. The Parties hereby agree to file their respective Tax Returns consistent with such treatment.

(g) Tax Refunds. A Contributor shall be entitled to any and all refunds of Taxes of any Company attributable to any Pre-Closing Date Tax Period or portion of any Straddle Period ending on the Closing Date, unless such refunds were actually taken into account in determining Working Capital pursuant to Section 3.02. If a Company, Party or Affiliate thereof receives a refund of Taxes to which another Party is entitled pursuant to this Section 7.01(g), such recipient Party shall forward to the entitled Party the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such recipient Party in procuring such refund.

(h) Conflict. In the event of a conflict between the provisions of this Section 7.01 and any other provision of this Agreement, this Section 7.01 shall control.

ARTICLE VIII

COVENANTS

Section 8.01. Confidentiality. Each of the Parties agrees that the terms of this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any confidential, proprietary or secret information that such Party may obtain from the other Parties pursuant to financial statements, reports and other materials submitted by such Parties pursuant to this Agreement or otherwise, constitutes “Confidential Information” as defined in the Newco LLC Agreement and will be subject to the confidentiality provisions set forth in Section 10.4 thereof.

Section 8.02. Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party to this Agreement will make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Parties.

Section 8.03. Further Assurances. Following the Closing, each of the Parties will, and will cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 8.04. Releases.

(a) Estis Holdings on behalf of itself and the Estis Companies, their respective Affiliates and their respective Representatives, partners, members and equityholders, and such Persons’ successors and assigns (collectively, the “Estis Releasors”), hereby fully settles, releases and forever discharges Newco and its Affiliates (including the Estis Companies after the Closing) from any and all Released Actions and covenants not to sue or otherwise assert in any forum any Released Action against Newco and its Affiliates (including the Estis Companies after the Closing). This release covers, among other things, Released Actions that are unknown or unsuspected. Estis Holdings on behalf of itself and the Estis Releasors, acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which are now known or believed to be true with respect to the subject matter of this release, but such Estis Releasor will remain bound hereby and hereby fully releases all Released Actions without regard to the subsequent discovery or existence of different or additional facts and waives the protection of any statute or doctrine limiting a release of unknown or unsuspected Released Actions.

(b) Flowco Production Solutions on behalf of itself and the Flowco Companies, their respective Affiliates and their respective Representatives, partners, members and equityholders, and such Persons’ successors and assigns (collectively, the “Flowco Releasors”), hereby fully settles, releases and forever discharges Newco and its Affiliates (including the Flowco Companies after the Closing) from any and all Released Actions and covenants not to sue or otherwise assert in any forum any Released Action against Newco and its Affiliates (including the Flowco Companies after the Closing). This release covers, among other things, Released Actions that are unknown or unsuspected. Flowco Production Solutions on behalf of itself and the Flowco Releasors, acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which are now known or believed to be true with respect to the subject matter of this release, but such Flowco Releasor will remain bound hereby and hereby fully releases all Released Actions without regard to the subsequent discovery or existence of different or additional facts and waives the protection of any statute or doctrine limiting a release of unknown or unsuspected Released Actions.

(c) Flogistix Holdings on behalf of itself and the Flogistix Companies, their respective Affiliates and their respective Representatives, partners, members and equityholders, and such Persons’ successors and assigns (collectively, the “Flogistix Releasors”), hereby fully settles, releases and forever discharges Newco and its Affiliates (including the Flogistix Companies after the Closing) from any and all Released Actions and covenants not to sue or otherwise assert in any forum any Released Action against Newco and its Affiliates (including the Flogistix Companies after the Closing). This release covers, among other things, Released Actions that are unknown or unsuspected. Flogistix Holdings on behalf of itself and the Flogistix Releasors, acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which are now known or believed to be true with respect to the subject matter of this release, but such Flogistix Releasor will remain bound hereby and hereby fully releases all Released Actions without regard to the subsequent discovery or existence of different or additional facts and waives the protection of any statute or doctrine limiting a release of unknown or unsuspected Released Actions.

Section 8.05. Directors’ and Officers’ Indemnification.

(a) For a period of six (6) years after the Closing Date (and such additional period of time as may be necessary to fully and finally resolve any claims which have been duly submitted prior to the six (6) year anniversary of the Closing Date), unless otherwise required by applicable Law, Newco will not, and will cause its Subsidiaries (including after the Closing, the Companies) not to amend, repeal or modify any provision in any of its or their Organizational Documents relating to indemnification, exculpation or advancement of expenses of present and former directors, managers, officers or employees of any such Person or its predecessors (collectively, the “D&O Indemnified Parties”), in and to the extent of their capacities as such and not as equityholders, in any manner that would result in such provisions being less favorable to the D&O Indemnified Parties as in effect on the Closing Date.

(b) The obligations under this Section 8.05 are intended to be for the benefit of each D&O Indemnified Party and such D&O Indemnified Party’s respective estate, heirs and Representatives, and this Section 8.05 will not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party or such D&O Indemnified Party’s respective estate, heirs and Representatives without the consent of such D&O Indemnified Party. It is expressly agreed that the D&O Indemnified Parties and such D&O Indemnified Party’s respective estate, heirs and Representatives are third-party beneficiaries of this Section 8.05 and entitled to enforce the covenants contained herein against Newco and its Subsidiaries. Nothing herein will affect any indemnification rights that any D&O Indemnified Party or such D&O Indemnified Party’s respective estate, heirs and Representatives may have under the Organizational Documents of the Companies, as applicable, or applicable Law.

ARTICLE IX

INDEMNIFICATION

Section 9.01. Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties contained herein will survive the Closing and will remain in full force and effect for twelve (12) months after the Closing Date; provided, that (a) the Fundamental Representations will survive indefinitely without limitation; (b) the representations and warranties set forth in Section 4.12 (Employee Benefit Plans) shall survive for three (3) years after the Closing Date; (c) the representations and warranties set forth in Section 4.17 (Environmental Matters) shall survive for five (5) years after the Closing Date; and (d) the representations and warranties set forth in Section 4.11 (Taxes) shall survive until thirty (30) days after the expiration of the applicable statute of limitations. Any Tax indemnification claims made pursuant to Section 7.01(a)(i), Section 7.01(a)(ii) or Section 7.01(a)(iii) shall survive until thirty (30) days after the expiration of the applicable statute of limitations. The covenants and agreements of the Parties contained herein will survive the Closing and will remain in full force and effect for a period of thirty (30) days after such covenants or agreements have been performed in accordance with the terms and provisions hereof or for the period explicitly specified herein. Notwithstanding anything in the foregoing, any claims asserted in good faith and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period will not thereafter be barred by the expiration of the relevant representation or warranty, and such claims will survive until finally resolved. Claims based on Fraud shall survive indefinitely.

Section 9.02. Indemnification by Estis Holdings. Subject to the other terms and conditions of this Article IX and in addition to (but without duplication of) the indemnification obligations set forth under Section 7.01(a)(i), Estis Holdings will indemnify and defend each of the Flowco Indemnitees and the Flogistix Indemnitees against, and will hold each of them harmless from and against, and will pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, each of the Flowco Indemnitees and the Flogistix Indemnitees based upon, arising out of, with respect to or by reason of (a) any breach of any of the representations or warranties of Estis Holdings contained in Article IV, Article V, or Article VI or in the other Transaction Documents (other than the Newco LLC Agreement) or (b) the failure by Estis Holdings to perform any of Estis Holdings’ covenants or obligations under this Agreement or the other Transaction Documents (other than the Newco LLC Agreement).

Section 9.03. Indemnification by Flowco Production Solutions. Subject to the other terms and conditions of this Article IX and in addition to (but without duplication of) the indemnification obligations set forth under Section 7.01(a)(ii), Flowco Production Solutions will indemnify and defend each of the Estis Indemnitees and the Flogistix Indemnitees against, and will hold each of them harmless from and against, and will pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, each of the Estis Indemnitees and the Flogistix Indemnitees based upon, arising out of, with respect to or by reason of (a) any breach of any of the representations or warranties of Flowco Production Solutions contained in Article IV or Article V or in the other Transaction Documents (other than the Newco LLC Agreement) or (b) the failure by Flowco Production Solutions to perform any of Flowco Production Solutions’ covenants or obligations under this Agreement or the other Transaction Documents (other than the Newco LLC Agreement).

Section 9.04. Indemnification by Flogistix Holdings. Subject to the other terms and conditions of this Article IX and in addition to (but without duplication of) the indemnification obligations set forth under Section 7.01(a)(iii), Flogistix Holdings will indemnify and defend each of the Estis Indemnitees and the Flowco Indemnitees against, and will hold each of them harmless from and against, and will pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, each of the Estis Indemnitees and the Flowco Indemnitees based upon, arising out of, with respect to or by reason of (a) any breach of any of the representations or warranties of Flogistix Holdings contained in Article IV or Article V or in the other Transaction Documents (other than the Newco LLC Agreement) or (b) the failure by Flogistix Holdings to perform any of Flogistix Holdings’ covenants or obligations under this Agreement or the other Transaction Documents (other than the Newco LLC Agreement).

Section 9.05. Certain Limitations. Section 9.02, Section 9.03, and Section 9.04 shall be subject to the following limitations, as applicable:

(a) Estis Holdings, Flowco Production Solutions and Flogistix Holdings, as applicable, will not have any indemnification obligation with respect to any individual or series of related Losses under Section 9.02(a), Section 9.03(a) or Section 9.04(a), as applicable, other than for Fraud, breaches of Fundamental Representations or breaches of Section 4.11 (Taxes), unless the amount of such individual Loss, when combined with any series of related Losses, exceeds $50,000. For the avoidance of doubt, any Loss, or series of Losses, that is below such threshold will not count towards the Basket.

(b) Except for claims based on Fraud, breaches of the Fundamental Representations, and breaches of Section 4.11 (Taxes), no Indemnified Party shall be entitled to indemnification from any Party pursuant to Section 9.02(a), Section 9.03(a) or Section 9.04(a), as applicable, unless and until the Indemnified Parties have suffered aggregate Losses, excluding any Losses that are not indemnifiable pursuant to Section 9.05(a), in excess of $1,000,000 (the “Basket”), after which Estis Holdings, Flowco Production Solutions or Flogistix Holdings, as applicable, shall be liable for the amount of any such Losses in excess of the Basket, subject to Section 9.05(a).

(c) Notwithstanding any other provision of this Agreement to the contrary, the maximum aggregate Liability of: (i) Estis Holdings under Section 9.02(a) of this Agreement shall not exceed $177,588,587 (the “Estis Cap”), (ii) Flowco Production Solutions under Section 9.03(a) of this Agreement shall not exceed $90,535,358 (the “Flowco Cap”), and (iii) Flogistix Holdings under Section 9.04(a) of this Agreement shall not exceed $80,088,971 (the “Flogistix Cap”); provided, that none of the Estis Cap, the Flowco Cap or the Flogistix Cap will apply to claims based on Fraud, breaches of the Fundamental Representations, or breaches of Section 4.11 (Taxes). Notwithstanding any other provision of this Agreement to the contrary, except in the event of Fraud, (1) Estis Holdings’ maximum indemnification Liability under Section 9.02 and Section 7.01(a) shall not exceed the aggregate value of the Series A Units held by Estis Holdings at the Closing, (2) Flowco Production Solutions’ maximum indemnification Liability under Section 9.03 and Section 7.01(a) shall not exceed the aggregate value of the Series A Units held by Flowco Production Solutions at the Closing, and (3) Flogistix Holdings’ maximum indemnification Liability under Section 9.04 and Section 7.01(a) shall not exceed the aggregate value of the Series A Units held by Flogistix Holdings at the Closing.

(d) Notwithstanding any other provision of this Agreement to the contrary, if the amount of any Loss, at any time subsequent to an Indemnifying Party making an indemnity payment to an Indemnified Party for such Loss, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction actually received, less any costs, expenses, premiums, self-insured retention amounts or taxes incurred in connection therewith, will promptly be repaid by such Indemnified Party to such Indemnifying Party, net of any reasonable, documented out-of-pocket costs or expenses incurred in connection with collecting such amount; provided, however, that the foregoing shall not (i) require an Indemnified Party to proceed or seek action or recovery from any such third party as a requirement hereunder or as a condition to seeking or recovering indemnification from any Indemnifying Party hereunder, or (ii) be construed or interpreted as a guaranty of any level or amount of insurance recovery with respect to any Losses hereunder or as a requirement to procure or maintain any insurance or to make any claim for insurance as a condition to any indemnification hereunder. Any Indemnified Party that becomes aware of Losses for which it intends to seek indemnification hereunder will use commercially reasonable efforts to pursue claims and collect any amounts to which it may be entitled under insurance policies or from third parties (pursuant to indemnification agreements or otherwise) and will use commercially reasonable efforts to mitigate such Losses.

(e) Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will an Indemnified Party be entitled to recover more than one time for any Loss under this Agreement. Without limiting the generality of the prior sentence, if a set of facts, conditions or events constitutes a breach of more than one representation, warranty, covenant or agreement that is subject to the indemnification obligations under this Article IX, as applicable, only one recovery of Losses shall be allowed, and in no event shall there be any indemnification or duplication of payments or recovery under different provisions of this Agreement arising out of the same facts, conditions or events. No Indemnified Party shall be entitled to recover Losses in respect of a claim or otherwise obtain reimbursement or compensation based upon or arising out of any Liability to the extent such Liability was included in a Closing Adjustment Amount.

Section 9.06. Indemnification Procedures. The party making a claim under this Article IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party”.

(a) Third-Party Claims.

(i) If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party will give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice will not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent the Indemnifying Party is materially and adversely prejudiced by such failure or delay. Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

(ii) The Indemnifying Party will have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, subject to reasonable approval of the Indemnified Party, and the Indemnified Party will cooperate in good faith in such defense; provided, that if the Indemnifying Party elects to assume the defense of the Indemnified Party against such Third-Party Claim, it shall acknowledge to the Indemnified Party in writing its obligations to indemnify the Indemnified Party, at its sole cost and expense, with respect to all elements of such Third-Party Claim (subject to the applicable terms, conditions and limitations set forth in this Agreement); provided further, that the Indemnifying Party will not have the right to defend or direct the defense of any such Third-Party Claim that seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, then (1) subject to Section 9.06(b), it will have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified

Party, and (2) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification under this Article IX. Without limiting the Indemnifying Party’s right to assume and manage any such defense, the Indemnified Party will have the right to participate in the defense of any Third-Party Claim with counsel selected by it. The fees and disbursements of the Indemnified Party’s counsel will be at the expense of the Indemnified Party, provided, that if (A) the Indemnifying Party does not have the right to defend or direct the defense of such Third-Party Claim under the terms of this Agreement, including a Third-Party Claim that seeks an injunction or other equitable relief against the Indemnified Party, or (B) in the reasonable opinion of counsel to the Indemnified Party: (x) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (y) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that is not waived, the Indemnifying Party will be liable for the reasonable fees and expenses of one lawyer (or one law firm) to represent the Indemnified Party.

(iii) If the Indemnifying Party (x) accepts responsibility for such Third-Party Claim but fails to diligently defend such Third-Party Claim, (y) does not accept responsibility for such Third-Party Claim or (z) does not have the right to defend or direct the defense of a Third-Party Claim under the terms of this Agreement, including a Third-Party Claim that seeks an injunction or other equitable relief against the Indemnified Party, then the Indemnified Party may assume control of the defense of such Third-Party Claim (including any settlement) and, in the event it is finally determined by a Governmental Authority having jurisdiction that such Third-Party Claim was a matter for which the Indemnifying Party is responsible under the terms hereof, seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Each of the Parties will cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim.

(b) Settlement of Third-Party Claims. No compromise, settlement or consent to the entry of any judgment with respect to such Third-Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s prior written consent unless (i) there is no finding or admission of any violation of Law or any violation of the rights of any Person; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (iii) the compromise, settlement or consent will not reasonably be expected to materially interfere with the Indemnified Party’s business; and (iv) all Indemnified Parties receive a full release of and from any other claims that may be made against the Indemnified Parties by the Person(s) who bring the Third-Party Claim.

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss that does not result from a Third-Party Claim (a “Direct Claim”) will be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice will not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party will allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party will be deemed to have rejected such claim, in which case the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 9.07. Non-Party Indemnified Parties. Any claim for indemnification under this Article IX by any Person other than the Contributors (including the Indemnified Parties that are not Contributors) must be brought and administered by the Contributor affiliated with such Person. No Indemnified Party or Person other than the Contributors will have any rights against the other Parties under this Article IX except as may be exercised on its behalf by the Contributors, as applicable, under this Article IX. Each of the Contributors may elect to exercise or not exercise indemnification rights under this Article IX on behalf of the other Indemnified Party affiliated with such Contributor in its sole discretion and will have no Liability to any such other Indemnified Party for any action or inaction under this Article IX.

Section 9.08. Tax Treatment of Indemnification Payments and Certain Closing Adjustment Amount Payments. In the event of any payments made in respect of a Closing Adjustment Amount pursuant to Section 3.02(h) or any indemnification claim satisfied by surrender of Closing Units, adjustment of Newco Sharing Ratios or by payment made in cash or via redirected distribution pursuant to Section 9.09, Newco shall make, in each case, appropriate adjustments to reflect (i) a reduction in the value of the property contributed to the Company by the paying or indemnifying Party and (ii) appropriate adjustments necessitated as a result of any redirected distribution, change in Closing Units and/or Newco Sharing Ratios, or cash payment, as applicable.

Section 9.09. Sources of Recovery.

(a) To the extent any indemnification payment is due and owing pursuant to this Agreement in respect of any indemnifiable Loss, the Indemnifying Party shall have thirty (30) days from the date such Loss is finally determined or agreed upon by the Indemnified Party and Indemnifying Party (the “Indemnification Determination Date”) to deliver written notice to the Indemnified Party electing to satisfy such Loss in cash, in which case, the Indemnifying Party shall make such cash payment within sixty (60) days following such agreement or Final Determination. If the Indemnifying Party does not provide such notice within thirty (30) days, or does not then make such payment within such sixty (60)-day period or at the election of the Indemnifying Party pursuant to Section 9.09(b), then, pursuant to Section 6.1(d) of the Newco LLC Agreement, Newco shall withhold and redirect to the Indemnified Party (or, if the Indemnified Party is not a Contributor, such Indemnified Party’s Contributor) distributions that would otherwise be made to the Indemnifying Party (or its Contributor, as applicable) pursuant to Section 6.1(d) of the Newco LLC Agreement until there has been an aggregate amount of redirected distributions pursuant to this Section 9.09 equal to (x) the amount of such Loss plus (y) interest accruing on the amount in clause (x) from the date written notice of the claim is delivered to the Indemnifying Party at a rate of 8.00% per annum (compounding quarterly).

(b) Notwithstanding anything to the contrary herein, in the case of a claim based on Fraud or based on breach of any Fundamental Representations and, in either case, the Loss resulting from such claim is less than or equal to the Estis Cap, the Flowco Cap or the Flogistix Cap, as applicable, the Indemnifying Party shall have the option to satisfy such Loss either pursuant to a cash payment as contemplated in Section 9.09(a), an offset against the distributions payable to such Indemnifying Party pursuant to Section 6.1(d) of the Newco LLC Agreement as contemplated in Section 9.09(a) or an adjustment to the Indemnifying Party’s (or such Indemnifying Party’s Contributor’s) Closing Units and Newco Sharing Ratios based on the amount of such Loss; provided, however, that in the event of a claim based on Fraud or based on breach of any Fundamental Representations in which case the Loss is greater than the Estis Cap, the Flowco Cap or the Flogistix Cap, as applicable, the Indemnified Party shall have the option for such Loss to be satisfied by the Indemnifying Party either pursuant an offset against the distributions payable to such Indemnifying Party pursuant to Section 6.1(d) of the Newco LLC Agreement as contemplated in Section 9.09(a) or an adjustment to the Indemnifying Party’s (or such Indemnifying Party’s Contributor’s) Closing Units and Newco Sharing Ratios based on the aggregate amount of such Loss.

(c) The Parties acknowledge and agree, that for purposes of determining the amount of any Loss for which a Contributor or such Contributor’s Indemnified Party is entitled to indemnification under this Article IX, the calculation of such Loss shall take into account such Contributor’s Newco Sharing Ratio to determine the extent to which such Contributor is entitled to indemnification for such Loss.

Section 9.10. Effect of Investigation. The representations, warranties, covenants and agreements of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, will not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, as the case may be.

Section 9.11. Indemnification in Case of Strict Liability or Negligence. THE FOREGOING INDEMNITIES SET FORTH IN THIS Article IX ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY INDEMNIFIED PARTIES. THE PARTIES ACKNOWLEDGE THAT THE INDEMNITIES SET FORTH HEREIN MAY RESULT IN THE INDEMNITY OF A PARTY FOR ITS SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PARTY.

Section 9.12. Exclusive Remedies. SUBJECT TO THE AVAILABILITY OF SPECIFIC PERFORMANCE IN ACCORDANCE WITH Section 10.14, THE PARTIES HEREBY AGREE THAT FROM AND AFTER THE CLOSING NO PARTY WILL HAVE ANY LIABILITY, AND NO PARTY WILL (AND EACH PARTY WILL CAUSE ITS RESPECTIVE AFFILIATES NOT TO) MAKE ANY CLAIM, WHICH SUCH CLAIMS ARE HEREBY WAIVED AND RELEASED, FOR ANY LOSS OR ANY OTHER MATTER, UNDER, RELATING TO OR ARISING OUT OF THIS AGREEMENT (INCLUDING BREACH OF REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT) OR ANY OTHER TRANSACTION DOCUMENT (OTHER THAN THE NEWCO LLC AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE, EXCEPT FOR A CLAIM FOR INDEMNIFICATION PURSUANT TO THIS Article IX, AND THIS Article IX SETS FORTH THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO THE PARTIES AND ANY OTHER PERSON ENTITLED TO INDEMNIFICATION HEREUNDER RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, SUBJECT TO Section 3.02(i) AND Section 10.14 AND EXCEPT FOR A CLAIM BASED ON FRAUD. NONE OF THE PARTIES WILL HAVE ANY REMEDIES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR IN TORT) FOR ANY STATEMENTS, COMMUNICATIONS, DISCLOSURES, FAILURES TO DISCLOSE, REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

Section 9.13. Waiver of Certain Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY OR ANY OF ITS AFFILIATES WILL BE LIABLE FOR THE FOLLOWING (COLLECTIVELY, “NON-REIMBURSABLE DAMAGES”): SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES, DIMINUTION IN VALUE OR LOST OR DELAYED BUSINESS), WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S OR ANY OF ITS AFFILIATES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, IN EACH CASE, EXCEPT TO THE EXTENT SUCH DAMAGES ARE REASONABLY FORESEEABLE AND DIRECTLY ARISE FROM A BREACH OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT ANY AMOUNTS PAYABLE TO THIRD PARTIES PURSUANT TO A CLAIM BY A THIRD PARTY WILL NOT BE DEEMED NON-REIMBURSABLE DAMAGES.

Section 9.14. Waiver of Other Representations.

(a) ESTIS HOLDINGS SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article IV AND Article V (IN EACH CASE, AS MODIFIED BY THE APPLICABLE DISCLOSURE SCHEDULES) OR IN ANY OTHER TRANSACTION DOCUMENT, FLOWCO PRODUCTION SOLUTIONS AND FLOGISTIX HOLDINGS ARE NOT MAKING, AND HAVE NOT MADE, AND EACH OF THEM HEREBY EXPRESSLY DISCLAIMS, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY IN RESPECT OF FLOWCO PRODUCTION SOLUTIONS, THE FLOWCO COMPANIES, FLOGISTIX HOLDINGS OR THE FLOGISTIX COMPANIES, AS APPLICABLE, OR WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR FORECASTS RELATING TO FLOWCO PRODUCTION SOLUTIONS, THE FLOWCO COMPANIES, FLOGISTIX HOLDINGS OR THE FLOGISTIX COMPANIES, AS APPLICABLE, AND ANY SUCH OTHER REPRESENTATION AND WARRANTIES ARE HEREBY DISCLAIMED.

(b) FLOWCO PRODUCTION SOLUTIONS SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article IV, Article V, AND, SOLELY WITH RESPECT TO ESTIS HOLDINGS, Article VI (IN EACH CASE, AS MODIFIED BY THE APPLICABLE DISCLOSURE SCHEDULES) OR IN ANY OTHER TRANSACTION DOCUMENT, ESTIS HOLDINGS AND FLOGISTIX HOLDINGS ARE NOT MAKING, AND HAVE NOT MADE, AND EACH OF THEM HEREBY EXPRESSLY DISCLAIMS, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY IN RESPECT OF ESTIS HOLDINGS, THE ESTIS COMPANIES, NEWCO, FLOGISTIX HOLDINGS OR THE FLOGISTIX COMPANIES, AS APPLICABLE, OR WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR FORECASTS RELATING TO ESTIS HOLDINGS, THE ESTIS COMPANIES, NEWCO, FLOGISTIX HOLDINGS OR THE FLOGISTIX COMPANIES, AS APPLICABLE, AND ANY SUCH OTHER REPRESENTATION AND WARRANTIES ARE HEREBY DISCLAIMED.

(c) FLOGISTIX HOLDINGS SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article IV, Article V AND, SOLELY WITH RESPECT TO ESTIS HOLDINGS, Article VI (IN EACH CASE, AS MODIFIED BY THE APPLICABLE DISCLOSURE SCHEDULES) OR IN ANY OTHER TRANSACTION DOCUMENT, ESTIS HOLDINGS AND FLOWCO PRODUCTION SOLUTIONS ARE NOT MAKING, AND HAVE NOT MADE, AND EACH OF THEM HEREBY EXPRESSLY DISCLAIMS, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY IN RESPECT OF ESTIS HOLDINGS, THE ESTIS COMPANIES, NEWCO, FLOWCO PRODUCTION SOLUTIONS OR THE FLOWCO COMPANIES, AS APPLICABLE, OR WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR FORECASTS RELATING TO ESTIS HOLDINGS, THE ESTIS COMPANIES, NEWCO, FLOWCO PRODUCTION SOLUTIONS OR THE FLOWCO COMPANIES, AS APPLICABLE, AND ANY SUCH OTHER REPRESENTATION AND WARRANTIES ARE HEREBY DISCLAIMED.

(d) EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS CONDUCTED TO ITS SATISFACTION ITS OWN INDEPENDENT INVESTIGATION OF THE CONDITION AND OPERATIONS OF THE COMPANIES, AS APPLICABLE, AND IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EACH OF THE PARTIES HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION.

Section 9.15. Materiality Qualifiers. For purposes of determining whether there has been a breach of any Party’s representations and warranties herein for which any other Party or any other indemnified Person is entitled to indemnification hereunder and the calculation of any Losses arising from any such breach, any materiality qualifiers (including any “Material Adverse Effect”) contained in such Party’s representations or warranties shall be disregarded.

ARTICLE X

MISCELLANEOUS

Section 10.01. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.02. Expenses. Except as otherwise expressly contemplated in this Agreement, all fees, costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred by the Parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses.

Section 10.03. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been duly given or delivered if (a) delivered personally; (b) sent by email transmission to the email addresses below; or (c) sent via a nationally recognized overnight courier to the recipient for next Business Day delivery. Such notices, demands and other communications will be sent to the address indicated below:

(a)	If to Estis Holdings:

c/o GEC Advisors LLC

2415 West Alabama Street, Suite 220

Houston, Texas 77098

Attention: Jonathan Fairbanks; Alexander Chmelev

Email: jonathan@geclp.com; alex@geclp.com

with a copy to (which shall not constitute notice):

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Attention: H. William Swanstrom; Jennie Simmons

Email: bswanstrom@lockelord.com; jennie.simmons@lockelord.com

(b)	If to Flowco Production Solutions:

c/o GEC Advisors LLC

2415 West Alabama Street, Suite 220

Houston, Texas 77098

Attention: Jonathan Fairbanks; Alexander Chmelev

Email: jonathan@geclp.com; alex@geclp.com

with a copy to (which shall not constitute notice):

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Attention: H. William Swanstrom; Jennie Simmons

Email: bswanstrom@lockelord.com; jennie.simmons@lockelord.com

(c)	If to Flogistix Holdings:

c/o White Deer Management LLC

700 Louisiana Street, Suite 4770

Houston, TX 77002

Attention: Varun Babbili

Email: vbabbili@whitedeerenergy.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, TX 77002

Attention: Robert Seber; Michael P. Marek

Email: rseber@velaw.com; mmarek@velaw.com

(d)	If to Newco:

c/o GEC Advisors LLC

2415 West Alabama Street, Suite 220

Houston, Texas 77098

Attention: Jonathan Fairbanks; Alexander Chmelev

Email: jonathan@geclp.com; alex@geclp.com

with a copy to (which shall not constitute notice):

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Attention: H. William Swanstrom; Jennie Simmons

Email: bswanstrom@lockelord.com; jennie.simmons@lockelord.com or to such other address as any Party may specify by notice given to each of the other Parties in accordance with this Section 10.03. The date of delivery for any such notice will be (x) if delivered personally, on the date of hand delivery, (y) if delivered by email transmission, on the date of delivery if sent on a Business Day before 5:00 p.m., Central Time, or, if not sent on a Business Day before 5:00 p.m., Central Time, on the following Business Day; or (z) if delivered by a nationally recognized overnight courier, on the Business Day after delivery to the overnight courier service.

Section 10.04. Governing Law. This Agreement will be governed by and construed in accordance with the domestic Law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 10.05. Judicial Proceedings; Waiver of Jury Trial. ANY JUDICIAL PROCEEDING INVOLVING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (EACH, A “DISPUTE”) WILL BE BROUGHT ONLY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS OR, TO THE EXTENT SUCH COURTS DO NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, AND EACH OF THE PARTIES (a) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, AND (b) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW HAVE OR HEREAFTER HAS AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 10.03. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING A DISPUTE.

Section 10.06. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) unless otherwise specified herein, references to any Law includes a reference to the corresponding rules and regulations and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time and references to any section of Law include any successor to such section; and (d) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole and not merely to the Article, Section or other subdivision of this Agreement in which such words appear. All personal pronouns used in this Agreement will include the other genders whether used in the masculine or feminine or neuter gender, and the singular will include the plural whenever and as often as may be appropriate. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Disclosure Schedules, Annexes and Exhibits mean the Articles and Sections of, and Disclosure Schedules, Annexes and Exhibits attached to, this Agreement and (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date for the commencement of such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event of an ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The Disclosure Schedules, Annexes and Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Unless otherwise indicated, the terms “ordinary course of business” or “ordinary course” shall be deemed to refer to the ordinary conduct of business in a manner consistent with the past practices and customs of the applicable Party or Company. The phrase “made available” or “has provided” or similar phrases means that any of the Parties, its Affiliates or its Representatives has had the opportunity to review such documents or materials electronically by virtue of the electronic data room established by the Parties in connection with the transactions contemplated, in each case at least forty-eight (48) hours prior to the Closing Date. Any references in this Agreement to dollars or $ shall be deemed to be references to United States dollars. Each accounting term not otherwise defined in this Agreement shall have the meaning ascribed to such term in accordance with GAAP.

Section 10.07. Headings. The headings in this Agreement are for convenience of reference only and will not affect the interpretation of this Agreement.

Section 10.08. Disclosure Schedules. Unless the context otherwise requires, all capitalized terms used on the Disclosure Schedules will have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter on the Disclosure Schedules will be construed as an admission, acknowledgment or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed on the Disclosure Schedules. No disclosure on the Disclosure Schedules relating to any possible breach or violation of any agreement, Law or Permit will be construed as an admission or indication that any such breach or violation exists or has actually occurred. The disclosure of any fact or item in any Disclosure Schedule shall, should the existence of such fact or item be relevant to any other Disclosure Schedules, be deemed to be disclosed with respect to that other Disclosure Schedule solely to the extent the relevance of such disclosure to such other section is reasonably apparent on the face of such disclosure.

Section 10.09. Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.10. Entire Agreement. This Agreement (together with the Disclosure Schedules, Annexes and Exhibits attached hereto), the Confidentiality Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents (other than the Newco LLC Agreement), the Disclosure Schedules, Annexes and Exhibits (other than an exception expressly set forth as such), the statements in the body of this Agreement will control.

Section 10.11. Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of each of the other Parties, and any attempted or purported assignment without such required consents shall be void ab initio. No assignment will relieve the assigning party of any of its obligations hereunder.

Section 10.12. Third-Party Beneficiaries. It is expressly agreed that (a) the Indemnified Parties and such Indemnified Parties’ respective estates, heirs and Representatives, with respect to Article IX, (b) the D&O Indemnified Parties and such D&O Indemnified Parties’ respective estates, heirs and Representatives, with respect to Section 8.05 and (c) the Estis Group Law Firm and the Flowco Group Law Firm and its respective successors and Representatives and the Flogistix Group Law Firm and its respective successors and Representatives, with respect to Section 10.15, are each third-party beneficiaries of such sections referenced herein and entitled to enforce the covenants contained therein. Other than as expressly provided in the preceding sentence, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.13. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party will operate or be construed as a waiver in respect of any failure or breach not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.14. Specific Performance. Notwithstanding anything to the contrary in this Agreement, (a) each Party recognizes and acknowledges that a breach by it of any covenants, agreements or obligations contained in this Agreement may cause the other Party to sustain irreparable harm for which they would not have an adequate remedy at Law, and therefore in the event of any such breach the aggrieved Party shall, without the posting of bond or other security (any requirement for which each Party hereby waives), be entitled to seek the remedy of specific performance of such covenants, agreements and obligations, including injunctive and other equitable relief, in addition to any other remedy to which it might be entitled, (b) a Party shall be entitled to seek an injunction or injunctions to prevent breaches of any covenants, agreements or obligations contained in this Agreement and (c) in the event that any Action is brought in equity to enforce such covenants or agreements, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at Law.

Section 10.15. Conflict Waiver; Attorney-Client Privilege. Each of the Parties acknowledges and agrees, on its own behalf and on behalf of its Related Parties, that:

(a) (i) Locke Lord LLP has acted as counsel to Estis Holdings and its Affiliates (individually and collectively, the “Estis Group”), Flowco Production Solutions and its Affiliates (individually and collectively, the “Flowco Group”) and Newco, and (ii) Vinson & Elkins L.L.P. has acted as counsel to Flogistix and its Affiliates (individually and collectively, the “Flogistix Group”), in each case, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The Parties hereby agree that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Estis Group, the Flowco Group and Newco by Locke Lord LLP (including any successor, the “Estis Group Law Firm”, the “Flowco Group Law Firm” and/or the “Newco Law Firm”, as applicable), and of Flogistix and its Affiliates by Vinson & Elkins L.L.P. (including any successor, the “Flogistix Group Law Firm”), shall not preclude (x) the Estis Group Law Firm, the Flowco Group Law Firm or the Newco Law Firm from serving as counsel to Newco, the Estis Group or the Flowco Group or any shareholder, member, partner or Representative of Newco, the Estis Group or the Flowco Group, or (y) the Flogistix Group Law Firm from serving as counsel to Newco, the Flogistix Group or any shareholder, member, partner or Representative of Newco or the Flogistix Group, in each case, in connection with any Action or obligation arising out of or relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby.

(b) (i) Neither Flogistix Holdings nor its Affiliates shall seek to or have the Estis Group Law Firm, the Flowco Group Law Firm or Newco Law Firm disqualified from any such representation based upon the prior representation of the Estis Group, the Flowco Group or Newco by such firm, and (ii) none of Estis Holdings, Flowco Production Solutions or their respective Affiliates shall seek to or have the Flogistix Group Law Firm disqualified from any such representation based upon the prior representation of Flogistix Group by the Flogistix Group Law Firm. The covenants contained in this Section 10.15 shall not be deemed exclusive of any other rights to which the Estis Group Law Firm, the Flowco Group Law Firm, the Newco Law Firm or the Flogistix Group Law Firm is entitled, whether pursuant to Law, contract or otherwise.

(c) This Section 10.15 is intended for the benefit of, and shall be enforceable by, the Estis Group Law Firm, the Flowco Group Law Firm, the Newco Law Firm and the Flogistix Group Law Firm, as applicable. This Section 10.15 shall be irrevocable, and no term of this Section 10.15 may be amended, waived or modified without the prior written consent of the Estis Group Law Firm, the Flowco Group Law Firm, the Newco Law Firm or the Flogistix Group Law Firm.

Section 10.16. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising under, out of or in connection with, or related in any manner to this Agreement, the other Transaction Documents (other than the Newco LLC Agreement) or the transactions contemplated hereby and thereby may only be brought against, the entities that are expressly named as Parties in the preamble of this Agreement (the “Contracting Parties”) and then only with respect to the specific obligations set forth herein with respect to such Contracting Party. No Person that is not a Contracting Party, including any past, present or future Representative or Affiliate of any Contracting Party or any Affiliate of any of the foregoing (each, a “Nonparty Affiliate”), shall have any Liability (whether in contract, tort, at Law or in equity, or granted by statute or otherwise) for any Actions or Liabilities arising under, out of or in connection with, or related in any manner to this Agreement, the other Transaction Documents (other than the Newco LLC Agreement) or the transactions contemplated hereby and thereby, or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach. To the maximum extent permitted by applicable Law, (a) each Contracting Party hereby waives and releases all such Actions and Liabilities against any such Nonparty Affiliates; (b) each Contracting Party hereby waives and releases any and all rights or Actions that may otherwise be available to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (c) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Closing Date.

NEWCO:

FLOWCO MERGECO LLC, a Delaware limited liability company

By:	/s/ Jonathan Fairbanks
Name: Jonathan Fairbanks
Title: Manager

ESTIS HOLDINGS:

GEC ESTIS HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Jonathan Fairbanks
Name: Jonathan Fairbanks
Title: Manager

FLOWCO PRODUCTION SOLUTIONS:

FLOWCO PRODUCTION SOLUTIONS, L.L.C., a Texas limited liability company

By:	/s/ Jonathan Fairbanks
Name: Jonathan Fairbanks
Title: Manager

FLOGISTIX HOLDINGS:

FLOGISTIX HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Brooks Mims Talton III
Name: Brooks Mims Talton III
Title: Chief Executive Officer

Signature Page to

Contribution Agreement

EXHIBIT A-1

FORM OF ESTIS ASSIGNMENT AGREEMENT

See attached.

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of June 20, 2024 (the “Effective Date”), by and between GEC Estis Holdings LLC, a Delaware limited liability company (the “Assignor”), and Flowco MergeCo LLC, a Delaware limited liability company (the “Assignee”).

RECITALS

WHEREAS, the Assignor directly owns one hundred percent (100%) of the issued and outstanding Equity Interests (the “Estis Interests”) in Estis Intermediate Holdings LLC, a Delaware limited liability company;

WHEREAS, the Assignor and Assignee, are parties to that certain Contribution Agreement, dated as of the Effective Date, by and among the Assignor, the Assignee, Flowco Production Solutions, L.L.C., a Texas limited liability company, and Flogistix Holdings, LLC, a Delaware limited liability company (together with all exhibits and schedules thereto, the “Contribution Agreement”);

WHEREAS, pursuant to and in accordance with the Contribution Agreement, the Assignor wishes to transfer, assign and contribute to the Assignee, and the Assignee desires to accept and acquire from the Assignor, the Estis Interests free and clear of all Encumbrances, except for Corporate Encumbrances.

WHEREAS, in order to effectuate the transfer, assignment, and contribution of the Estis Interests to the Assignee, the parties hereto are executing and delivering this Assignment; and

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Contribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee hereby act and agree as follows:

1. Assignment. The Assignor hereby TRANSFERS, ASSIGNS, and CONTRIBUTES unto the Assignee and its successors and assigns, all right, title and interest in and to the Estis Interests.

2. Assumption of Liabilities and Obligations. The Assignee hereby ASSUMES and agrees to pay, perform and discharge when due any and all liabilities based upon, arising out of or in connection with, or related in any manner to, the Estis Interests, subject to the terms and provisions of the Contribution Agreement.

3. Further Documents. The Assignor covenants and agrees with the Assignee that the Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively contribute, assign, transfer, convey and deliver to and vest in the Assignee, or its respective successors and assigns, and to put the Assignee, or its successors and assigns, in possession of the Estis Interests sold, assigned, transferred, conveyed and delivered hereunder or otherwise carry out the purposes of this Assignment.

4. Conflicts. This Assignment is executed and delivered pursuant to the Contribution Agreement; provided that this Assignment (a) is subject and subordinate to all of the terms and provisions of the Contribution Agreement, (b) does not in any way amend or modify any of the provisions of the Contribution Agreement and (c) in the event of any conflict between any term or provision hereof and any term or provision of the Contribution Agreement, the latter shall control. Notwithstanding anything to the contrary, nothing herein is intended to, nor shall it, expand, limit or otherwise affect the rights or obligations of the parties contained in the Contribution Agreement or the survival thereof.

5. Severability. If any term or provision of this Assignment is held to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Assignment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties will negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6. Amendment and Modification; Waiver. This Assignment may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party will operate or be construed as a waiver in respect of any failure or breach not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Assignment will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7. Successors and Assigns. This Assignment will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of each of the other parties, and any attempted or purported assignment without such required consents shall be void ab initio. No assignment will relieve the assigning party of any of its obligations hereunder.

8. Counterparts. This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

9. Miscellaneous. Sections 10.03 (“Notices”), 10.04 (“Governing Law”), and 10.05 (“Judicial Proceedings; Waiver of Jury Trial”) of the Contribution Agreement are incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of as of the Effective Date.

ASSIGNOR:

GEC ESTIS HOLDINGS LLC, a Delaware limited liability company

By:
Name: Jonathan Fairbanks
Title: Manager

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT (ESTIS INTERESTS)]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of as of the Effective Date.

ASSIGNEE:

FLOWCO MERGECO LLC, a Delaware limited liability company

By:
Name: Jonathan Fairbanks
Title: Manager

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT (ESTIS INTERESTS)]

EXHIBIT A-2

FORM OF FLOWCO ASSIGNMENT AGREEMENT

See attached.

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of June 20, 2024 (the “Effective Date”), by and between Flowco Production Solutions, L.L.C., a Texas limited liability company (the “Assignor”), and Flowco MergeCo LLC, a Delaware limited liability company (the “Assignee”).

RECITALS

WHEREAS, the Assignor directly owns one hundred percent (100%) of the issued and outstanding Equity Interests (the “Flowco Interests”) in Flowco Productions LLC, a Delaware limited liability company;

WHEREAS, the Assignor and Assignee, are parties to that certain Contribution Agreement, dated as of the Effective Date, by and among the Assignor, the Assignee, GEC Estis Holdings LLC, a Delaware limited liability company, and Flogistix Holdings, LLC, a Delaware limited liability company (together with all exhibits and schedules thereto, the “Contribution Agreement”);

WHEREAS, pursuant to and in accordance with the Contribution Agreement, the Assignor wishes to transfer, assign and contribute to the Assignee, and the Assignee desires to accept and acquire from the Assignor, the Flowco Interests free and clear of all Encumbrances, except for Corporate Encumbrances.

WHEREAS, in order to effectuate the transfer, assignment, and contribution of the Flowco Interests to the Assignee, the parties hereto are executing and delivering this Assignment; and

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Contribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee hereby act and agree as follows:

1. Assignment. The Assignor hereby TRANSFERS, ASSIGNS, and CONTRIBUTES unto the Assignee and its successors and assigns, all right, title and interest in and to the Flowco Interests.

2. Assumption of Liabilities and Obligations. The Assignee hereby ASSUMES and agrees to pay, perform and discharge when due any and all liabilities based upon, arising out of or in connection with, or related in any manner to, the Flowco Interests, subject to the terms and provisions of the Contribution Agreement.

3. Further Documents. The Assignor covenants and agrees with the Assignee that the Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively contribute, assign, transfer, convey and deliver to and vest in the Assignee, or its respective successors and assigns, and to put the Assignee, or its successors and assigns, in possession of the Flowco Interests sold, assigned, transferred, conveyed and delivered hereunder or otherwise carry out the purposes of this Assignment.

4. Conflicts. This Assignment is executed and delivered pursuant to the Contribution Agreement; provided that this Assignment (a) is subject and subordinate to all of the terms and provisions of the Contribution Agreement, (b) does not in any way amend or modify any of the provisions of the Contribution Agreement and (c) in the event of any conflict between any term or provision hereof and any term or provision of the Contribution Agreement, the latter shall control. Notwithstanding anything to the contrary, nothing herein is intended to, nor shall it, expand, limit or otherwise affect the rights or obligations of the parties contained in the Contribution Agreement or the survival thereof.

5. Severability. If any term or provision of this Assignment is held to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Assignment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties will negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6. Amendment and Modification; Waiver. This Assignment may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party will operate or be construed as a waiver in respect of any failure or breach not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Assignment will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7. Successors and Assigns. This Assignment will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of each of the other parties, and any attempted or purported assignment without such required consents shall be void ab initio. No assignment will relieve the assigning party of any of its obligations hereunder.

8. Counterparts. This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

9. Miscellaneous. Sections 10.03 (“Notices”), 10.04 (“Governing Law”), and 10.05 (“Judicial Proceedings; Waiver of Jury Trial) of the Contribution Agreement are incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of as of the Effective Date.

ASSIGNOR:

Flowco Production Solutions, L.L.C., a Texas limited liability company

By:
Name: Jonathan Fairbanks
Title: Manager

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT (FLOWCO INTERESTS)]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of as of the Effective Date.

ASSIGNEE:

Flowco MergeCo LLC, a Delaware limited liability company

By:
Name: Jonathan Fairbanks
Title: Manager

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT (FLOWCO INTERESTS)]

EXHIBIT A-3

FORM OF FLOGISTIX ASSIGNMENT AGREEMENT

See attached.

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of June [__], 2024 (the “Effective Date”), by and between Flogistix Holdings, LLC, a Delaware limited liability company (the “Assignor”), and Flowco MergeCo LLC, a Delaware limited liability company (the “Assignee”).

RECITALS

WHEREAS, the Assignor directly owns one hundred percent (100%) of the issued and outstanding Equity Interests (the “Flogistix Interests”) in Flogistix Intermediate Holdings LLC, a Delaware limited liability company;

WHEREAS, the Assignor and Assignee, are parties to that certain Contribution Agreement, dated as of the Effective Date, by and among the Assignor, the Assignee, Flowco Production Solutions, L.L.C., a Texas limited liability company, and GEC Estis Holdings LLC, a Delaware limited liability company (together with all exhibits and schedules thereto, the “Contribution Agreement”);

WHEREAS, pursuant to and in accordance with the Contribution Agreement, the Assignor wishes to transfer, assign and contribute to the Assignee, and the Assignee desires to accept and acquire from the Assignor, the Flogistix Interests free and clear of all Encumbrances, except for Corporate Encumbrances;

WHEREAS, in order to effectuate the transfer, assignment, and contribution of the Flogistix Interests to the Assignee, the parties hereto are executing and delivering this Assignment; and

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Contribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee hereby act and agree as follows:

1. Assignment. The Assignor hereby TRANSFERS, ASSIGNS, and CONTRIBUTES unto the Assignee and its successors and assigns, all right, title and interest in and to the Flogistix Interests.

2. Assumption of Liabilities and Obligations. The Assignee hereby ASSUMES and agrees to pay, perform and discharge when due any and all liabilities based upon, arising out of or in connection with, or related in any manner to, the Flogistix Interests, subject to the terms and provisions of the Contribution Agreement.

3. Further Documents. The Assignor covenants and agrees with the Assignee that the Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively contribute, assign, transfer, convey and deliver to and vest in the Assignee, or its respective successors and assigns, and to put the Assignee, or its successors and assigns, in possession of the Flogistix Interests sold, assigned, transferred, conveyed and delivered hereunder or otherwise carry out the purposes of this Assignment.

4. Conflicts. This Assignment is executed and delivered pursuant to the Contribution Agreement; provided that this Assignment (a) is subject and subordinate to all of the terms and provisions of the Contribution Agreement, (b) does not in any way amend or modify any of the provisions of the Contribution Agreement and (c) in the event of any conflict between any term or provision hereof and any term or provision of the Contribution Agreement, the latter shall control. Notwithstanding anything to the contrary, nothing herein is intended to, nor shall it, expand, limit nor otherwise affect the rights or obligations of the parties contained in the Contribution Agreement or the survival thereof.

5. Severability. If any term or provision of this Assignment is held to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Assignment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties will negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6. Amendment and Modification; Waiver. This Assignment may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party will operate or be construed as a waiver in respect of any failure or breach not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Assignment will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7. Successors and Assigns. This Assignment will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of each of the other parties, and any attempted or purported assignment without such required consents shall be void ab initio. No assignment will relieve the assigning party of any of its obligations hereunder.

8. Counterparts. This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

9. Miscellaneous. Sections 10.03 (“Notices”), 10.04 (“Governing Law”), 10.05 (“Judicial Proceedings; Waiver of Jury Trial”) of the Contribution Agreement are incorporated herein by reference, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of as of the Effective Date.

ASSIGNOR:

FLOGISTIX HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT (FLOGISTIX INTERESTS)]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of as of the Effective Date.

ASSIGNEE:

FLOWCO MERGECO LLC, a Delaware limited liability company

By:
Name: Jonathan Fairbanks
Title: Manager

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT (FLOGISTIX INTERESTS)]

EXHIBIT B

FORM OF NEWCO LLC AGREEMENT

See attached.

Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FLOWCO MERGECO LLC

a Delaware limited liability company

June 20, 2024

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. SUCH LIMITED LIABILITY COMPANY INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED LIABILITY COMPANY INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FLOWCO MERGECO LLC

a Delaware limited liability company

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND CONSTRUCTION		2

1.1	Definitions	2
1.2	Construction	2

ARTICLE 2 ORGANIZATION		3

2.1	Formation; Continuation	3
2.2	Name	3
2.3	Registered Office; Registered Agent; Principal Office; Other Offices	3
2.4	Purposes	3
2.5	Foreign Qualification	3
2.6	Term	3
2.7	No State Law Partnership	3
2.8	Title to Company Assets	4

ARTICLE 3 MEMBERS; UNITS		4

3.1	Members	4
3.2	Units	4
3.3	Issuance of Series A Units on or prior to the Effective Date	4
3.4	No Other Persons Deemed Members	5
3.5	No Resignation or Expulsion	5
3.6	Members’ Schedules	5
3.7	Admission of Additional Members and Substituted Members and Creation of Additional Units	5
3.8	No Liability of Members	6

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		6

4.1	Representations and Warranties of Members	6

ARTICLE 5 CAPITAL CONTRIBUTIONS		9

5.1	Contributions as of the Effective Date	9
5.2	Return of Contributions	9
5.3	Capital Account	9
5.4	Advances by Members	10
5.5	No Commitment for Additional Financing	10
5.6	Adjustments for Indemnification Obligations	11

i

ARTICLE 6 DISTRIBUTIONS AND ALLOCATIONS		13

6.1	Distributions	13
6.2	Allocations of Profits and Losses and other Items	16
6.3	Income Tax Allocations	19
6.4	Other Allocation Rules	20

ARTICLE 7 DISPOSITIONS OF MEMBERSHIP INTERESTS; PREEMPTIVE RIGHTS; QUALIFIED IPO		20

7.1	General Restrictions on Dispositions of Membership Interests	20
7.2	Restrictions on Dispositions of Units	21
7.3	Permitted Dispositions	21
7.4	Drag-Along Rights; Forced Sale	22
7.5	Tag-Along Rights	26
7.6	Qualified IPO	28
7.7	Preemptive Rights	31
7.8	Registration Rights	33
7.9	Specific Performance	33
7.10	Termination Following IPO Conversion	34
7.11	Certain Company Actions	34

ARTICLE 8 MANAGEMENT		35

8.1	Management Under Direction of the Board	35
8.2	Board of Managers	35
8.3	Board Observer	38
8.4	Officers	39
8.5	Members	39
8.6	Certain Decisions Requiring Unanimous Board Approval	39
8.7	Acknowledgement Regarding Outside Businesses and Opportunities	41
8.8	Amendment, Modification or Repeal	42

ARTICLE 9 LIMITATION OF LIABILITY AND INDEMNIFICATION		42

9.1	Duties of Members and Managers; Limitation of Member and Manager Liability; Member and Manager Indemnification	42
9.2	Duties of Officers; Indemnification of Officers	45
9.3	Advance of Expenses	46
9.4	Procedure for Indemnification	46
9.5	Multiple Rights to Indemnification	47
9.6	Company Obligations; Indemnification Rights	47
9.7	Insurance	48
9.8	Release of Members	48

ARTICLE 10 CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS		48

10.1	Financial Reports and Access to Information	48
10.2	Maintenance of Books	50
10.3	Accounts	50

ii

10.4	Information; Confidentiality	51
10.5	VCOC Amendments	52
10.6	Corporate Transparency Act	52

ARTICLE 11 TAXES		53

11.1	Tax Returns	53
11.2	Tax Partnership	53
11.3	Tax Elections	53
11.4	Partnership Representative	53
11.5	Tax Sharing Agreement	55

ARTICLE 12 DISSOLUTION, WINDING-UP AND TERMINATION		55

12.1	Dissolution	55
12.2	Winding-Up and Termination	56
12.3	Deficit Capital Accounts	57
12.4	Certificate of Cancellation	57

ARTICLE 13 GENERAL PROVISIONS		57

13.1	Notices	57
13.2	Entire Agreement; Supersedure	58
13.3	Effect of Waiver or Consent	58
13.4	Amendment or Restatement; Power of Attorney	58
13.5	Binding Effect	59
13.6	Governing Law; Dispute Resolution; Severability	59
13.7	Further Assurances	60
13.8	Counterparts	60
13.9	Fees and Expenses	61
13.10	No Presumption	61

EXHIBITS:

A	Defined Terms
B	Addendum Agreement
C	Registration Rights

SCHEDULES:

I	Unitholders
II	Effective Date Managers
III	Effective Date Officers

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FLOWCO MERGECO LLC

a Delaware limited liability company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of FLOWCO MERGECO LLC, a Delaware limited liability company (the “Company”), dated as of June 20, 2024 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by the Members.

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on June 3, 2024 (the “Formation Date”);

WHEREAS, the Company has been governed since the Formation Date by that certain Limited Liability Company Agreement of the Company dated as of the Formation Date (the

“Initial Agreement”);

WHEREAS, substantially concurrently herewith the Company is entering into that certain Contribution Agreement dated as of the Effective Date, with GEC Estis Holdings LLC, a Delaware limited liability company (together with its transferees that are admitted as Members, if any, after the date hereof, the “Estis Member”), Flowco Production Solutions, L.L.C., a Texas limited liability company (together with its transferees that are admitted as Members, if any, after the date hereof, the “Flowco Member”) and Flogistix Holdings, LLC, a Delaware limited liability company (together with its transferees that are admitted as Members, if any, after the date hereof, the “Flogistix Member”), pursuant to which each of the Estis Member, the Flowco Member and the Flogistix Member is contributing certain Equity Interests to the Company in exchange for Series A Units (the “Contribution Agreement”);

WHEREAS, in connection with and after giving effect to the transactions contemplated by the Contribution Agreement, the Members deem it necessary, advisable and in the best interest of the Company and the Members to amend and restate the Initial Agreement in its entirety in order to, among other things, govern the manner by which the business and affairs of the Company will be managed and certain rights and obligations in respect of the ownership of Units; and

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Agreement is hereby amended and restated in its entirety and this Agreement is hereby adopted, executed and agreed to, for good and valuable consideration, by the Members.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2 Construction. In this Agreement, unless a clear contrary intention appears: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” and variations thereof shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) the word “or” is inclusive; (d) references to Articles and Sections refer to Articles and Sections of this Agreement; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; (f) references in any Article or Section or definition to any clause mean such clause of such Article, Section or definition; (g) references to Exhibits and Schedules are to the Exhibits or Schedules attached hereto, each of which is hereby incorporated herein and made a part of this Agreement for all purposes as if set forth in full herein; (h) all references to dollars or money refer to the lawful currency of the United States; (i) references to “federal” or “Federal” mean U.S. federal or U.S. Federal, respectively; (j) references to the “IRS” or the “Internal Revenue Service” refer to the United States Internal Revenue Service; (k) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified (including any waiver or consent) and in effect from time to time in accordance with the terms thereof; (l) reference to any Law means such Law as amended, modified, codified, reenacted or replaced and in effect from time to time; (m) references to “Revenue Procedures,” or “Revenue Rulings” refer to Revenue Procedures or Revenue Rulings published by the Internal Revenue Service; (n) any right expressly granted to the Estis Member hereunder will be deemed to have been granted a single time to all Members that collectively constitute the Estis Member, and if at any time one or more Members is an Estis Member, then any such Member will have the power and authority to exercise such right on behalf of all such Members, (o) any right expressly granted to the Flowco Member hereunder will be deemed to have been granted a single time to all Members that collectively constitute the Flowco Member, and if at any time one or more Members is a Flowco Member, then any such Member will have the power and authority to exercise such right on behalf of all such Members, and (p) any right expressly granted to the Flogistix Member hereunder will be deemed to have been granted a single time to all Members that collectively constitute the Flogistix Member, and if at any time one or more Members is a Flogistix Member, then any such Member will have the power and authority to exercise such right on behalf of all such Members. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

ARTICLE 2

ORGANIZATION

2.1 Formation; Continuation. The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate with the Secretary of State of the State of Delaware, and is being continued pursuant to the terms of this Agreement.

2.2 Name. The name of the Company is “Flowco MergeCo LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.

2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in Delaware shall be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in Delaware shall be the registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company shall be at such place as the Board may designate. The Company may have such other offices as the Board may designate.

2.4 Purposes. The purposes of the Company are to directly, or indirectly through Subsidiaries or joint ventures, carry on the businesses of the Members as of the Effective Date, including production optimization and related oilfield services business lines, and any other lawful business, purpose or activity ancillary thereto for which limited liability companies may be formed under the Act.

2.5 Foreign Qualification. The Company shall comply with all requirements necessary to qualify the Company to conduct business as a foreign limited liability company in foreign jurisdictions to the extent that any such jurisdiction requires qualification for the Company to conduct business therein and to maintain the limited liability of the Members. At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business; provided, however, that, no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

2.6 Term. The Company’s existence commenced upon the effectiveness of the Certificate, and the Company shall have a perpetual existence until it is dissolved and terminated in accordance with Article 12.

2.7 No State Law Partnership. The Members intend that the Company not be, and the Company is not, a partnership (including a limited partnership) or joint venture, and that no Member be, and no Member is, a partner or joint venturer of any other Member, for any purposes other than federal and applicable state and local tax purposes, and this Agreement shall not be construed to suggest otherwise.

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2.8 Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity. Title to any or all of the Company assets may be held in the name of the Company, and no Member, Manager or Officer shall have any ownership interest in such Company assets. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to any such Company assets is held. The Company may form one or more Subsidiaries, as determined by the Board, to hold assets and conduct business.

ARTICLE 3

MEMBERS; UNITS

3.1 Members. The Persons listed on Schedule I are the Members of the Company as of the Effective Date (each, an “Effective Date Member”), and the Company has no other Members as of the Effective Date. Each Effective Date Member is admitted to the Company as a Member upon such Person’s execution and delivery to the Company of this Agreement.

3.2 Units.

(a) Unit Designations. The Membership Interests in the Company shall be divided into and represented by series of Units, as determined by the Board. As of the Effective Date, the Membership Interests shall be represented by a single series of Units referred to as “Series A Units.” The Company is authorized to issue an unlimited number of Series A Units.

(b) UCC Securities. Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the Effective Date.

(c) Fractional Units. Any fractional Units that would otherwise be issued pursuant to this Agreement shall be rounded to the nearest whole Unit (with any one-half Unit being rounded up).

3.3 Issuance of Series A Units on or prior to the Effective Date. On or prior to the Effective Date, subject to the terms and conditions of this Agreement, each Member listed on Schedule I has contributed (or is deemed to have contributed) to the Company or its designee cash or property with the value set forth under column (1) opposite such Member’s name on Schedule I, and, in exchange for such contribution, the Company has issued to such Effective Date Member the number of Series A Units set forth under column (2) opposite such Member’s name on Schedule I.

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3.4 No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person (including an assignee of rights with respect to Membership Interests or a transferee of Membership Interests, whether voluntary, by operation of Law or otherwise) shall be, or shall be considered, a Member. The Company may elect to deal only with Persons admitted to the Company as Members as provided in this Agreement (including their duly authorized representatives). Any distribution by the Company to the Person shown on the Company’s records as a Member, or to such Person’s legal representatives, shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Disposition by the Member or for any other reason.

3.5 No Resignation or Expulsion. A Member may not take any action to Resign voluntarily, and a Member may not be expelled or otherwise removed involuntarily as a Member, prior to the dissolution and winding up of the Company, other than as a result of a permitted Disposition of all of such Member’s Membership Interests in accordance with Article 7 and each of the transferees of such Membership Interests being admitted as a Substituted Member. A Member will cease to be a Member only in the manner described in Section 3.7 and Article 12.

3.6 Members’ Schedules. The Company shall maintain one or more schedules of all of the Members from time to time, including their respective mailing addresses and the Units held by them (such schedules, as the same may be amended, modified or supplemented from time to time, collectively the “Members’ Schedules”). A copy of the Members’ Schedule with respect to the Members holding Series A Units as of the Effective Date is attached as Schedule I.

3.7 Admission of Additional Members and Substituted Members and Creation of Additional Units.

(a) Authority. Subject to the limitations set forth in this Article 3 and in Article 7, and subject to Section 8.6 and Section 13.4, the Company may admit Additional Members and Substituted Members and may also (i) issue additional Series A Units at Fair Market Value (as reasonably determined by the Board acting in good faith), or (ii) create and issue such additional classes or series of Units or other Membership Interests (or securities convertible into or exercisable or exchangeable for a Membership Interest) having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine. Upon the issuance pursuant to and in accordance with this Article 3 of any class or series of Membership Interests, the Board may, subject to Section 8.6 and Section 13.4, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any Additional Member to the Company or the authorization and issuance of such class or series of Membership Interests (or securities convertible into or exercisable or exchangeable for a Membership Interest), and the related rights and preferences thereof.

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(b) Conditions. An Additional Member or Substituted Member shall be admitted to the Company with all the rights and obligations of a Member effective on the date such Person’s name is recorded on the books and records of the Company if (i) all applicable conditions of Article 7 are satisfied and (ii) such Additional Member or Substituted Member, if not already a party to this Agreement, shall have executed and delivered to the Company an Addendum Agreement in the form attached as Exhibit B (an “Addendum Agreement”) and such other documents or instruments as may be required to effect the admission of such Additional Member or Substituted Member. No Disposition or issuance of Membership Interests otherwise permitted or required by this Agreement shall be effective, no Member shall have the right to substitute a transferee as a Member in its place with respect to any Membership Interests acquired by such transferee in any Disposition and no purchaser of newly issued Membership Interests from the Company shall be deemed to be a Member if the foregoing conditions are not satisfied. Upon the admission of an Additional Member or Substituted Member, the Company shall update the Members’ Schedules as appropriate. Any Member who Disposed of all of such Member’s Membership Interests in one or more Dispositions permitted pursuant to this Section 3.7 and Article 7 shall cease to be a Member as of the date of the last such Disposition; provided, that, notwithstanding anything to the contrary in this Agreement, such Member shall not be relieved of any liabilities that arise under or are incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Membership Interests or ceases to be a Member hereunder and such Member shall continue to be subject to the terms of Sections 6.1(f), 10.4, 11.4, 13.1 through 13.3, and 13.5 through 13.10.

3.8 No Liability of Members. Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and no Member in its capacity as such shall be liable personally (a) for any debts, liabilities, contracts or other obligations of the Company, except to the extent and under the circumstances set forth in any non-waivable provision of the Act or in any separate written instrument signed by the applicable Member, or (b) for any debts, liabilities, contracts or other obligations of any other Member. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided herein or required by any non-waivable provision of the Act. The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise with the consent of all of the Members for purposes of § 18-502(b) of the Act. However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Members. Each Member severally, but not jointly, represents and warrants as of the Effective Date (or, in the case of an Additional Member or Substituted Member, as of the date such Person is admitted to the Company pursuant to Section 3.7(b)) to the Company that:

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(a) Authority. Such Member has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is, or will be, a party have been, or will be, duly authorized by all necessary action.

(b) Binding Obligations. This Agreement and each other Transaction Document to which such Member is, or will be, a party has been, or will be, duly and validly executed and delivered by such Member and constitutes, or shall constitute, the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to Creditors’ Rights.

(c) No Conflict. The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is, or will be, a party will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under: (A) any term or condition of such Member’s organizational documents; or (B) any other instrument to which such Member is a party or by which any property of such Member is otherwise bound or subject, except, in the case of this clause (B), where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party or to materially impair such Member’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.

(d) Investment Entirely for Own Account. The Membership Interests acquired or to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Membership Interests.

(e) Unregistered Securities. Such Member understands that the Membership Interests, at the time of issuance, will not be registered under the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Such Member also understands that such Membership Interests are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Member’s representations contained in this Agreement.

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(f) Information; Investment Experience. Such Member acknowledges that such Member is familiar with the business and financial condition, properties, operations and prospects of the Company, and such Member has made all investigations which it deems necessary or desirable for deciding whether to make an investment in the Membership Interests. Such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Membership Interests and of making an informed investment decision with respect to the purchase thereof and understands that (i) this investment is suitable only for an investor that is able to bear the economic consequences of losing such investor’s entire investment, (ii) the acquisition of the Membership Interests hereunder is a speculative investment which involves a high degree of risk of loss, which could include the loss of the Member’s entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Membership Interests, and accordingly, it may not be possible for such Member to liquidate such Member’s investment in case of emergency.

(g) Accredited Investor or Employee. Such Member is (i) an Accredited Investor or (ii) a natural person and an employee of the Company or one of the Company’s wholly-owned Subsidiaries.

(h) Restricted Securities. Such Member understands that the Membership Interests to be acquired by such Member may not be sold, transferred or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom, and that in the absence of either an effective registration statement covering such Membership Interests or an available exemption from registration under the Securities Act, the Membership Interests must be held indefinitely. Such Member understands that the Company has no present intention of registering the Membership Interests to be acquired by such Member. Such Member also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Member to transfer all or any portion of the Membership Interests to be acquired by it under the circumstances, in the amounts or at the times such Member might propose. In particular, such Member is aware that the Membership Interests may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be availability of current information to the public about the Company. Such information is not now available and the Company has no plans to make such information available.

(i) Taxes. Such Member has reviewed with its own tax advisors the federal, state and local and the other tax consequences of an investment in Membership Interests and the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member acknowledges and agrees that the Company is making no representation or warranty as to the federal, state, local or foreign tax consequences to such Member as a result of such Member’s acquisition of Membership Interests or the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member understands that it shall be responsible for its own tax liability that may arise as result of such Member’s acquisition of Membership Interests.

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ARTICLE 5

CAPITAL CONTRIBUTIONS

5.1 Contributions as of the Effective Date. Schedule I sets forth the aggregate Capital Contributions that for all purposes hereunder are deemed to have been made by the Effective Date Members listed on Schedule I and the number of Series A Units held by such Effective Date Members as of the Effective Date. The Board may cause the Company to update Schedule I, from time to time, in accordance with Section 13.4(b) to reflect any changes thereto after the Effective Date; provided, that the failure to timely amend Schedule I will in no way effect the validity of any Disposition, issuance or forfeiture of Units or other transaction.

5.2 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member, or any Member’s Affiliates, partners, equityholders or Representatives. The return of such Capital Contributions (or any return thereon) shall be made solely from the Company’s assets and a Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

5.3 Capital Account.

(a) A Capital Account shall be established and maintained for each Member in accordance with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv). Each Member’s Capital Account (x) shall be increased by (i) the amount of money contributed by such Member to the Company (including, to the extent applicable, pursuant to Section 5.3(b)), (ii) the initial Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member of Profits and any other items of income or gain allocated to such Member pursuant to Section 6.2, and (iv) any other increases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv), and (y) shall be decreased by (i) the amount of money distributed to such Member by the Company (including distributions treated as advances under Section 6.1(b)), (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member of Losses and any other items of loss or deduction allocated to such Member pursuant to Section 6.2, and (iv) any other decreases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv). On the transfer of all or part of a Member’s Membership Interests, the Capital Account of the transferor that is attributable to the transferred Membership Interests shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l). A Member that has more than one class or series of Units shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each class or series of Units.

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(b) If any Company Level Tax (i) for purposes of maintaining Capital Accounts and allocating Profits and Losses, is treated as an expense of the Company, and (ii) for purposes of Article 6, relates to one or more Members (each such Member, an “Affected Member”) and is recoverable from such Affected Members in accordance with Section 6.1(f), then to the extent that the Board reasonably determines it is appropriate for purposes of properly maintaining Capital Accounts (including by avoiding duplicative reductions thereto), the Company (A) shall allocate the expense with respect to such tax to the Affected Members in accordance with Section 6.2(b)(x), (B) to the extent the Company recovers the Company Level Tax by payment from the Affected Members (whether directly or in repayment of a deemed loan), shall increase the Affected Members’ Capital Account by the amount of such payment in accordance with Section 5.3(a)(x)(i) (notwithstanding that, for all other purposes of this Agreement, the amount of such payment shall not be treated as a Capital Contribution and shall not reduce the amount that the Affected Members are otherwise obligated to contribute to the Company), and (C) to the extent the Company recovers the Company Level Tax by reducing the distributions to which the Affected Members would otherwise be entitled to receive, shall not reduce the Capital Account of the Affected Members by the amount of the distributions that were offset (notwithstanding that for purposes of Article 6, the amount of such distributions that were offset will be treated as having been distributed to the Affected Members).

5.4 Advances by Members. Subject to the provisions of Section 7.7, if the Company does not have sufficient cash to pay its obligations, then the Board may permit any or all of the Members to (but shall not impose upon the Members any obligation to) advance all or a portion of the needed funds to or on behalf of the Company (a “Member Advance”), which advances will constitute a loan from such Member or Members to the Company, will bear interest and be subject to such other terms and conditions as agreed between such Member or Members and the Company with Board Approval and will not be deemed to be a Capital Contribution.

5.5 No Commitment for Additional Financing. The Company and each Member acknowledges and agrees that no Member has made any representation, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance. In addition, the Company and each Member acknowledge and agree that (a) no statements made by any Member or its representatives before, on or after the Effective Date shall create an obligation to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Member or its representatives, and (c) an obligation to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Member and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Member shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of, or investment in, the Company and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

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5.6 Adjustments for Indemnification Obligations.

(a) In the event the Estis Member incurs an Indemnification Obligation and (i) pursuant to Section 9.09 of the Contribution Agreement, the Estis Member does not elect to satisfy such Indemnification Obligation in cash, or, if the Estis Member so elects to satisfy such Indemnification Obligation in cash, does not make such cash payment within sixty (60) days following the Indemnification Determination Date, (ii) pursuant to Section 9.09 of the Contribution Agreement, the Estis Member elects to satisfy an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Estis Member that is less than or equal to the Estis Cap (as defined in the Contribution Agreement) through an offset against distributions, or (iii) pursuant to Section 9.09 of the Contribution Agreement, the Indemnified Party to whom the Estis Member owes an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Estis Member that is greater than the Estis Cap elects to have such loss satisfied through an offset against distributions, the Estis Member’s Indemnification Obligation shall be satisfied through offsets to amounts that would otherwise be distributed to the Estis Member in accordance with Section 6.1(d). Notwithstanding anything to the contrary herein, if, pursuant to Section 9.09 of the Contribution Agreement, either the Estis Member or the Indemnified Party elects to recover an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Estis Member through an adjustment to the Estis Member’s Series A Units, then (i) on the Indemnification Determination Date, the Estis Member shall automatically forfeit Series A Units equal to the amount of such Indemnification Obligation for which such election was made based on a value of $174.11 per Series A Unit, and (ii) the Capital Account and the Capital Contributions of the Estis Member shall be automatically and correspondingly adjusted to reflect the amount of the Indemnification Obligation. Otherwise, any Indemnification Obligations shall be satisfied in accordance with Article IX of the Contribution Agreement; provided, however, that, other than as provided in Section 6.1(d), no payments by the Estis Member in satisfaction of an Indemnification Obligation shall be treated as additional Capital Contributions for purposes of this Agreement, nor shall such payment result in the grant of any additional Series A Units to the Estis Member.

(b) In the event the Flowco Member incurs an Indemnification Obligation and (i) pursuant to Section 9.09 of the Contribution Agreement, the Flowco Member does not elect to satisfy such Indemnification Obligation in cash, or, if the Flowco Member so elects to satisfy such Indemnification Obligation in cash, does not make such cash payment within sixty (60) days following the Indemnification Determination Date, (ii) pursuant to Section 9.09 of the Contribution Agreement, the Flowco Member elects to satisfy an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Flowco Member that is less than or equal to the Flowco Cap (as defined in the Contribution Agreement) through an offset against distributions, or (iii) pursuant to Section 9.09 of the Contribution Agreement, the Indemnified Party to whom the Flowco Member owes an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Flowco Member that is

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greater than the Flowco Cap elects to have such loss satisfied through an offset against distributions, the Flowco Member’s Indemnification Obligation shall be satisfied through offsets to amounts that would otherwise be distributed to the Flowco Member in accordance with Section 6.1(d). Notwithstanding anything to the contrary herein, if, pursuant to Section 9.09 of the Contribution Agreement, either the Flowco Member or the Indemnified Party elects to recover an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Flowco Member through an adjustment to the Flowco Member’s Series A Units, then (i) on the Indemnification Determination Date, the Flowco Member shall automatically forfeit Series A Units equal to the amount of such Indemnification Obligation for which such election was made based on a value of $174.11 per Series A Unit, and (ii) the Capital Account and the Capital Contributions of the Flowco Member shall be automatically and correspondingly adjusted to reflect the amount of the Indemnification Obligation. Otherwise, any Indemnification Obligations shall be satisfied in accordance with Article IX of the Contribution Agreement; provided, however, that, other than as provided in Section 6.1(d), no payments by the Flowco Member in satisfaction of an Indemnification Obligation shall be treated as additional Capital Contributions for purposes of this Agreement, nor shall such payment result in the grant of any additional Series A Units to the Flowco Member.

(c) In the event the Flogistix Member incurs an Indemnification Obligation and (i) pursuant to Section 9.09 of the Contribution Agreement, the Flogistix Member does not elect to satisfy such Indemnification Obligation in cash, or, if the Flogistix Member so elects to satisfy such Indemnification Obligation in cash, does not make such cash payment within sixty (60) days following the Indemnification Determination Date, (ii) pursuant to Section 9.09 of the Contribution Agreement, the Flogistix Member elects to satisfy an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Flogistix Member that is less than or equal to the Flogistix Cap (as defined in the Contribution Agreement) through an offset against distributions, or (iii) pursuant to Section 9.09 of the Contribution Agreement, the Indemnified Party to whom the Flogistix Member owes an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Flogistix Member that is greater than the Flogistix Cap elects to have such loss satisfied through an offset against distributions, the Flogistix Member’s Indemnification Obligation shall be satisfied through offsets to amounts that would otherwise be distributed to the Flogistix Member in accordance with Section 6.1(d). Notwithstanding anything to the contrary herein, if, pursuant to Section 9.09 of the Contribution Agreement, either the Flogistix Member or the Indemnified Party elects to recover an Indemnification Obligation relating to a claim based on Fraud or a breach of a Fundamental Representation by the Flogistix Member through an adjustment to the Flogistix Member’s Series A Units, then (i) on the Indemnification Determination Date, the Flogistix Member shall automatically forfeit Series A Units equal to the amount of such Indemnification Obligation for which such election was made based on a value of $174.11 per Series A Unit, and (ii) the Capital Account and the Capital Contributions of the Flogistix Member shall be automatically and correspondingly adjusted to reflect the amount of the Indemnification Obligation.

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Otherwise, any Indemnification Obligations shall be satisfied in accordance with Article IX of the Contribution Agreement; provided, however, that, other than as provided in Section 6.1(d), no payments by the Flogistix Member in satisfaction of an Indemnification Obligation shall be treated as additional Capital Contributions for purposes of this Agreement, nor shall such payment result in the grant of any additional Series A Units to the Flogistix Member.

(d) For federal (and applicable state and local) tax purposes, appropriate adjustments shall be made to account for any and all adjustments to the Capital Accounts and/or Capital Contributions of any Member pursuant to this Section 5.6.

ARTICLE 6

DISTRIBUTIONS AND ALLOCATIONS

6.1 Distributions.

(a) Each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 6 and applicable Law.

(b) The Company shall, subject to the availability of funds (as reasonably determined by the Board in good faith), make cash distributions to each Member on the Tax Distribution Date with respect to each Fiscal Year to the extent of the required Tax Distribution, if any, of such Member for such Fiscal Year; provided, however, the Company may, upon election by the Board in its sole discretion, make such cash distributions on a quarterly basis based upon estimates of the required Tax Distribution in a manner sufficient to permit the Members to satisfy their respective quarterly estimated tax payment obligations. If on a Tax Distribution Date (or date of a quarterly estimated distribution) there is not sufficient available cash to distribute to each Member the full amount of such Member’s Tax Distribution (or quarterly estimate thereof), distributions shall be made to the Members to the extent of the available cash in proportion to each Member’s required Tax Distribution (or quarterly estimate thereof). All quarterly tax distributions to a Member shall be treated as an advance of, and shall offset, the cash distribution payable to the Member (pursuant to this Section 6.1(b)) on the next Tax Distribution Date. Any distributions made pursuant to this Section 6.1(b) to a Member shall be treated as an advance payment of, and shall reduce, the amounts otherwise distributable to such Member pursuant to Section 6.1(c) or Section 12.2(c) in subsequent distributions.

(c) The Board shall have sole discretion to determine the timing of any distribution, subject to the limitations on such discretion set forth in Section 6.1(b), and the aggregate amounts available for such distribution. Each such other distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made to the Members pro rata in accordance with such Members’ respective Sharing Ratios. Any non-cash distributions, or distributions which include a combination of cash and one or more other assets, shall be allocated proportionally among the Members such that each Member receives the same ratio of cash distributions to non-cash distributions.

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(d) In the event a Member (i) has a positive Closing Adjustment Amount as finally determined in accordance with Section 3.02 of the Contribution Agreement or (ii) is required to, or elects to, satisfy an Indemnification Obligation with an Indemnification Offset in accordance with Section 5.6 (such Member a “Defaulting Member”), the Board shall offset against any distributions otherwise payable to the Defaulting Member pursuant to the other provisions of this Agreement, and redirect such distributions to the non-Defaulting Members entitled to receive such distributions under the Contribution Agreement (the “Non-Defaulting Members”), until the aggregate amount offset against such Defaulting Member’s distributions and redirected to the Non-Defaulting Members equals the (A) (I) applicable Closing Adjustment Amount or Indemnification Obligation, as applicable multiplied by (II) (x) 100%, minus (y) the Sharing Ratio of such Defaulting Member plus (B) interest accruing on the amount in clause (A) at a rate of 8.00% per annum (compounding quarterly) in accordance with the last sentence of this Section 6.1(d) (the “Offset Amount”). The Capital Contribution and Capital Account of the Defaulting Member shall be automatically and correspondingly reduced by any such positive Closing Adjustment Amount or Indemnification Offset, as applicable, and all distributions otherwise payable to a Defaulting Member that are offset pursuant to this Section 6.1(d) and redirected to the Non-Defaulting Members shall be treated as if the Company distributed such amounts to the Defaulting Member, and immediately thereafter the Defaulting Member (A) paid to the Company any portion of the Offset Amount which relates to accrued but unpaid interest and (B) contributed the remaining amount of the Offset Amount as a Capital Contribution; provided that, such Capital Contribution shall not result in the grant of any additional Series A Units to the Defaulting Member. With respect to any Closing Adjustment Amount, interest shall accrue from the date the applicable Closing Statement is required to be delivered pursuant to Section 3.02 of the Contribution Agreement. With respect to any Indemnification Obligation, interest shall accrue from the date of the Indemnification Determination Date.

(e) All distributions made under this Section 6.1 shall be made to the holders of record of the applicable Units on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Units on the date of the distribution.

(f) Withholding.

(i) The Company and its Subsidiaries may withhold from distributions, allocations or portions thereof to the extent it is required to do so by any applicable rule, regulation or law, and each Member hereby authorizes the Company to withhold or pay on behalf of or with respect to such Member any amount of federal, state, provincial, local or foreign taxes that the Board reasonably determines that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Agreement. The Company shall cooperate in good faith with each of the Members to minimize the amounts that the Company is required to deduct or withhold with respect to such Member, and if the Company is required to make any deduction or withholding with respect to any Member, the Company shall provide notice to such Member reasonably in advance of such deduction or withholding, which notice shall include the authority, basis and method of calculation for the proposed deduction or withholding. To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Board reasonably determines that such tax relates to one or more specific Members (including any Company Level Taxes), such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 6.1(f). Any determinations made by the Board pursuant to and in accordance with the terms of this Section 6.1(f)(i) shall be binding upon the Members.

(ii) For all purposes under this Agreement, any amounts so withheld or paid with respect to a Member (including any Company Level Taxes) pursuant to this Section 6.1(f) shall offset any distributions to which such Member is entitled concurrently with such withholding or payment and shall be treated as actually distributed to such Member pursuant to Section 6.1(c) at the time such offset is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest accruing at the primary rate of interest then publicly quoted by J.P. Morgan Chase & Co. or, at the request of the Board, the amount of such excess shall be promptly paid to the Company by the Member on whose behalf such withholding is required to be made; provided, however, that any such payment shall not be treated as a Capital Contribution and shall not reduce the amount that a Member is otherwise obligated to contribute to the Company, if any. Any such loan shall be satisfied out of distributions to which such Member would otherwise be subsequently entitled (and, to the extent satisfied out of such distributions, such amounts shall be treated as distributed to such Member pursuant to Section 6.1(c) at the time of such satisfaction) until such loan becomes due and payable in full, which shall occur upon the earlier of (A) the date immediately prior to the date on which the IPO Issuer first becomes an “issuer” within the meaning of the Sarbanes-Oxley Act of 2002, or (B) such time as the Board requests that the Member pay such amount to the Company. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 6.1(f). Each Member shall take such actions as the Company may request in order to perfect or enforce the security interest created hereunder. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Partnership Representative and the Board from and against any liability (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(iii) Notwithstanding any other provision of this Agreement, (A) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 6.1(f) and (B) the obligations of a Member pursuant to this Section 6.1(f) shall survive indefinitely with respect to any taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period; provided, however, that if the Board determines in its sole discretion that seeking indemnification for Company Level Taxes from a former Member is not practicable, or that seeking such indemnification has failed, then, in either case, the Board may (A) recover any liability for Company Level Taxes from the substituted Member that acquired directly or indirectly the applicable Membership Interest from such former Member or (B) treat such liability for Company Level Taxes as a Company expense.

6.2 Allocations of Profits and Losses and other Items.

(a) Profit and Loss Allocations. After giving effect to the Regulatory Allocations, Profits and Losses (and to the extent reasonably determined to be necessary and appropriate by the Board to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for each Fiscal Period shall be allocated among the Members during such Fiscal Period, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all Regulatory Allocations, Capital Contributions and distributions through the end of such Fiscal Period) to equal, as nearly as possible, (i) the amount such Members would receive if all assets of the Company on hand at the end of such Fiscal Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities) and all remaining or resulting cash were distributed to the Members under Section 12.2(c)(iii), minus (ii) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

(b) Regulatory Allocations. The following allocations shall be made in the following order:

(i) Nonrecourse Deductions shall be allocated to the Members pro rata in accordance with their respective Sharing Ratios as of the end of the relevant Fiscal Period.

(ii) Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 6.2(b)(ii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(iii) Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a Fiscal Period (or if there was a net decrease in Minimum Gain for a prior Fiscal Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.2(b)(iii)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 6.2(b)(iii) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704- 2(f) and shall be interpreted consistently therewith.

(iv) Notwithstanding any provision hereof to the contrary except Section 6.2(b)(iii) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for a Fiscal Period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior Fiscal Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.2(b)(iv)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 6.2(b)(iv) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(v) Notwithstanding any provision hereof to the contrary except Section 6.2(b)(i) and Section 6.2(b)(ii), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such Fiscal Period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 6.2(b)(v) shall be allocated to the Members who do not have a deficit balance in their Adjusted Capital Accounts in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have a deficit in its Adjusted Capital Account.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(vi) Notwithstanding any provision hereof to the contrary except Section 6.2(b)(iii) and Section 6.2(b)(iv), a Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income and gain for the Fiscal Period) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible; provided, that, an allocation pursuant to this Section 6.2(b)(vi) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(b)(vi) were not in this Agreement. This Section 6.2(b)(vi) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(vii) In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any Fiscal Period, such Member shall be allocated items of Company gross income, and gain in the amount of such deficit as quickly as possible; provided, that an allocation pursuant to this Section 6.2(b)(vii) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article 6 have been tentatively made as if Section 6.2(b)(vi) and this Section 6.2(b)(vii) were not in this Agreement.

(viii) To the extent an adjustment to the adjusted tax basis of any Company properties pursuant to Code Section 734(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Treasury Regulation Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(ix) If any Units held by any holder of such Units are forfeited or repurchased by the Company, to the extent reasonably determined by the Board to be necessary or appropriate, such holder shall be allocated items of loss and deduction in the Fiscal Period of such forfeiture or repurchase in the manner and to the extent required by proposed Treasury Regulation Section 1.704-1(b)(4)(xii) (as such proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).

(x) Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Bipartisan Budget Act.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(xi) To the extent the Company recognizes any gain (including any gain recognized as ordinary income under Code Section 1245 and any gain recognized under Code Section 1231) from the disposition of any section 1245 property (as such term is defined for purposes of Code Section 1245), such gain shall be allocated to the Members that were allocated Depreciation with respect to such section 1245 property in an amount that does not exceed the prior Depreciation allocated to such Member with respect to such section 1245 property, provided, however, such allocation shall not be made to the extent it would prevent all remaining allocations to the Members for the Fiscal Period from producing the Capital Account balances described in Section 6.2.

6.3 Income Tax Allocations.

(a) All items of income, gain, loss and deduction for federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 6.2(a) or Section 6.2(b), except as otherwise provided in this Section 6.3.

(b) In accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Book Values), income, gain, deduction and loss with respect to any Company property having a Book Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Members in order to account for any such difference (i) in the case of any such difference as of the Effective Date in any property contributed (or deemed contributed) pursuant to the Contribution Agreement, using the “traditional method with curative allocations,” with the curative allocations applied only to sale gain, under Treasury Regulation Section 1.704-3(c), and (ii) in the case of any other such differences, using such method or methods as determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.

(c) Any recapture of grants or credits shall be allocated to the Members in accordance with applicable law.

(d) Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e) Allocations pursuant to this Section 6.3 are solely for purposes of federal, state, and local taxes and, except as otherwise specifically provided, shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(f) If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

6.4 Other Allocation Rules.

(a) All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been transferred shall be allocated between the transferor and the transferee in accordance with a method selected by the Board and permissible under Code Section 706 and the Treasury Regulations thereunder.

(b) The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the Members pro rata in accordance with their respective Sharing Ratios as of the end of the relevant Fiscal Period.

(c) The definition of Capital Account and the maintenance thereof as set forth in Section 5.3, the allocations set forth in Section 6.2, Section 6.3 and the preceding provisions of this Section 6.4 are intended to comply with the Treasury Regulations. If the Board reasonably determines that the determination of a Member’s Capital Account or the allocations to a Member is not in compliance with the Treasury Regulations, the Board is authorized to make any appropriate adjustments to the extent reasonably necessary to cause such items to be in compliance.

ARTICLE 7

DISPOSITIONS OF MEMBERSHIP INTERESTS;

PREEMPTIVE RIGHTS;

QUALIFIED IPO

7.1 General Restrictions on Dispositions of Membership Interests.

(a) Dispositions of Membership Interests otherwise permitted or required by this Agreement may only be made in compliance with applicable foreign, federal and state securities laws, including the Securities Act and the rules and regulations thereunder, and the Act.

(b) Except in connection with a Qualified IPO, for as long as the Company is classified as a partnership for federal income tax purposes, in no event may any Disposition of any Membership Interests by any Member be made if such Disposition is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Code Section 7704, if such Disposition would result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or if such Disposition would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Code Section 7704(b) and the Treasury Regulations promulgated thereunder.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(c) Dispositions of Membership Interests may only be made in strict compliance with all applicable provisions of this Agreement, and any purported Disposition of Membership Interests that does not comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not give effect to any such purported Disposition on the transfer books of the Company or Capital Accounts of the Members. The Members agree that the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members. Each Member agrees that it will not permit a direct or indirect Disposition of any Membership Interest that is made with the intent to circumvent the provisions of this Article 7.

7.2 Restrictions on Dispositions of Units. A Disposition of Membership Interests may only be made if (i) such Disposition complies with the provisions of Section 7.1 and (ii) such Disposition is:

(a) made with Board Approval, subject to compliance with Section 7.5;

(b) to a Permitted Transferee of the Disposing Member in accordance with Section 7.3;

(c) made in connection with a Drag-Along Transaction in accordance with Section 7.4;

(d) made in connection with the exercise of inclusion rights in a Tag-Along Sale in accordance with Section 7.5;

(e) made in connection with an IPO Conversion in accordance with Section 7.6; or

(f) made in connection with an Exit Event.

7.3 Permitted Dispositions.

(a) Any holder of Units may Dispose of such Units by way of contribution, transfer or gift to a Permitted Transferee of such holder, subject to the applicable provisions of Section 7.1 (but not subject to Section 7.5); provided, however, that (i) such Permitted Transferee shall not be entitled to make any further Dispositions of such Units in reliance upon this Section 7.3(a), except for a Disposition of such acquired Units back to such original holder or to another Permitted Transferee of such original holder or a Person to whom such transfer is permitted under Section 7.2, (ii) such Permitted Transferee must assume all of the obligations of the original holder of the Units under and agree to comply with the provisions of this Agreement and (iii) if a Permitted Transferee that has received Units at any time ceases to be a Permitted Transferee of such original holder, then such transferee shall make a Disposition of such acquired Units back to such original holder or to another Permitted Transferee of such original holder, and if the transferee fails to make such a Disposition within forty-five (45) days of the transferee ceasing to be a Permitted

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Transferee of such original holder, then the Company may, at its option, (x) provide such transferee with at least five (5) Business Days’ prior written notice of its intent to exercise its rights under clause (y) of this Section 7.3(a), and (y) if, within such five (5) Business Day period, such transferee has still not made a Disposition to the original holder or another Permitted Transferee of such original holder, cause such transferee to forfeit such Units to the Company with no consideration being paid to such holder for such Units.

(b) A Member may not make a Disposition of Units to a Permitted Transferee if such Disposition has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 7.3 is to prohibit the Disposition of Units to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of Control of such transferor or Permitted Transferee) after the Disposition with the result and effect that the transferor has indirectly made a Disposition of Units by using a Permitted Transferee, which Disposition would not have been directly permitted under this Section 7.3 had such change in such relationship occurred prior to such Disposition).

7.4 Drag-Along Rights; Forced Sale.

(a) If one or more Members holding at least a majority of the outstanding Membership Interests (whether one or more, the “Selling Member”) receives a Third Party Offer for a Drag-Along Transaction that the Selling Member desires to accept, the Selling Member shall send written notice (the “Drag-Along Notice”) of the exercise of its rights pursuant to this Section 7.4 to each other holder of Membership Interests at least thirty (30) Business Days prior to the consummation of the Drag-Along Transaction. The Drag-Along Notice shall set forth the material terms and conditions of the Drag-Along Transaction, including (to the extent known or available) (i) the proposed amount and form of consideration and other material terms and conditions offered by the proposed purchaser (the “Drag-Along Purchaser”), (ii) the identity of the Drag-Along Purchaser, (iii) the proposed date and time of the closing of the Drag-Along Transaction, (iv) if applicable, the number of Membership Interests that are required to be sold by such holder of Membership Interests and (v) a copy of the form of definitive agreement proposed to be executed in connection with the Drag-Along Transaction. If the Selling Member consummates the Drag-Along Transaction to which reference is made in the Drag-Along Notice, each holder of Membership Interests shall be bound and obligated, if applicable, to sell that percentage of such holder’s Membership Interests that is equal to the percentage of the Selling Member’s Membership Interests that the Selling Member proposes to sell in such Drag-Along Transaction in accordance with this Section 7.4. Notwithstanding anything to the contrary in this Agreement, if the Company has not consummated a Qualified IPO prior to the fourth (4th) anniversary of the Effective Date, then the Board shall cause the Company to select an investment bank to undertake a marketing of the Company and/or its assets for sale in an auction process. Each Member shall reasonably cooperate with the Board in the marketing process, including providing any information in such Member’s possession as reasonably requested by the Board. In connection therewith, the Board will have the rights,

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

and be subject to the obligations, of a Selling Member under this Section 7.4 and Section 7.11, mutatis mutandis. Unless otherwise determined by Unanimous Board Approval, upon selection of the winning bidder and negotiation and execution of the requisite documentation, the Board will cause the sale of the Company. Such sale shall qualify as a Drag-Along Transaction. Each Member or the Company, as applicable, will cause a Drag-Along Transaction to be consummated with the winning bidder, which bidder will be deemed a Drag Along Purchaser for purposes of this Section 7.4.

(b) In connection with any Drag-Along Transaction, all holders of Membership Interests entitled to consent thereto shall consent to the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a merger, conversion, Unit exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, each holder of Membership Interests entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive and not exercise any appraisal rights or similar rights in connection with such merger, conversion, Unit exchange, consolidation or asset sale, or (ii) a sale of the Membership Interests, each holder of Membership Interests shall agree to sell that percentage of such holder’s Membership Interests that is equal to the percentage of the Selling Member’s Membership Interests that the Selling Member proposes to sell in such Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction. The holders of Membership Interests shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by the Selling Member, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction (subject to Sections 7.4(c)(iii) and Section 7.4(c)(iv)), in each case, to the extent that each other holder of Membership Interests is similarly obligated except as otherwise provided for herein, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.4(c). The holders of Membership Interests shall be permitted to sell their Membership Interests pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 7.

(c) The obligations of the holders of Membership Interests pursuant to this Section 7.4 are subject to the following terms and conditions:

(i) upon the consummation of the Drag-Along Transaction, (A) each holder of Membership Interests shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1(c) through Section 6.1(f) and (B) if applicable, any non-cash consideration shall be allocated proportionally between the holders of Membership Interests such that each holder of Membership Interests receives the same ratio of cash consideration to non-cash consideration from any Drag-Along Transaction. If a holder of Membership Interests receives consideration from such Drag-Along Transaction in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such holder is entitled in accordance with such rights and preferences, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Membership Interests in accordance with such rights and preferences;

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(ii) the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (provided that costs incurred by or on behalf of any holder of Membership Interests for such holder’s sole benefit will not be considered costs of the Drag-Along Transaction) unless otherwise agreed by the Company and the Drag-Along Purchaser, in which case no holder of Membership Interests shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no holder of Membership Interests shall be obligated to pay any portion (or, if paid, such holder shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received by such holder in the Drag-Along Transaction) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction for the benefit of all holders of Membership Interests that are not otherwise paid by the Company or another Person as reasonably determined by the Board;

(iii) no holder of Membership Interests shall be required to provide any representations, warranties, covenants or indemnities in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities for which the sole recourse is to consideration in escrow or holdback, (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning (1) such holder’s valid title to and ownership of Membership Interests, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (2) such holder’s authority, power and right to enter into and consummate such Drag-Along Transaction, (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction, and (4) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Membership Interests provides similar representations, warranties and indemnities with respect to the Membership Interests held by such holder of Membership Interests), and (C) customary confidentiality covenants;

(iv) none of the holders of Membership Interests shall be liable for any individual representation, warranty, covenant or other agreements made by any other holder of Membership Interests;

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(v) the aggregate liability of each holder of Membership Interests shall in no event exceed the proceeds received (taking into account any amounts held back or in escrow) by such holder of Membership Interests in connection with such Drag-Along Transaction except in the case of fraud or intentional misrepresentation by such holder, in which event there shall be no limitation on liability;

(vi) consideration placed in escrow or holdback shall be allocated among holders of Membership Interests such that if the Third Party making the offer for the Drag-Along Transaction ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 7.4(c)(i) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction, and the holders of the Membership Interests that received such consideration at the consummation of the Drag-Along Transaction shall, no later than 20 Business Days following the determination that such Third Party is entitled to such escrow or holdback amounts, make such payments to each other as are required to give effect to this Section 7.4(c)(iv); and

(vii) if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the Fair Market Value of such consideration as reasonably determined by the Board acting in good faith.

(d) Notwithstanding anything to the contrary in this Section 7.4, if the consideration proposed to be paid to the holders of Membership Interests in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of securities has been declared effective under the Securities Act, then each of the holders of Membership Interests that is not then an Accredited Investor may be required at the request and election of the holders of Membership Interests that are pursuing a Drag-Along Transaction, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities as determined in the manner set forth in Section 7.4(c)(vii).

(e) Without limitation of the foregoing provisions of this Section 7.4, the Selling Member will reasonably cooperate with the other Members to keep them apprised of material developments regarding the status of a proposed Drag-Along Transaction that the Selling Member intends to pursue.

(f) In connection with a Drag-Along Transaction, at the request of any Member, the Company and the other Members shall use reasonable efforts to structure such transaction in a manner that results in a disposition of the securities of each Blocker Corporation of the requesting Member, rather than a disposition of the Units owned, directly or indirectly, by such Blocker Corporation, for the avoidance of doubt, in exchange

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for consideration that is equivalent to what such Blocker Corporation would have directly or indirectly received for the Units held directly or indirectly by such Blocker Corporation. Each Member shall be permitted to implement any internal restructuring of any affiliated Blocker Corporation so that any Blocker Corporation becomes a direct owner of Membership Interests and to facilitate such Drag-Along Transaction.

7.5 Tag-Along Rights.

(a) If any Member (each, in such capacity, a “Transferor”) desires to Dispose of, in one or a series of related transactions, all or a portion of its outstanding Units to one or more Third Parties (each a “Third-Party Transferees”), such Transferor(s) shall offer to include in such proposed Disposition (the “Tag-Along Sale”) a number of Units owned and designated by any other Member, in each case, in accordance with the terms of this Section 7.5. Notwithstanding the foregoing, this Section 7.5 shall not be applicable to, and such Transferor(s) may Dispose of Units without complying with any of the provisions of this Section 7.5 in connection with, any Disposition (i) to a Permitted Transferee, (ii) made pursuant to a Drag-Along Transaction, or (iii) made pursuant to an IPO Exchange. Such Transferor(s) shall cause the offer from such Third-Party Transferee(s) (the “Tag-Along Offer”) to be reduced to writing, which writing shall include (x) an offer to purchase or otherwise acquire Units from the other Members as required by this Section 7.5, (y) a time and place designated for the closing of such purchase and (z) the per Unit purchase price to be paid by the Third-Party Transferee(s) for the Units of such Transferor(s) and the Tagging Member in a Tag-Along Sale.

(b) Such Transferor(s) shall send written notice of such Tag-Along Offer (an “Inclusion Notice”) to each of the other Members holding Units. The Inclusion Notice shall describe the terms and conditions set forth in the Tag-Along Offer as well as (i) the aggregate number of Units proposed to be sold by such Transferor(s) and (ii) the percentage such number represents of the total number of outstanding Units then held by such Transferor(s) (the “Requested Transferor Percentage”). Each such Member shall have the right, exercisable by delivery of written notice to such Transferor(s) at any time within 15 days after receipt of the Inclusion Notice, to request to sell in the Tag- Along Sale up to a number of Units equal to the product of (A) the total number of Units held by such Member, multiplied by (B) the Requested Transferor Percentage (each such Member that requests to participate in the Tag-Along Sale, a “Tagging Member”).

(c) Promptly following the completion of the procedures described in Section 7.5(b), such Transferor(s) shall determine whether the Third-Party Transferee(s) is willing to purchase all of the Units requested to be sold by such Transferor(s) and the Tagging Members. If the Third-Party Transferee(s) are not willing to purchase all such Units, then the number of Units such Transferor(s) and each Tagging Member is entitled to sell in the Tag-Along Sale shall be reduced such that each such Member is entitled to sell such Member’s pro rata share of the total number of Units the Third-Party Transferee(s) are willing to acquire based on the aggregate number of Units requested to be sold by such Transferor(s) and the Tagging Members. If the Third-Party Transferee(s)

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are unwilling to purchase Units from one or more Tagging Members, then such Transferor(s) shall engage in good faith negotiations with such Tagging Members to purchase the number of Units from such Tagging Members that such Tagging Members would otherwise be entitled to sell to the Third-Party Transferee(s) in the Tag-Along Sale on the same terms as the Tag-Along Sale and to increase the number of Units to be sold by such Transferor(s) in the Tag-Along Sale by such number; provided, that the consummation of such purchase by such Transferor(s) of such Units shall be conditioned on the consummation of the Tag-Along Sale.

(d) Notwithstanding anything to the contrary in this Section 7.5, if the consideration proposed to be paid by the Third-Party Transferee(s) in a Tag-Along Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Units participating in the Tag-Along Sale that is not then an Accredited Investor may be required, at the request and election of such Transferor(s), to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Transferor or (ii) agree to accept cash in lieu of any securities such holder would otherwise receive in an amount equal to the Fair Market Value of such securities, as reasonably determined by the Board in good faith; provided, however, that upon written request the Board shall provide any holder of Membership Interests all information reasonably related to the Board’s determination of Fair Market Value.

(e) At the time (subject to extension to the extent necessary to pursue any required regulatory or equityholder approvals) and place provided for the closing in the Tag-Along Offer, or at such other time and place as such Transferor(s) and the Third-Party Transferee(s) shall agree, the Tagging Members and such Transferor(s) shall sell to the Third-Party Transferee(s) all of the Units subject to the Tag-Along Sale. Each sale of such Units pursuant to this Section 7.5(e) shall be upon terms and conditions, if any, not more favorable individually and in the aggregate to the purchaser than those in the Tag-Along Offer and the Inclusion Notice and upon the consummation of such sale, such Transferor(s) and each Tagging Member, shall receive the consideration attributable to the Units sold by such Member. The receipt of such consideration by such Transferor(s) and each Tagging Member shall be treated as a distribution under Section 6.1 (other than Section 6.1(b)) for all purposes under this Agreement.

(f) In connection with a Tag-Along Transaction, at the request of any Member, the Company and the other Members shall use reasonable efforts to structure such transaction in a manner that results in a disposition of the securities of each Blocker Corporation of the requesting Member, rather than a disposition of the Units owned, directly or indirectly, by such Blocker Corporation, for the avoidance of doubt, in exchange for consideration that is equivalent to what such Blocker Corporation would have directly or indirectly received for the Units held directly or indirectly by such Blocker Corporation. Each Member shall be permitted to implement any internal restructuring of any affiliated Blocker Corporation so that any Blocker Corporation becomes a direct owner of Membership Interests and to facilitate such Tag-Along Transaction.

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7.6 Qualified IPO.

(a) Notwithstanding anything herein to the contrary, the Board may determine at any time that the Company, an Affiliate of the Company (other than a Member), or any of its Subsidiaries should engage in a Qualified IPO. In connection with any proposed Qualified IPO approved by the Board in accordance with this Agreement, subject to this Section 7.6, the Board shall use commercially reasonable efforts to use the structure commonly referred to as an umbrella partnership C corporation (“Up-C”) structure for Tax purposes under the Code, and will take such other steps as it deems necessary or appropriate to create a new suitable IPO Issuer for the express purpose of such a Qualified IPO.

(b) In connection with any proposed Qualified IPO approved in accordance with this Agreement, subject to Section 7.6(g), the Board shall have the power to cause the Company to effect a conversion of the Company into a corporation or other form of entity or to create a new holding company structure with respect to the Company and its Subsidiaries including by way of conversion, merger, recapitalization or asset and liability transfer (the “IPO Conversion”), and in connection therewith to convert, exchange or redeem all or any portion of the outstanding Membership Interests (the “Pre-IPO Subject Securities”) in accordance with this Section 7.6, for shares or other Equity Interests and other rights of the IPO Issuer (and/or IPO Newco) or of equity in an umbrella partnership redeemable or exchangeable for shares or equity of an Up-C IPO Issuer or IPO Newco with substantially equivalent economic, governance, priority and other rights and privileges of such Membership Interests as in effect immediately prior to the IPO Conversion (disregarding the tax treatment of the shares or other Equity Interests, options or rights received (the “Post-IPO Subject Securities”) upon such IPO Conversion. In connection with any such IPO Conversion, the number of Post-IPO Subject Securities to be issued to the Members with respect to the Pre-IPO Subject Securities shall be reasonably determined in good faith by the Board based upon (i) the Fair Market Value of the Company on the date of the IPO Conversion as reasonably determined by the Board in good faith and (ii) the resulting relative values of the Pre-IPO Subject Securities assuming the Company is wound up and dissolved and the net proceeds are distributed to the owners of Pre-IPO Subject Securities in accordance with Section 6.1 of this Agreement. If any such conversion, exchange or redemption is effected, each Member agrees to execute and deliver all agreements, instruments and documents as may be reasonably requested or required by the Board in order to consummate such IPO Conversion. In connection with the IPO Conversion, the Company shall have the power, without the consent or approval of holders of Membership Interests, to cause the holders of the Membership Interests to contribute all of the Membership Interests to the IPO Issuer (or IPO Newco) or of equity in an umbrella partnership redeemable or exchangeable for shares or equity of an Up-C IPO Issuer or IPO Newco in one or a series of transactions (with the amount of Post-IPO Subject Securities to be received by each holder of Membership Interests being determined in accordance with this Section 7.6), and each holder of Membership Interests agrees to execute such agreements, instruments, certificates, filings or papers as may be reasonably necessary to effectuate such a contribution and further grants the Company a power-of-attorney in accordance with Section 13.4(b) to execute or cause to be executed on such holders’ behalf any and all such agreements, instruments, certificates, filings or papers.

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(c) Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified IPO in accordance with this Agreement, the Board shall be entitled to approve the transaction or transactions to effect the IPO Conversion subject to and in accordance with this Section 7.6 and to take all such other actions as are required or appropriate to facilitate the Qualified IPO, including forming any entities required or necessary in connection with the Qualified IPO without the consent or approval of any other Person (including any Member). Subject to any limitations in this Section 7.6, if the Board determines to effect an IPO Conversion, each of the Members and the Company shall (i) take such actions as may be reasonably requested by the Board in connection with consummating the IPO Conversion, including (x) such actions as are required to transfer all or any portion of the issued and outstanding Membership Interests or the assets of the Company to an IPO Issuer (which may include a Blocker Corporation), (y) such actions as are required in order to merge or consolidate the Company into or with an IPO Issuer, and (z) executing customary lock-up agreements (which such lock-up agreements shall have customary “carveouts” therefrom, including with respect to secondary sales in such Qualified IPO) and taking other actions that are customary for equityholders of a company which is to engage in an initial public offering of its Equity Interests and which are reasonably requested by the managing underwriters in order to expedite or facilitate the disposition of the Equity Interests of IPO Issuer (or IPO Newco) in connection with such Qualified IPO (provided, that no Member owning Series A Units shall be required to take any actions not required from the other Members owning Series A Units and no Member shall be locked up for a period or to an extent greater than the lock-up applicable to any director or officer of the IPO Issuer (or IPO Newco)) and (ii) use commercially reasonable efforts to (x) cooperate with the Company and the other Members in good faith so that the IPO Conversion is undertaken (A) in a tax-efficient manner for the Members and (B) subject to the differences in the classes of Units, in a manner that (1) affords the owners of the same class of Units substantially the same equivalent pro rata treatment with respect to their ownership of such class of Units and (2) is designed as nearly as practicable to substantially maintain the same relative economics and other material terms among Members, and (y) if any Member or its direct or indirect owners has a structure involving ownership of all or a portion of its interests in the Company, directly or indirectly, through one or more single purpose entities (a “Blocker Corporation”), at the request of such Member, merge any of its Blocker Corporations into the IPO Issuer in a tax-free reorganization, utilize a Blocker Corporation as the IPO Issuer or otherwise structure the transaction so that the Blocker Corporation is not subject to a level of corporate tax on the Qualified IPO or subsequent dividend payments or sales of stock (for the avoidance of doubt, in exchange for consideration that is equivalent to what such Blocker Corporation would have directly or indirectly received for the Series A Units held directly or indirectly by such Blocker Corporation). Each Member shall be permitted to implement any internal restructuring of any affiliated Blocker Corporation so that any Blocker Corporation becomes a direct owner of Membership Interests and to facilitate the transaction described in subsection (y) of this Section 7.6(c).

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(d) Any fractional Post-IPO Subject Securities shall be rounded to the nearest whole security (with 1/2 of a security being rounded up to one), so that no fractional Post-IPO Subject Securities shall be issuable to any Member in connection with an IPO Conversion.

(e) Notwithstanding anything to the contrary in this Section 7.6, if no registration statement covering the issuance of the Post-IPO Subject Securities to the Members in the IPO Conversion has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor for the purposes of the issuance of the Post-IPO Subject Securities may be required, at the request and election of the Company, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any Post-IPO Subject Securities such Member would otherwise receive in an amount equal to the fair value of such Post-IPO Subject Securities, as determined by the Board in its reasonable judgment.

(f) In connection with any Qualified IPO and IPO Conversion involving an Up-C structure, the IPO Issuer shall enter into a customary “tax receivable agreement” with each of the Members (a “TRA”) providing for the allocation of Tax benefits in accordance with the tax benefits realized by the IPO Issuer attributable to such Member (or Affiliates or designees thereof) and the exchange or redemption of Units (or equity interests in IPO Newco) held by such Member (or Affiliate or designee thereof). The IPO Issuer may be admitted as a Member of the Company in connection with any Qualified IPO and IPO Conversion involving an Up-C structure such that the Company becomes the umbrella partnership for purposes of the Qualified IPO. If this occurs, the Company and the IPO Issuer shall enter into a TRA with the Members.

(g) Notwithstanding anything to the contrary in this Agreement, the Company may effect a Qualified IPO (including in connection with an Up-C transaction) through a series of transactions which result in securities of the IPO Issuer and/or a Subsidiary (as an IPO Newco) being held directly by the Company following the Qualified IPO.

(h) If so requested by a Member, the certificate of incorporation (if the IPO Issuer is a corporation) or other organizational documents (if the IPO Issuer is a Person other than a corporation) of the IPO Issuer and, if applicable, its general partner, shall include a provision substantially the same as Section 8.7(b) hereof.

(i) To the extent that any Member requests to sell any of its Membership Interest or Equity Interests in connection with the Qualified IPO, the Board may consider and approve such request in its sole discretion, but if any such sale is approved, all other Members shall be permitted to sell Membership Interests or Equity Interests pro rata along with any other Members based on their ownership of outstanding Series A Units.

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(j) In the event of a Qualified IPO, so long as any of (i) Estis Member, Flowco Member and their respective Affiliates (including GEC as of the Effective Date) beneficially own, directly or indirectly (including pro rata through the Company based on their ownership interest in the Company), at least twenty percent (20%) of the outstanding voting equity resulting from the Qualified IPO, the Estis Member and Flowco Member shall collectively have the right to elect at least two (2) directors (or at least one (1) director if more than ten percent (10%)), and (ii) Flogistix Member and its Affiliates (including White Deer as if the Effective Date) beneficially own, directly or indirectly (including pro rata through the Company based on their ownership interest in the Company), at least ten percent (10%) of the outstanding voting equity resulting from the Qualified IPO, Flogistix Member shall have the right to elect at least one (1) director, (A) the Members and the Company shall cause the governing documents of IPO Issuer (including in a stockholders agreement or certificate of incorporation, as applicable, or required under applicable Law) to provide that each of GEC and White Deer, as applicable, with such minimum board designation rights (based on a maximum board of eight members, including the CEO and four (4) independent directors mutually agreed by GEC and White Deer) in such entity after giving effect to such Qualified IPO, while also providing for any independent directors required under applicable Law, and (B) the Company, the Estis Member, the Flowco Member or the Flogistix Member shall negotiate in good faith the other governance rights (including board committee rights and approval rights over significant matters involving the resulting entity and its business) that would apply following such Qualified IPO that are consistent with rights and entitlements that are afforded to substantial shareholders in similar transactions and that is otherwise reflective of their respective proportionate ownership in such entity at the time such transaction is consummated.

7.7 Preemptive Rights.

(a) New Securities.

(i) Prior to the Company issuing, other than in an Excluded Issuance, (x) any Membership Interests or Equity Interests in any Subsidiary of the Company or (y) options or other rights to acquire Membership Interests or Equity Interests in any Subsidiary of the Company, whether through exchange, conversion or otherwise, (collectively, the “New Securities”) to a proposed purchaser (the “Proposed Purchaser”), each Eligible Purchaser shall have the right to purchase the number of New Securities as provided in this Section 7.7. “Excluded Issuance” means the issuance of (i) options to purchase Membership Interests or other securities pursuant to incentive equity plans approved by the Board, (ii) Membership Interests issued to any Person that is not a Member or an Affiliate thereof as consideration in any acquisition or other strategic transaction approved in accordance with this Agreement, (iii) Membership Interests issued to the holders of the then outstanding Membership Interests in proportion to their ownership thereof in connection with any split, distribution or recapitalization of the Company, (iv) any Equity Interests issued by the Company in connection with an underwritten public offering pursuant to a registration statement filed under the Securities Act (or other applicable foreign securities laws governing such issuance) and approved in accordance with this Agreement, or (v) Post-IPO Subject Securities in connection with an IPO Conversion pursuant to this Agreement.

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(ii) Subject to Section 7.7(b), the Company shall give each Eligible Purchaser at least 15 days’ prior notice (the “New Issue Notice”) of any proposed issuance of New Securities, which notice shall set forth in reasonable detail the proposed terms and conditions of such issuance and shall offer to each Eligible Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Securities at the same price, on the same terms and conditions and at the same time as the New Securities are proposed to be issued by the Company or its Subsidiary. If any Eligible Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within 15 days after delivery by the Company of the New Issue Notice (the “New Issue Election Period”), which notice shall state the dollar amount of New Securities such Eligible Purchaser (each a “Requesting Purchaser”) would like to purchase up to a maximum amount equal to such Eligible Purchaser’s Pro Rata Share of the total offering amount plus the additional dollar amount of New Securities such Requesting Purchaser would like to purchase in excess of its Pro Rata Share (the “Over-Allotment Amount”), if any, if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Securities. The rights of each Requesting Purchaser to purchase a dollar amount of New Securities in excess of each such Requesting Purchaser’s Pro Rata Share of the New Securities shall be based on the relative Pro Rata Shares of those Requesting Purchasers desiring Over-Allotment Amounts.

(iii) If not all of the New Securities are subscribed for by the Eligible Purchasers, the Company shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Securities to the Proposed Purchaser at any time during the 90 days following the termination of the Election Period pursuant to the terms and conditions set forth in the New Issue Notice; provided, such 90 day period may be extended as reasonably necessary to obtain any regulatory consents. The Board may, in its discretion, impose such other reasonable and customary terms and procedures such as setting a closing date, rounding the number of Units covered by this Section 7.7 to the nearest whole Unit and requiring customary closing deliveries in connection with any preemptive rights offering. In the event any Eligible Purchaser refuses to purchase offered Membership Interests for which it subscribed pursuant to the exercise of preemptive rights granted thereto under this Section 7.7, in addition to any other rights the Company may be permitted to enforce at law or in equity, such Eligible Purchaser and any Permitted Transferee of such Eligible Purchaser shall not be considered an Eligible Purchaser for any future rights granted under this Section 7.7 unless the Board expressly designates such Person as an Eligible Purchaser (which the Board, in its sole discretion, may do on an offer-by-offer basis or not at all).

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(b) Advances by Members.

(i) Prior to the Company accepting a Member Advance from any Member (an “Advancing Member”) pursuant to Section 5.4, the Company must offer each other Member the opportunity to participate in the Member Advance on a pro rata basis.

(ii) The Company shall give each Member at least ten (10) days prior notice of its request for a Member Advance (a “Member Advance Notice”), which notice shall set forth in reasonable detail the aggregate amount of funds requested and the purpose for which the funds are requested, and the Member Advance Notice shall offer to each Member the opportunity to advance to the Company its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the amount set forth in the Member Advance Notice. If a Member wishes to participate in the Member Advance, then such Member must deliver a written notice to the Company within five (5) days after delivery by the Company of the Member Advance Notice (the “Member Advance Election Period”), which notice shall state the dollar amount such Member (each a “Participating Member”) would like to fund up to a maximum amount equal to such Member’s Pro Rata Share of the total amount requested by the Company plus the additional dollar amount such Participating Member would like to fund in excess of its Pro Rata Share (the “Excess Funding Amount”), if any, if other Members do not elect to fund their full Pro Rata Share of the Member Advance. The rights of each Participating Member to fund a Member Advance in excess of each such Participating Member’s Pro Rata Share of the New Securities shall be based on the relative Pro Rata Shares of those Participating Members desiring Excess Funding Amounts.

7.8 Registration Rights. Upon a Qualified IPO, the Members will have (or the Company shall use its commercially reasonable efforts to cause any IPO Issuer, if not the Company, to provide) substantially the registration rights set forth in Exhibit C.

7.9 Specific Performance. Each Member acknowledges that it shall be inadequate or impossible, or both, to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 7, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages. Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 7 and to prevent any Disposition of Membership Interests in contravention of any terms of this Article 7, and waives any defenses thereto, including the defenses of: (a) failure of consideration; (b) breach of any other provision of this Agreement; and (c) availability of relief in damages.

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7.10 Termination Following IPO Conversion. Notwithstanding anything to the contrary in this Article 7, the provisions of this Article 7 (other than Section 7.1, Section 7.2, Section 7.3, Section 7.8, Section 7.9, and Section 7.11(b)) shall terminate and be of no further force or effect upon the consummation of an IPO Conversion.

7.11 Certain Company Actions.

(a) The Selling Member (in connection with a proposed Drag-Along Transaction) or any Transferor (in connection with a proposed Tag-Along Sale) shall each have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to cooperate fully with potential acquirers in such prospective transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirers, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirers, establishing a physical or electronic data room including materials customarily made available to potential acquirers in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case, subject to reasonable and customary confidentiality provisions. In addition, a Member holding at least a majority of the outstanding Membership Interests shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company shall provide assistance with respect to these actions as reasonably requested.

(b) Notwithstanding anything to the contrary in this Agreement, at any time after the six-months (6) anniversary of (i) the date of delivery of the Inclusion Notice with respect to each proposed Tag-Along Sale pursuant to Section 7.5 or (ii) the date of the delivery of the New Issue Notice with respect to each proposed issuance of New Securities pursuant to Section 7.7, the Board shall be entitled to waive, on behalf of (x) with respect to clause (i) above, each Eligible Seller, each former Eligible Seller and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively the “Eligible Seller Persons”) any and all claims such Eligible Sellers Persons have, had or may have or had with respect to any non-compliance or violation of Section 7.5 by any Person with respect to such Tag-Along Sale (whether or not any Units were Disposed of pursuant to Section 7.5 and (y) with respect to clause (ii) above, each Eligible Purchaser, each former Eligible Purchaser and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Purchaser Persons”) any and all claims such Eligible Purchaser Persons have, had or may have or had with respect to any non-compliance or violation of Section 7.7 by any Person with respect to such proposed issuance of New Securities (whether or not any Membership Interests were issued or sold pursuant to Section 7.7), other than, in each case, any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month (6) anniversary.

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ARTICLE 8

MANAGEMENT

8.1 Management Under Direction of the Board. Subject to the consent rights expressly provided for in Section 8.6, and such other matters set forth in this Agreement that expressly require the action, approval, consent or vote of the Members, the business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Manager”), and the Board shall have full and complete discretion to manage and conduct the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, advisable or appropriate to accomplish the purposes of the Company as set forth in Section 2.4. Notwithstanding the foregoing, no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to the Managers acting pursuant to Section 8.2(e) through the Board and to such agents of the Company as designated by the Board.

8.2 Board of Managers.

(a) Composition; Initial Managers. The Board shall consist of up to four Managers, designated as follows:

(i) two designees of the Estis Member (each designee of the Estis Member, a “Estis Manager”);

(ii) one designee of the Flowco Member (such designee of the Flowco Member, the “Flowco Manager”); and

(iii) one designee of the Flogistix Member (such designee of the Flogistix Member, the “Flogistix Manager”).

Subject to the terms of this Section 8.2(a), each Member shall be entitled to assign its right to designate one or more Managers, to any Person in connection with the Disposition by such Member to such Person of all or any portion of the Units held by such Member. Each Manager shall serve in such capacity until such Manager’s successor has been elected and qualified or until such individual’s death, resignation or removal. As of the Effective Date, the Board shall consist of the individuals listed on Schedule II. The members of the Board shall be “managers” within the meaning of the Act. Notwithstanding anything in this Section 8.2(a) to the contrary, if, at any time prior to a Qualified IPO, the Flogistix Member holds more than 50% of the issued and outstanding Series A Units, then, for so long as the Flogistix Member holds more than 50% of the outstanding Series A Units, (x) the Flogistix Member shall be entitled to designate two Managers to the Board and

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(y) the Estis Member and the Flowco Member shall each be entitled to designate one Manager to the Board.

(b) Removal. Any Manager may be removed with or without cause only by consent of the Members entitled to designate such Manager. The removal of a Manager who is also a Member will not affect the Manager’s rights as a Member and will not constitute the Resignation of such Member.

(c) Resignations. A Manager may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(d) Vacancies.

(i) In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any Estis Manager, such vacancy shall be filled as provided under Section 8.2(a)(i).

(ii) In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of a Flowco Manager, such vacancy shall be filled as provided under Section 8.2(a)(ii).

(iii) In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of a Flogistix Manager, such vacancy shall be filled as provided under Section 8.2(a)(iii).

A Member or group of Members entitled to designate a Manager may do so at any time by written notice to the Company. For the avoidance of doubt, any vacancy or any failure to fill any vacancy on the Board shall not affect any quorum requirements or the ability of the Board to take any action if such actions is approved by the number of votes required under this Agreement with respect to such action.

(e) Votes per Manager; Quorum; Required Vote for Board Action. Each Manager shall have one vote; provided, however, that any Manager shall be entitled to cast more than one vote under the following circumstances: (i) if any of the Managers designated by the same Member are not present at such meeting, then the Manager or Managers designated by such Member present at such meeting shall be given an aggregate number of additional votes equal to the number of such Managers absent (and such absent Manager or Managers shall be deemed to have given a proxy to vote at such meeting to any other such Manager who is present at such meeting and is designated by the same Member) or (ii) if there are any vacancies in the Managers, then the Manager or Managers shall be given an aggregate number of additional votes equal to the number of vacancies of the Managers designated by the same Member (for example, if the Estis Member is

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entitled to designate two Managers pursuant to Section 8.2(a)(i), and the Estis Member has only designated one of its two Managers, then that one Estis Manager may cast a total of two votes on matters presented to the Board). Unless otherwise required by this Agreement, the presence (in person, by teleconference or represented by proxy) of the number of Managers having a majority of the votes then entitled to be cast at a meeting of the Board, including the Flogistix Manager and Flowco Member, shall be necessary and sufficient to constitute a quorum for the transaction of business at a meeting of the Board, and if a quorum is not present at any meeting of the Board, a majority of the Managers present may adjourn the meeting; provided that notice of the adjournment and the time and place of the rescheduled meeting (which shall be at least seventy-two (72) hours after the adjournment of such immediately preceding meeting) shall be given to all of the Managers not then in attendance. If there is less than a quorum at any meeting of the Board rescheduled in good faith in accordance with the immediately preceding sentence, then the presence (in person, by teleconference or represented by proxy) of the number of Managers having a majority of the votes then entitled to be cast at a meeting of the Board shall constitute a quorum. Certain actions by the Board shall require (A) the vote or consent of at least a majority of the votes cast on such matter (“Board Approval”) or (B) the vote or consent of all votes entitled to be cast on such matter (“Unanimous Board Approval”).

(f) Place of Meetings; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

(g) Regular Meetings. Regular meetings of the Board shall be held on at least a quarterly basis at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required if held at the times and places set forth in the relevant resolution and such resolution has been provided to each Manager.

(h) Special Meetings. Special meetings of the Board may be called by any Manager on at least 72 hours’ (or, in the case of a special meeting that follows a duly called meeting at which a quorum was not present, at least 24 hours’) personal, written, telegraphic, cable, wireless or electronic notice to each Manager, which notice must include appropriate dial-in information to permit each Manager to participate in such meeting by means of telephone conference, video conference or similar means. Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by Law.

(i) Compensation; Reimbursement. No Manager may receive any compensation for serving on the Board. All of the Managers shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with carrying out such Managers duties as a member of the Board, including reimbursement for ordinary commercial (but not private) air travel.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(j) Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board or any Committee may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all of the Managers then on the Board or such Committee, as applicable. To be effective any document that is intended to evidence the written consent of the Board or of any Committee must expressly state that it is a written consent of the Board or of such Committee, as applicable, and must expressly reference this Section 8.2(j).

(k) Telephonic Conference Meeting. Subject to the requirement for notice of meetings, Managers may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(l) Waiver of Notice Through Attendance. Attendance of a Manager at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose.

(m) Reliance on Books, Reports and Records. Each Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.

(n) Subsidiaries. Each Member shall have the right to designate at least one director (or equivalent) of any Subsidiary of the Company and any actions by the board (or equivalent) of any Subsidiary of the Company shall require a majority of the votes cast on such matter; provided, that the governing agreements of any Subsidiary shall preserve and not conflict with the consent rights set forth in this Agreement.

8.3 Board Observer. The Flowco Member shall be entitled to appoint one (1) Person to attend and observe meetings of the Board in a non-voting capacity (each in such capacity, a “Board Observer”), who shall initially be Stuart Harlow. In addition, the Board shall be entitled to appoint One (1) Board Observer, which Board Observer position shall initially be vacant. Each Board Observer shall be entitled to attend all meetings of the Board and to receive all information provided to the Managers (including minutes of previous meetings of the Board); provided, that (i) a Board Observer shall not be entitled to vote on any matter submitted to the Board nor to offer any motions or resolutions to the Board and (ii) a Board Observer shall have entered into a confidentiality agreement on terms satisfactory to the Company prior to the exercise of the rights contained in this Section 8.3.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

8.4 Officers.

(a) Generally. The Company may have such officers (the “Officers”) as the Board in its discretion may appoint, and such Officers shall have the power, authority and duties described by resolution of the Board. The Board may remove any Officer with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed. Election or appointment of an Officer shall not of itself create contractual rights. Any such Officers may, subject to the general direction of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company, and act as “agents” of the Company in carrying out such activities. Officers shall be compensated on such terms as are determined by the Board. Any Officer may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation. In the event an Officer is removed from his or her position in accordance with this Section 8.4(a) or dies, becomes disable, or resigns, a replacement for such person may only be appointed by the Board.

(b) Initial Officers. As of the Effective Date, the Officers of the Company shall consist of the individuals listed on Schedule III, with such powers, authority and duties as specified from time to time by the Board. Any Persons serving as Officers prior to the Effective Date are hereby removed from office as of the Effective Date.

8.5 Members. Except for the rights to consent to or approve certain matters as expressly provided in Section 8.6 or for matters that otherwise require Majority Approval hereunder, the Members in their capacity as Members shall not have any power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company. Any matter requiring the consent or approval of any of the Members pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the holders of not less than the number of outstanding Units necessary to consent to or approve such action. Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

8.6 Certain Decisions Requiring Unanimous Board Approval.

(a) Notwithstanding anything in this Agreement to the contrary, the following actions by the Company or any of its Subsidiaries shall require Unanimous Board Approval in accordance with Section 8.2(e):

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(i) except in the case of additional Series A Units issued at Fair Market Value (as reasonably determined by the Board acting in good faith), issuing, selling or granting, or agreeing to issue, sell or grant, any Equity Interests of the Company or any of its Subsidiaries, or any security convertible into or exchangeable for, any Equity Interests of the Company or any of its Subsidiaries or any profits interest or phantom security of the Company or any of its Subsidiaries;

(ii) entering into, terminating (other than termination due to expiration in accordance with the terms of the applicable agreement), materially amending, materially modifying or waiving any material rights under, any Affiliate Contract (including, for the avoidance of doubt, any issuance of Equity Interests in the Company or any of its Subsidiaries or any Member Advance), other than entry into any Affiliate Contracts that are Transaction Documents;

(iii) incurring, in one or more transactions (whether or not related) indebtedness for borrowed money, that would, after giving pro forma affect to such incurrence, cause the aggregate outstanding principal amount of the total consolidated indebtedness for borrowed money of the Company and its Subsidiaries to exceed (i) consolidated “EBITDA” for the prior quarterly period, multiplied by (ii) four (4) (determined as of the most recent quarter for which financial statements are available) multiplied by (iii) four and one-half (4.5);

(iv) at any time prior to the third (3rd) anniversary of the Effective Date, entering into any Drag-Along Transaction that does not result in the receipt of gross aggregate consideration to the Members of at least $1,630,000,000;

(v) engaging in any underwritten public offering other than a Qualified IPO that results in securities of the IPO Issuer and/or a Subsidiary (as an IPO Newco) being held by each Sponsor Member;

(vi) amending or otherwise modifying the Certificate or this Agreement;

(vii) increasing the size of the Board or otherwise changing the composition of the Board;

(viii) making any distributions on a non-pro rata basis, except for any distributions pursuant to Sections 6.1(b) or 6.1(d);

(ix) making any redemption or repurchase of Units on a non-pro rata basis;

(x) effecting or permitting any voluntary change in the tax classification for U.S. federal income tax purposes of the Company or any of its Subsidiaries; or

(xi) entering into any agreement or otherwise committing to do any of the foregoing.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(b) The Members acknowledge and agree that Section 3.02(c) of the Contribution Agreement sets forth certain rights of the Members with respect to control of the Company in the exercise of its rights and discharge of its obligations under the Contribution Agreement. Notwithstanding anything to the contrary in this Section 8.6, in the event of an emergency outside of the reasonable control of the Officers, the Officers shall be authorized to incur such amounts as shall be reasonably necessary to maintain the assets and business of the Company or the health and safety of individuals during such emergency; provided, that the Officers give prompt written notice to the Board of the occurrence of the emergency and the amount of expenditures related to the emergency.

8.7 Acknowledgement Regarding Outside Businesses and Opportunities.

(a) Subject in all respects to Section 10.4, each of the Company and the Members acknowledges and agrees that each Member and its Affiliates (x) may have made, prior to the Effective Date, and may make, on and after the Effective Date, investments (by way of Capital Contributions, loans or otherwise) in and (y) may have engaged, prior to the Effective Date, and may engage, on and after the Effective Date, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the business of the Company and its Subsidiaries as conducted from time to time or as expected to be conducted from time to time (including maintaining seats on the board of directors or similar governing bodies of such businesses) (“Other Businesses”). The Company and the Members agree that, subject only to Section 10.4 and the limitations provided in Section 8.7(b), (i) any involvement, engagement or participation of a Member or its Affiliates (including any Manager who is affiliated with the Member) in any Other Business, even if competitive with the Company and its Subsidiaries, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law. For the avoidance of doubt, subject only to Section 10.4 and the limitations provided in Section 8.7(b), none of the Members or their respective Affiliates shall be deemed to violate this Section 8.7 if such Member or any of its Affiliates shall invest in a fund or other entity, whether or not such Member or such Affiliate Controls such fund or entity, which makes an investment that directly or indirectly competes with the Company or its Subsidiaries.

(b) The Company and each Member hereby renounce any interest, expectancy, co-participation rights or other rights in or to any business opportunity, transaction or other matter in which any Member or their respective Affiliates participates or desires or seeks to participate (each, a “Business Opportunity”) including Business Opportunities that are within the purposes of the Company as set forth in Section 2.4. None of the Members or any of their respective Affiliates, including any Manager, shall have any obligation to communicate or offer any Business Opportunity to the Company, and the Members and any of their respective Affiliates may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Business Opportunity; provided, however, that (i) the foregoing waiver shall not apply to any Business Opportunity that is presented to a Manager in its capacity as a Manager, or any Business Opportunity that such Manager becomes aware of in its capacity as a Manager solely through disclosure of information by or on behalf of the Company, and (ii) each Business Opportunity and the information related thereto shall be subject in all respects to Section 10.4 of this Agreement.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(c) Each of the Company and the Members hereby agrees that any claims, actions, rights to sue, other remedies or other recourse to or against a Member, any Covered Person or any of their respective Affiliates for or in connection with any Other Business, whether arising in common law or equity or created by rule of Law, statute, constitution, contract (including this Agreement and each other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, in each case, to the fullest extent permitted by Law.

(d) Subject only to Section 10.4 and the limitations provided in Section 8.7(b), each of the Company and the Members acknowledges and agrees that the Members and their respective Affiliates (including the Managers) have obtained, prior to the Effective Date, and are expected to obtain, on and after the Effective Date, confidential information from other companies in connection with Other Businesses. Each of the Company and the Members hereby agrees, subject only to Section 10.4 and the limitations provided in Section 8.7(b), that (i) none of the Members or any of their respective Affiliates (including the Managers) has any obligation to use any such confidential information in connection with the business, operations, management or other activities of the Company or its subsidiaries or to furnish to the Company or its subsidiaries or any Member any such confidential information, and (ii) any claims, actions, rights to sue, other remedies or other recourse to or against any Member, any Covered Person or any of their respective Affiliates (including the Managers) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.

8.8 Amendment, Modification or Repeal. Any amendment, modification or repeal of Section 8.5 or Section 8.7, or any provision thereof shall be prospective only and shall not in any way affect the limitations on the liability of the applicable Members or any of their respective Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 9

LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1 Duties of Members and Managers; Limitation of Member and Manager Liability; Member and Manager Indemnification.

(a) No Member, in its capacity as a Member, shall have any fiduciary or other duty to the Company, any other Member, any Manager or any other Person that is a party to or is otherwise bound by this Agreement other than, to the extent required by Law, the implied contractual covenant of good faith and fair dealing.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(b) No Manager, in his capacity as a Manager, shall have any fiduciary or other duty to the Company, any Member (other than, with respect to any particular Manager, the Member designating such Manager), any other Manager or any other Person that is a party to or is otherwise bound by this Agreement, other than, to the extent required by Law, the implied contractual covenant of good faith and fair dealing. The Company shall purchase customary D&O insurance for the Managers.

(c) To the maximum extent permitted by applicable Law and notwithstanding anything to the contrary in this Agreement, whenever a Member, in its capacity as a Member, or a Manager, in his capacity as a Manager, is permitted or required to make, grant or take a determination, decision, consent, vote, judgment or action or omit to take or make any of the foregoing (whether or not such determination, decision, consent, vote, judgment or action is stated to be at such Member’s or Manager’s “discretion,” “sole discretion” or under a grant of similar authority or latitude), such Member or Manager shall be entitled to consider only such interests and factors, including its, his or her own, as he, she or it desires, and, in the case of any Manager appointed to the Board by a Member, such interests and factors as such Member desires, and shall have no duty or obligation to give any consideration to any other interest or factors whatsoever. To the maximum extent permitted by applicable Law, no M&M Covered Person shall, in the capacity as an M&M Covered Person, shall be liable to the Company or to any other Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties) taken or omitted by such M&M Covered Person in its capacity as an M&M Covered Person, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such M&M Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any M&M Covered Person for or in connection with any such act or omission, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement, the other Transaction Documents and any related agreement, and the incurrence by the Members of the obligations provided in such agreements.

(d) Each M&M Covered Person, in its capacity as an M&M Covered Person, shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

the Company or any Manager, Officer or Member) reasonably incurred or suffered by any such M&M Covered Person in connection with the activities of the Company, provided that any such M&M Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such M&M Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such M&M Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. An M&M Covered Person shall not be denied indemnification, in whole or in part, under this Section 9.1(d) because such M&M Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(e) Any M&M Covered Person acting for, on behalf of or in relation to, the Company in respect of any transaction, investment, business decision or action, or otherwise, shall be entitled to rely on the provisions of the Transaction Documents and on the advice of counsel, accountants and other professionals that are provided to the Company or such M&M Covered Person, and such M&M Covered Person shall not be liable to the Company or to any Member for such M&M Covered Person’s reliance on any Transaction Document or such advice. Each M&M Covered Person, in its capacity as an M&M Covered Person, may rely, and shall incur no liability in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, in each case, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such M&M Covered Person acted in bad faith.

(f) The Company and each of the Members hereby acknowledges that certain of the Covered Persons (the “Indemnitees”) may have certain rights to indemnification, advancement of expenses or insurance provided by a Member or certain of its Affiliates (collectively, the “Indemnitors”). The Company hereby agrees, and the Members hereby acknowledge, that: (i) to the extent legally permitted and to the extent indemnification is required by the terms of this Agreement or the Certificate (or by the terms of any other agreement between the Company and an Indemnitee), (A) the Company is the indemnitor of first resort (i.e., its obligations to each Indemnitee are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Indemnitee are secondary) and (B) the Company shall be required to advance the full amount of expenses incurred by a Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights that a Indemnitee may have against the Indemnitors and (ii) the Company irrevocably waives, relinquishes and releases the Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (i) of this sentence for which any Indemnitee has

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

received indemnification or advancement from the Company. The Company further agrees that no advancement or payment by the Indemnitors on behalf of any Indemnitee with respect to any claim for which an Indemnitee has sought indemnification from the Company shall affect the foregoing and that the Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Company and each Member agree that the Indemnitors are express third party beneficiaries of the terms of this Section 9.1(f).

(g) Notwithstanding any other provision of this Section 9.1, or as may otherwise be agreed by the Company, an M&M Covered Person shall not be entitled to indemnification under this Section 9.1 with respect to any proceeding initiated by such M&M Covered Person or any proceeding under the Contribution Agreement (other than a proceeding by such M&M Covered Person (i) to enforce its rights under this Agreement or (ii) to enforce any other of its rights to indemnification, advancement or contribution from the Company under any other contract or under statute or other Law), including any counterclaims defended by such M&M Covered Person in connection with such proceeding, unless the initiation of such proceeding or making of such claim shall have been approved by the Board.

9.2 Duties of Officers; Indemnification of Officers.

(a) Subject to Section 8.7, each Officer (in such individual’s capacity as an Officer) shall have the same fiduciary duties that an officer of the Company would have if the Company were a corporation organized under the Laws of the State of Delaware, and the Company and its Members shall have the same rights and remedies in respect of such duties as if the Company were a corporation organized under the Laws of the State of Delaware and the Members were its stockholders.

(b) Each Management Covered Person, in his or her capacity as a Management Covered Person, shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), as if the Company were a corporation organized under the Laws of the State of Delaware and to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as in effect on the Effective Date (but including any expansion of rights to indemnification thereunder from and after the Effective Date), from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such Management Covered Person; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager, Officer or Member) incurred or suffered by any such Management Covered Person in connection with the activities of the Company. A Management Covered Person shall not be denied indemnification, in whole or in part, under this Section 9.2 because such Management Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(c) Any Management Covered Person acting for, on behalf of or in relation to, the Company in respect of any transaction, any investment, business decision or action, or otherwise, shall be entitled to rely on the provisions of the Transaction Documents and on the advice of counsel, accountants and other professionals that are provided to the Company or such Management Covered Person, and such Management Covered Person shall not be liable to the Company or to any Member for such Management Covered Person’s reliance on any Transaction Document or such advice. Each Management Covered Person, in his or her capacity as a Management Covered Person, may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by such Management Covered Person to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, in each case, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Management Covered Person acted in bad faith, engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such Management Covered Person’s conduct was unlawful.

(d) Notwithstanding any other provision of this Section 9.2, or as may otherwise be agreed by the Company, a Management Covered Person shall not be entitled to indemnification under this Section 9.2 with respect to any proceeding initiated by such Management Covered Person or any proceeding under the Contribution Agreement (other than a proceeding by such Management Covered Person (i) to enforce its rights under this Agreement or (ii) to enforce any other of its rights to indemnification, advancement or contribution from the Company under any other contract or under statute or other Law), including any counterclaims defended by such Management Covered Person in connection with such proceeding, unless the initiation of such proceeding or making of such claim shall have been approved by the Board.

9.3 Advance of Expenses. Reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person of its good faith belief that it is entitled to indemnification hereunder and its agreement to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.

9.4 Procedure for Indemnification. Any indemnification or advance of expenses under this Article 9 shall be made only against a written request therefor submitted by or on behalf of the Person seeking indemnification or advance. All expenses (including reasonable attorneys’ fees) incurred by such Person in connection with successfully establishing such Person’s right to indemnification or advance of expenses under this Article 9, in whole or in part, shall also be indemnified by the Company.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

9.5 Multiple Rights to Indemnification. If any Person is both an M&M Covered Person and a Management Covered Person with respect to any loss, liability or expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such Person; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member), such Person shall be entitled to be indemnified for such loss, liability or expense to the fullest extent that either an M&M Covered Person or a Management Covered Person is entitled to indemnification for such matters under this Agreement. However, for the avoidance of doubt, an Officer who is also an M&M Covered Person as a result of his or her status as a Member, Manager or member of another class of Persons who are M&M Covered Persons shall not be entitled to be indemnified or released from liability as an M&M Covered Person under Section 9.1 for any action taken or omitted to be taken in such Person’s capacity as an Officer or for any other matter relating to such Person’s status as an Officer.

9.6 Company Obligations; Indemnification Rights.

(a) The obligations of the Company to the Covered Persons provided in this Agreement or arising under Law are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Covered Person or any Member for such obligations, to the fullest extent permitted by Law. Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Company of the obligations provided in such agreements.

(b) The rights to indemnification and advancement of expenses provided by this Article 9 shall be deemed to be separate contract rights between the Company and each Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based, in whole or in part, upon any such state of facts.

(c) The rights to indemnification and advancement of expenses provided by this Article 9 shall not be deemed exclusive of any other indemnification or advancement of expenses to which a Covered Person seeking indemnification or advancement of expenses may be entitled.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(d) The rights to indemnification and advancement of expenses provided by this Article 9 to any Covered Person shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

(e) Notwithstanding anything in this Agreement to the contrary, nothing in this Article 9 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse the Company, any Member or any other Person may have against any Member, Manager or Officer for a breach of contract claim relating to any binding agreement.

9.7 Insurance. The Company shall maintain insurance (including directors’ and officers’ insurance), at its expense, to protect each Manager and Officer of the Company, and the Company shall maintain such insurance to protect itself and any Covered Person or other Member of the Company, in each case, against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act. Notwithstanding anything to the contrary in this Article 9, the Company shall use any proceeds from any such insurance to satisfy any and all loss, liability and expense incurred by a Covered Person prior to the indemnification of such Covered Person pursuant this Article 9.

9.8 Release of Members. Each Member acknowledges that it is not relying upon any other Member or any of such other Member’s Affiliates, or any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers, managers, liquidators or employees, in making its investment or decision to invest in the Company or in monitoring such investment, and each Member hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any other Member and such other Member’s Affiliates and any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers, managers, liquidators and employees (collectively, the “Released Persons”) for or in connection with such investment are expressly released and waived by each Member, in each case, to the fullest extent permitted by applicable Law; provided, however, that nothing in this Section 9.8 shall be deemed to (a) limit or waive any rights or obligations that any Person has under the terms of the Transaction Documents or (b) apply to any proceeding or dispute with respect to a Person’s employment relationship with the Company or its Affiliates. For purposes of this Section 9.8, the Company and its Subsidiaries shall be deemed to not be an Affiliate of any Released Person.

ARTICLE 10

CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

10.1 Financial Reports and Access to Information.

(a) Each Member shall be entitled to receive from the Company within 30 days after the end of each month, a monthly management report that includes a detailed income statement, balance sheet and cash flow statement and commentary on the financial condition and operations of the Company and its Subsidiaries for the most recent period ended for which information is available.

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(b) Each Member shall be entitled to receive the following information from the Company:

(i) At least 30 days prior to the end of each Fiscal Year, an annual capital and operating budget for the coming year;

(ii) Using the Company’s commercially reasonable efforts, prior to each scheduled quarterly meeting of the Board, the books of the Board containing a description of the business activities that occurred during the quarter, a plan for the upcoming quarter, a discussion of any material issues or events that occurred during the quarter, an analysis of operational and financial performance in comparison to the applicable budget, and any other analyses as may be requested by the Board;

(iii) Promptly after the Board becomes aware of the occurrence of (A) any event that has had a material adverse effect on the Company’s business, operating results or financial condition, and (B) any material breach or default under a material agreement, notice of such event, breach or default together with a summary describing the nature of the event, breach or default and its impact on the Company;

(iv) Promptly after the Board becomes aware of the occurrence of (A) any incident or emergency that could cause, or has caused: injury; loss of life; damage to property; or pollution or damage to the environment, each report or notice relating to such incident or emergency and (B) any litigation, investigation, proceeding and/or governmental or regulatory action with respect to the Company or any of its Subsidiaries or assets, notice of such event; and

(v) Such other information as such Member or its advisors may reasonably request.

(c) The Company shall deliver to each Member, within 90 days after the end of each Fiscal Year, an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, a consolidated income statement, a statement of the Capital Accounts of the Members and the Fair Market Value of the Company, as reasonably determined by the Board in good faith, and statement of cash flows of the Company and its Subsidiaries for such Fiscal Year prepared in accordance with GAAP, consistently applied, and a signed audit letter from the Company’s auditors who shall be an accounting firm approved with Board Approval, together with a comparison of such statements to the applicable budget for such periods. The Company shall deliver to each Member as soon as applicable after the end of each Fiscal Year, but in any event before March 31 of the subsequent year, Internal Revenue Service Schedule K-1s together with such additional information as may be required by the Members (or their owners) in order to file their individual returns reflecting the Company’s operations. The Company shall also (i) provide each Member with an estimate of its share of the Company’s taxable income for each Fiscal Year by December 1 of each such Fiscal Year, including an estimate of state and local apportionment information, and (ii) cause an estimated Internal Revenue Service Schedule K-1 or any successor form to be prepared and delivered to the Members within 15 days after the end of each Fiscal Year, including any appropriate state and local apportionment information;

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(d) The Company shall permit each Member and their respective representatives, at the sole risk of such Persons, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account and other records (and make copies of and take extracts from such books and records), (ii) obtain any information reasonably requested by such Member relating to the Company and the Subsidiaries and (iii) to discuss all aspects of its business, affairs, finances and accounts with the Company’s and its Subsidiaries’ officers and its independent public accountants, all upon reasonable notice at such reasonable times during the Company’s and such Subsidiaries’ usual business hours and as often as any such Person may reasonably request, and to consult with and advise management of the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries. All costs incurred in such inspection will be borne by the applicable Member; provided, that if it is determined that the Company or its Subsidiaries is in material breach of this Agreement, then such costs will be borne by the Company. Notwithstanding anything contrary in the foregoing, each Member shall have the right to use the information and data it reviews and obtains pursuant to this Section 10.1 at its reasonable discretion, subject to the restrictions set forth in this Agreement. Any information received by a Member pursuant to this Section 10.1 shall be subject to the provisions of Section 10.4.

10.2 Maintenance of Books. The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and any of the Members. The Company’s financial books and records shall be maintained on a full cost accounting basis unless otherwise agreed by the entire Board. The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence or mailing addresses of all Members; and the Company’s federal, state and local tax returns for the Company’s six most recent tax years.

10.3 Accounts. The Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine. The Company may not commingle the Company’s funds with the funds of any Member.

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10.4 Information; Confidentiality.

(a) No Member shall be entitled to obtain any information relating to the Company except as expressly provided in this Agreement or to the extent required by the Act and to the extent a Member is so entitled to, or otherwise receives, any information relating to the Company or the other Members, such Member and such information shall be subject to the provisions of Section 10.4(b). Except as expressly provided in this Agreement, no Member shall be entitled to obtain any information relating to the Company described in Section 18-305 of the Act.

(b) Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that any such Confidential Information may be disclosed (i) to such Member’s Affiliates, to Persons who are (or who are prospective) beneficial owners of Equity Interests in the Company, such Member or its Affiliates, including any bona fide Third-Party Transferee, and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 10.4(b), “Representatives”), each of which Representatives shall be bound by the provisions of this Section 10.4(b) or substantially similar terms, and that such Member shall be responsible for a breach of this Section 10.4(b) by any of its Representatives as if such Representative were a party hereto; (ii) to the extent to which the Company consents in writing; (iii) to the extent not in violation of applicable Law, to any of such Member’s actual or prospective equityholders, lenders and other financing sources if disclosure is with respect to the terms of any Member’s investment in the Company pursuant to this Agreement and the performance of that investment (whether in such Member’s or its Affiliate’s fundraising materials or otherwise); (iv) by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; or (v) by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so, provided that prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure.

(c) The obligations of a Member pursuant to this Section 10.4 will continue following the time such Person ceases to be a Member, but thereafter such Person will not have the right to enforce the provisions of this Agreement. Each Member acknowledges that disclosure of Confidential Information in violation of this Section 10.4 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, in order to compel specific performance of all of the terms of this Section 10.4.

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10.5 VCOC Amendments. If any Member notifies the Company that the provisions of this Agreement should be amended to preserve the qualification of such Member or any of its Affiliates as a “venture capital operating company” (as defined by the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations (or any similar successor statute)) or otherwise to ensure that the assets of such Member or its Affiliate are not “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (or any similar successor statute), then the Company shall amend this Agreement as is reasonably necessary to preserve such qualification of such Member or its Affiliate or otherwise to ensure that the assets of such Member or its Affiliate are not “plan assets” with an instrument executed by the Company and such Member without the consent of any other party hereto (a “VCOC Amendment”), subject to Section 13.4(a)(iii).

10.6 Corporate Transparency Act.

(a) Each Member shall provide the Company promptly (and within fifteen days of any request) with any information the Company reasonably deems necessary or advisable to obtain from such Member for the Company to comply with the CTA, including (i) such Member’s, or with respect to an Member that is not a natural person (an “Entity Member”) each of such Entity Member’s Indirect Owners’, CTA Information or the FinCEN Identifier assigned to them by FinCEN; and (ii) such information or documents as may be necessary for the Company to determine whether such Member or any of such Member’s Indirect Owners or controllers have Substantial Control over the Company or any Person in which the Company holds an interest (collectively, “Substantial Control Information”); provided, however, that any Entity Member that is exempt from the definition of “reporting company” as defined in the CTA (an “Exempt Member”) shall notify the Company of such exemption and may forgo providing the Company with its Indirect Owners’ CTA Information, subject to Section 10.6(b).

(b) Each Member shall notify the Company promptly (and within five days of obtaining knowledge) of any change or inaccuracy in or to any of such Member’s, or for an Entity Member, any of such Entity Member’s Indirect Owners’ CTA Information most recently provided to the Company, including (i) a change in such Member’s or Indirect Owner’s legal name, date of birth, or residential street address; (ii) a change in the name, date of birth, address, or unique identifying number on such Member’s or Indirect Owner’s Acceptable Identification Document; or (iii) for an Entity Member, as may result from a change in the direct or indirect ownership or control of such Entity Member. Any Exempt Member shall promptly notify the Company of any loss of its exemption from the definition of “reporting company” as defined in the CTA, and shall promptly provide to the Company the information required in this Section 10.6.

(c) Each Member shall notify the Company promptly (and within five days of obtaining knowledge) of any amendment, modification, supplement, or other change in or to any Substantial Control Information previously provided by such Member to the Company.

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ARTICLE 11

TAXES

11.1 Tax Returns. The Company shall prepare and timely file all federal, state and local and foreign tax returns required to be filed by the Company (including all tax returns required under Section 7.01(c) of the Contribution Agreement). Unless otherwise determined by the Board, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized national standing selected by the Board. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be timely prepared and filed.

11.2 Tax Partnership. Except as provided in Section 7.6, it is the intention of the Members that the Company be classified as a partnership for federal income tax purposes. Unless otherwise approved by the Board, neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

11.3 Tax Elections. On the appropriate forms or tax returns, the Company shall:

(a) adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(b) adopt the accrual method of accounting for federal income tax purposes;

(c) elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(d) if requested by any Member, make an election under Section 754 of the Code; and

(e) make any other election the Board may deem appropriate.

Except as otherwise expressly provided in this Agreement, neither the Partnership Representative nor the Company shall make or change any tax election that could reasonably be expected to have a materially adverse and disproportionate effect on a Member without the written consent of such Member (such consent not to be unreasonably withheld, conditioned or delayed). Upon request of the Board, each Member shall cooperate in good faith with the Company in connection with the Company’s efforts to elect out of the application of the company-level audit and adjustment rules of the Bipartisan Budget Act, if applicable.

11.4 Partnership Representative. The Board may appoint and replace a Partnership Representative and authorize the Partnership Representative to take any and all actions determined by the Board and permissible under the Bipartisan Budget Act. The initial Partnership Representative will be the Estis Member. The Partnership Representative is hereby authorized to take such actions and to execute and file all statements and forms on behalf of the Company that

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are approved by the Board and are permitted or required by the applicable provisions of the Bipartisan Budget Act (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax law) or in connection with any other tax proceeding; provided that, the Partnership Representative shall cause the Company to duly and timely make a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax law. Each Member shall reasonably cooperate with the Partnership Representative and do or refrain from doing any or all things reasonably requested by the Partnership Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings. No Member shall have any claim against the Partnership Representative, any Manager or the Company for any actions taken (or any failures to take action) by such Persons in good faith. All reasonable, documented cost or expense incurred by the Partnership Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. The Partnership Representative shall notify the Members of, and keep the Members reasonably informed as to the status of, any material tax proceeding involving the Company. Without duplication of the foregoing, the Partnership Representative shall, with respect to each Member (and each former Member with respect to periods during which the former Member was a Member), (i) provide prompt written notice of all significant matters that may come to its attention in its capacity as Partnership Representative after becoming aware thereof, (ii) promptly forward copies of all written communications it may receive from any federal, state or local tax authorities, and (iii) otherwise keep such Member (and former Member, as applicable) adequately informed of administrative and judicial proceedings relating to Company matters for which the Partnership Representative is responsible. Notwithstanding anything in this Agreement to the contrary, (i) without first obtaining the written consent of the Board, acting in good faith, the Partnership Representative shall not extend the statute of limitations, file a request for administrative adjustment relating to any Company item of income, gain, loss, deduction or credit or settle or compromise any tax proceeding, (ii) with respect to any tax audit or proceeding that would have a materially adverse and disproportionate impact on a Member, the Partnership Representative (A) shall consult in good faith with such Member regarding the course and conduct of such tax proceeding, and (B) shall not settle or compromise such tax proceeding without obtaining the written consent of such Member (such consent not to be unreasonably withheld, conditioned or delayed), and (iii) no Member nor any of its direct or indirect owners shall be required under this Agreement to file an amended return (including use of the alternative procedure under Section 6225(c)(2)(B)) pursuant to Section 6225(c)(2) of the Code with respect to any administrative and judicial proceedings relating to Company matters, and the Company will not subject any Member (or its direct or indirect owners) to any liability or expense solely as a result of such Member or owner’s failure to file an amended return (including use of the alternative procedure under Section 6225(c)(2)(B)) pursuant to Section 6225(c)(2) of the Code (other than its allocable share of any relevant imputed underpayment and interest and penalties imposed on or with respect to such imputed underpayment).

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With respect to any Member or the Partnership Representative, this Section 11.4 shall survive a Member’s ceasing to be a Member of the Company or the termination, dissolution, liquidation or winding up of the Company.

11.5 Tax Sharing Agreement. If the Company or any Subsidiary of the Company is or becomes subject to taxation as an entity in any jurisdiction, the burden of such tax shall be borne by the entity subject to such tax. Further, in the event the Company or any Subsidiary of the Company is treated for purposes of any such tax as a member of a consolidated, combined or unitary group for tax purposes with any Member or an Affiliate thereof, the Company shall enter into a customary tax sharing agreement with such Member (or such Member’s applicable Affiliates) pursuant to which the Company shall agree to bear its and its Subsidiaries’ shares of such taxes determined as though the Company and its Subsidiaries that are treated as part of such consolidated, combined or unitary group were taxable as a separate standalone group with respect to their taxable items.

ARTICLE 12

DISSOLUTION, WINDING-UP AND TERMINATION

12.1 Dissolution.

(a) Subject to Section 12.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Company’s dissolution:

(i) the consent of the Board and the Members in accordance with Article 8;

(ii) at any time when there are no Members; and

(iii) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(b) If the Liquidation Event described in Section 12.1(a)(ii) shall occur, the Company shall not be dissolved, and the business of the Company shall be continued, if the requirements of Section 18-801 of the Act for the avoidance of dissolution are satisfied

(a “Continuation Election”).

(c) Except as otherwise provided in this Section 12.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

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12.2 Winding-Up and Termination. On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Board may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;

(b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) all remaining assets of the Company shall be distributed to the Members as follows:

(i) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

(ii) with respect to all Company property that has not been sold, the Fair Market Value of that property shall be reasonably determined by the Board in good faith and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the Fair Market Value of that property on the date of distribution; and

(iii) Company property shall be distributed among the Members in accordance with Section 6.1, and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation); provided, however, that none of such Company property shall be distributed pursuant to Section 6.1(b).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.2. The distribution of cash or property to the Members in accordance with the provisions of this Section 12.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

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12.3 Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

12.4 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 13

GENERAL PROVISIONS

13.1 Notices.

(a) Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, or mailed by certified mail, return receipt requested, or nationally recognized overnight or second-day delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties in accordance herewith, except that such notice shall be effective only upon receipt):

(i) if to the Company, at the address of its principal executive offices;

(ii) if to an Effective Date Member, to the address given for the Member on Schedule I hereto; and

(iii) if to an Additional Member, Substituted Member or a holder of Membership Interests or Units that has not been admitted as a Member, to the address given for such Member or holder in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight or second-day delivery service, be deemed received the second Business Day after the date of deposit with the delivery service.

(b) Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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13.2 Entire Agreement; Supersedure. This Agreement (including the Exhibits and Schedules) and the other Transaction Documents constitute the entire agreement of the Members relating to the subject matter hereof and thereof and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

13.3 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.4 Amendment or Restatement; Power of Attorney.

(a) Subject to Section 8.6, Section 8.8 and Section 13.4(b), this Agreement (including any Exhibit or Schedule hereto) or the Certificate may only be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate may only be waived, by Unanimous Board Approval and Majority Approval; provided, however, that:

(i) any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of one or more Members in the capacity as a holder of a specific series of Units in a disproportionate and adverse manner, other than in a de minimis respect, compared to the rights, obligations, powers and preferences specific to other Members in their capacities as the holders of the same series of Units shall also require the prior written consent of Members holding more than 50% of the Units so disproportionately and adversely affected;

(ii) without limiting Section 13.4(a)(i), any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences specific to a particular series (or group of series) of Units in a disproportionate and adverse manner, other than in a de minimis respect, compared to the rights, obligations, powers and preferences specific to any other series of Units shall also require the prior written consent of Members holding more than 50% of the series of Units so disproportionately and adversely affected; and

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(iii) any VCOC Amendment may be made without the consent of any party other than the Company and any Member holding at least a majority of the outstanding Membership Interests; provided, however, that any VCOC Amendment that adversely affects a Member in its capacity as a Member or as a holder of Units in a disproportionate manner compared to the other Members in such capacities shall require the prior written consent of the adversely affected Member.

(b) Notwithstanding anything to the contrary in this Section 13.4, this Agreement shall be deemed to be automatically amended from time to time to the extent provided in an Addendum Agreement executed and delivered by the parties thereto to reflect issuances and transfers of Membership Interests made in compliance with this Agreement without the further consent of any party to this Agreement.

13.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained; provided, that each Covered Person is hereby made a third party beneficiary of Article 9 with the right to enforce the provisions thereof. The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Membership Interests transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

13.6 Governing Law; Dispute Resolution; Severability.

(a) THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Court located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States of or other Delaware state court located in Wilmington, Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees

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that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, proceeding or counterclaim of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 13.1. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) To the extent that a direct conflict exists between any provision of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

13.7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

13.8 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

13.9 Fees and Expenses. Each of the Members shall pay their own expenses in connection with the negotiation and execution of this Agreement, and the other agreements and Transaction Documents contemplated hereby, any amendments to such documents, and the transactions contemplated herein and therein.

13.10 No Presumption. Each party to this Agreement acknowledges that, in the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Signature Pages Follow.]

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of the date first set forth above.

FLOWCO MERGECO LLC

By:
Name:
Title:

SIGNATURE PAGE TO

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

MEMBERS:

GEC ESTIS HOLDINGS LLC

By:
Name:
Title:

SIGNATURE PAGE TO

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

FLOWCO PRODUCTION SOLUTIONS L.L.C.

By:
Name:
Title:

SIGNATURE PAGE TO

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

FLOGISTIX HOLDINGS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A

DEFINED TERMS

“Acceptable Identification Document” means, with respect to a natural person, one of the following documents validly issued to such Person: (i) a nonexpired U.S. passport issued by the U.S. government; (ii) a nonexpired U.S. state, local government, or Indian tribal identification document issued to identify such Person; (iii) a nonexpired U.S. state-issued driver’s license; or (iv) if such Person does not have any of the documents listed in clauses (i)-(iii), a nonexpired passport issued to such Person by a foreign government.

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” is defined in Section 3.7(b).

“Additional Member” means any Person that is not already a Member who acquires (i) a portion of the Membership Interests held by a Member from such Member or (ii) newly issued Membership Interests from the Company and, in each case, is admitted to the Company as a Member pursuant to the provisions of Section 3.7.

“Adjusted Capital Account” means the Capital Account maintained for each Member, (i) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by any amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member. The Adjusted Capital Accounts shall be maintained in a manner that facilitates the determination of the portion of each Adjusted Capital Account attributable to each series of Units. The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Advancing Member” is defined in Section 7.7(b)(i).

“Affected Member” has the meaning set forth in Section 5.3(b).

“Affiliate” means, when used with respect to a specified Person, any Person which (i) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person, (ii) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (i) of this definition, or (iii) is a Relative of such specified Person or of an individual described in clauses (i) or (ii) of this definition.

“Affiliate Contract” means any Contract or other legally binding transaction or arrangement, the parties to which include a Member and/or one or more of its Affiliates or direct or indirect equity owners (on the one hand) and the Company or any its Subsidiaries (on the other hand).

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EXHIBIT A – PAGE 1

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as it may be amended and restated from time to time.

“Applicable Tax Rate” means the highest applicable federal, state and local income tax rate (including any tax rate imposed on “net investment income” by Code Section 1411) applicable to an individual or, if higher, a corporation, resident in New York, New York with respect to the character of federal taxable income or loss allocated by the Company to such Member (e.g., capital gains or losses, dividends, ordinary income, etc.) during each applicable Fiscal Year.

“Bankruptcy” or “Bankrupt” means (i) with respect to any Person, that such Person (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (D) files a petition or answer seeking for such Person a reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (A) through (D) of this clause (i); or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (ii) a proceeding seeking reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Bipartisan Budget Act” means Code Sections 6221 through 6241, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Code Sections 6221 through 6241 (and any analogous provision of state or local tax law).

“Blocker Corporation” is defined in Section 7.6(c).

“Board” is defined in Section 8.1.

“Board Approval” is defined in Section 8.2(e).

“Board Observer” is defined in Section 8.3.

“Book Value” means, with respect to any property of the Company or its Subsidiaries, such property’s adjusted basis for federal income tax purposes, except as follows:

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EXHIBIT A – PAGE 2

(i) The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as reasonably determined by the Board in good faith as of the date of such contribution; provided that the initial Book Value of the property contributed (or deemed contributed) by the Members as of the Effective Date shall be equal, in the aggregate, to the value set forth under column (1) opposite such Member’s name on Schedule I (subject to adjustment in accordance with Sections 5.6 and 6.1(d));

(ii) The Book Values of all properties shall be adjusted to equal their respective Fair Market Values as reasonably determined by the Board in good faith in connection with (A) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company, (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (C) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704- 1(b)(2)(ii)(g)(1), (D) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a non-compensatory option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s), or (E) any other event to the extent determined by the Board to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided, that adjustments pursuant to clauses (A), (B) and (D) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any non- compensatory options are outstanding upon the occurrence of an event described in clauses (ii)(A) through (ii)(E) above, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(iii) The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as reasonably determined by the Board in good faith as of the date of such distribution;

(iv) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (viii) of the definition of Profits and Losses or Section 6.2(b)(viii); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (iv) to the extent the Board reasonably determines that an adjustment pursuant to clause (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv);

(v) If the Book Value of property has been determined or adjusted pursuant to clause (i), (ii) or (iv) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits, Losses and other items allocated pursuant to Section 6.2.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 3

“Business Day” means, with respect to the recipient of any notice, any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

“Business Opportunity” is defined in Section 8.7(b).

“Capital Account” means the account to be maintained by the Company for each Member pursuant to Section 5.3.

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed (or deemed contributed) to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest.

“Certificate” means the Certificate of Formation of the Company, as amended from time to time.

“Chief Executive Officer” means the chief executive officer of the Company.

“Closing Statements” is defined in the Contribution Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” is defined in Section 8.2(n).

“Company” is defined in the recitals.

“Company Level Taxes” means any federal, state, or local taxes, additions to tax, penalties, and interest payable by the Company as a result of any examination of the Company’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings under the Bipartisan Budget Act.

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the Company, its Subsidiaries, any other Member or any of their respective representatives, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (ii) was or becomes available to such Member on a non-confidential basis prior to disclosure to the Member by the Company, its Subsidiaries or any of their respective representatives, (iii) was or becomes lawfully available to the Member on a non-confidential basis from sources other than the Company its Subsidiaries or any of their respective representatives, provided that such Member does not know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information, or (iv) is independently developed by such Member without the use of any such information received under this Agreement.

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EXHIBIT A – PAGE 4

“Continuation Election” is defined in Section 12.1(b).

“Contribution Agreement” is defined in the recitals.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise) of a Person.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Code Section 6241(2)(B)) to the extent such adjustment results in an “imputed underpayment” as described in Code Section 6225(b) or any analogous provision of state or local law.

“Covered Person” means each M&M Covered Person and each Management Covered Person.

“Creditors’ Rights” means applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and to legal principles of general applicability governing the availability of equitable remedies.

“CTA” means the Corporate Transparency Act (31 U.S.C. § 5336), enacted as part of the National Defense Authorization Act for Fiscal Year 2021, as amended, and the rules and regulations promulgated thereunder.

“CTA Information” means, with respect to a natural person, (i) the full legal name of such Person, including any suffix; (ii) their date of birth; (iii) their complete current residential street address, including any apartment or suite number; and (iv) a unique identifying number, and issuing jurisdiction, from an Acceptable Identification Document issued to such Person and an image of such Acceptable Identification Document of sufficient quality that includes a legible image of such unique identifying number and a recognizable photograph of such Person

“Cumulative Assumed Tax Liability” means, with respect to any Member as of any Fiscal Year, the product of (i) the federal taxable income (other than taxable income incurred in connection with (A) an Exit Event, a Liquidation Event, or Qualified IPO; (B) the receipt of a guaranteed payment for services by such Member; or (C) the forfeiture or repurchase of Series A Units from such Member or another Member) allocated by the Company to such Member in such Fiscal Year and all prior Fiscal Years, less the federal taxable loss allocated by the Company to such Member in such Fiscal Year and all prior Fiscal Years (taking into account for purposes of clause (i) any applicable limitations on the deductibility of capital losses and disregarding the effect of any deduction under Section 199A of the Code and the deductibility of state and local income taxes for federal income tax purposes) (unless deductibility is not subject to any limitations); multiplied by (ii) the Applicable Tax Rate.

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EXHIBIT A – PAGE 5

“Defaulting Member” is defined in Section 6.1(d).

“Depreciation” means, for each Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for federal income tax purposes with respect to property for such Fiscal Period, except that (i) with respect to any such property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such Fiscal Period shall be the amount of book basis recovered for such Fiscal Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (ii) with respect to any other such property the Book Value of which differs from its adjusted tax basis at the beginning of such Fiscal Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Period bears to such beginning adjusted tax basis; provided, that, if the adjusted tax basis of any property at the beginning of such Fiscal Period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Disposition,” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law) of Membership Interests (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Membership Interests is transferred or shifted to another Person; provided, that, notwithstanding the foregoing, any transfer, assignment, sale, gift, pledge, hypothecation, mortgage, encumbrance or other disposition of any Equity Interests in Estis Member, Flowco Member, Flogistix Member or in any Person that holds or controls (directly or indirectly through one or more Persons) Equity Interests in Estis Member, Flowco Member, Flogistix Member shall not be a Disposition for purposes of this Agreement, in each case, so long as such transfer, assignment, sale, gift, pledge, hypothecation, mortgage, encumbrance or other disposition of Equity Interests is not in any Person, the primary purpose of which is to hold, or the primary assets of which consist of, Membership Interests.

“Drag-Along Notice” is defined in Section 7.4(a).

“Drag-Along Purchaser” is defined in Section 7.4(a).

“Drag-Along Transaction” means any transaction or series of related transactions (whether such transaction occurs by a sale or other disposition of assets, sale of Units or other interests of the Company, consolidation, conversion, merger or other business combination involving the Company, in each case, excluding any Dispositions made pursuant to Section 7.3 or Section 7.6) which results in (i) the record holders of Units prior to such transaction (or any of their respective Affiliates) having record ownership, directly or indirectly after the consummation of the transaction, of 50% or less (determined by the percentage of liquidating distributions the record holders of Units (or any of their respective Affiliates) would receive upon a liquidation of the Company or other surviving entity immediately after consummation of such transaction) of the Equity Interests of the Company or other surviving company; or (ii) all or substantially all of the assets of the Company being held by an entity that is owned less than 50%, directly or indirectly, by the record holders of Units immediately prior to such transaction (or any of their respective Affiliates).

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 6

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“Effective Date Member” is defined in Section 3.1.

“Eligible Purchaser” means any holder of Units that certifies to the Company’s reasonable satisfaction that such holder is an Accredited Investor.

“Eligible Purchaser Person” is defined in Section 7.11(b).

“Eligible Seller” means any holder of Units.

“Eligible Seller Person” is defined in Section 7.11(b).

“Entity Member” is defined in Section 10.6(a).

“Equity Interests” means (i) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity, (ii) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (iii) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Estis Manager” is defined in Section 8.2(a)(i).

“Estis Member” is defined in the recitals.

“Excess Funding Amount” is defined in Section 7.7(b)(ii).

“Excluded Issuance” is defined in Section 7.7(a).

“Exempt Member” is defined in Section 10.6(a).

“Exit Event” means (i) the transfer (in one or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to a Person or a group of Persons acting in concert (other than to a Subsidiary or Subsidiaries of the Company), (ii) the transfer (in one or a series of related transactions) of substantially all of the then-outstanding Units to one Person or a group of Persons acting in concert, (iii) an

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EXHIBIT A – PAGE 7

amalgamation, merger, conversion or consolidation of the Company with or into another Person, or (iv) a Qualified IPO, and in the case of clauses (ii) and (iii) preceding, under circumstances in which immediately following such transaction, a Person or group of Persons acting in concert, other than the Members (as of the Effective Date), collectively own a majority in voting power of the then outstanding voting power or Equity Interests of the surviving or resulting Person or acquirer, as the case may be. In addition, a sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of amalgamation, merger, consolidation, reorganization or sale of all or substantially all assets or Equity Interests of such Subsidiary or Subsidiaries), which constitutes all or substantially all of the consolidated assets of the Company shall be deemed to be an Exit Event.

“Fair Market Value” means, with respect to any asset or Unit, the price at which such asset or Unit would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts, as reasonably determined by the Board.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“FinCEN Identifier” has the meaning set forth in the CTA.

“Fiscal Period” means any period (a) commencing on the Effective Date or, for any Fiscal Period other than the first Fiscal Period, the day following the end of a prior Fiscal Period, and (b) ending (i) on the last day of each Fiscal Year; (ii) subject to clause (iii) of this definition, on the day immediately preceding any day on which an event that results in an adjustment to the Book Value of the Company’s properties occurs pursuant to clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(E) of the definition of Book Value (with such adjustment also deemed to occur on the day immediately preceding such event); (iii) immediately after any day on which an adjustment to the Book Value of the Company’s properties occurs pursuant clause (ii)(D) of the definition of Book Value; or (iv) on any other date determined by the Board.

“Fiscal Year” means the fiscal year of the Company which shall end on December 31 of each calendar year unless another fiscal year is required for federal income tax purposes or the Board designates another fiscal year. Unless otherwise determined by the Board, the Company shall have the same fiscal year for federal income tax purposes and for accounting purposes.

“Flogistix Manager” is defined in Section 8.2(a)(ii).

“Flogistix Member” is defined in the recitals.

“Flowco Manager” is defined in Section 8.2(a)(iii).

“Flowco Member” is defined in the recitals.

“Formation Date” is defined in the recitals.

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EXHIBIT A – PAGE 8

“Fraud” is defined in the Contribution Agreement.

“Fundamental Representation” is defined in the Contribution Agreement.

“GAAP” means United States generally accepted accounting principles.

“GEC” means GEC Advisors LLC.

“Inclusion Notice” is defined in Section 7.5(b).

“Indemnification Determination Date” is defined in the Contribution Agreement.

“Indemnification Obligation” means an indemnification obligation finally determined under Article IX of the Contribution Agreement.

“Indemnification Offset” means, with respect to any Member, the amount of an Indemnification Obligation that, pursuant to Section 5.6, is satisfied through offsets to amounts that would otherwise be distributed to such Member.

“Indemnified Party” is defined in the Contribution Agreement.

“Indemnitees” is defined in Section 9.1(f).

“Indemnitors” is defined in Section 9.1(f).

“Indirect Owner” means, with respect to any Entity Member, any natural person who, from time to time, directly or indirectly, owns or controls an Ownership Interest through such Entity Member.

“Initial Agreement” is defined in the recitals.

“IPO Conversion” is defined in Section 7.6(b).

“IPO Issuer” means (i) the Company or (ii) an Affiliate of the Company or a Subsidiary of the Company that will be a successor to the Company and the issuer in a Qualified IPO.

“IPO Newco” means a corporation or other business entity (i) that is newly organized into which all or a substantial portion of (a) the assets of the Company or any of its Subsidiaries or (b) the Membership Interests are transferred, (ii) with which the Company or any of its Subsidiaries effectuates a merger as provided under Section 18-209 of the Act or otherwise, or (iii) into which all or substantially all of the assets or Membership Interests of the Company are restructured, including by way of the conversion of the Company into a Delaware corporation, in each case for the express purpose of facilitating a Qualified IPO.

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EXHIBIT A – PAGE 9

“IPO Securities” means the type of securities of the IPO Issuer issued in a Qualified IPO, including the same as may be issued thereafter in connection with any exchange of Post-IPO Subject Securities.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign, tribal or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Liquidation Event” is defined in Section 12.1(a).

“M&M Covered Person” means (a) with respect to each Member, (i) such Member in its capacity as a Member (including in its capacity as Partnership Representative, if applicable), (b) each of such Member’s officers, directors, liquidators, partners, equityholders, managers and members in their capacity as such, (c) each of such Member’s Affiliates (other than the Company and its Subsidiaries) and each of their respective officers, directors, liquidators, partners, equityholders, managers and members in their capacities as such and (d) any representatives, agents or employees of any Person identified in subclauses (a)-(c) of this clause (i); (ii) each current and former Manager, in such Person’s capacity as a Manager; and (iii) any other Person who the Board expressly designates as an M&M Covered Person in a written resolution.

“Majority Approval” means the approval of the holders of a majority of the outstanding Units.

“Management Covered Person” means (i) each current and former Officer (solely in such Person’s capacity as an Officer) and officers of any Subsidiary of the Company and (ii) each employee of the Company or of any Subsidiary of the Company who the Board expressly designates as a Management Covered Person in a written resolution.

“Manager” is defined in Section 8.1.

“Member” means any Person (but not any Affiliate or entity in which such Person has an Equity Interest) executing this Agreement as of the Effective Date as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Member Advance” is defined in Section 5.4.

“Member Advance Election Period” is defined in Section 7.7(b)(ii).

“Member Advance Notice” is defined in Section 7.7(b)(ii).

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

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EXHIBIT A – PAGE 10

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Members’ Schedules” is defined in Section 3.6.

“Membership Interest” means the interest of a Member in the Company, which may be evidenced by Units or other interests, including rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Minimum Gain” has the meaning assigned to the term “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“New Issue Election Period” is defined in Section 7.7(a)(ii).

“New Issue Notice” is defined in Section 7.7(a)(ii).

“New Securities” is defined in Section 7.7(a).

“Non-Defaulting Members” is defined in Section 6.1(d).

“Nonrecourse Deductions” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(b)(1).

“Officer” is defined in Section 8.4(a).

“Offset Amount” is defined in Section 6.1(d).

“Other Business” is defined in Section 8.7(a).

“Over-Allotment Amount” is defined in Section 7.7(a)(ii).

“Ownership Interest” has the meaning set forth in the CTA.

“Partnership Representative” has the meaning assigned to that term in Code Section 6223 and any “designated individual,” if applicable, as defined in the Treasury Regulations promulgated thereunder (including, in each case, any similar capacity or role under relevant state or local law).

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 11

“Participating Member” is defined in Section 7.7(b)(ii).

“Permitted Disposition Date” means the date that is three (3) years from the Effective Date.

“Permitted Transferee” means:

(i) any Person which directly or indirectly Controls, is Controlled by or is Under Common Control with the applicable Member, including any continuation vehicles or investment funds managed by White Deer or GEC; provided, that a portfolio company of such Member shall not be considered a Permitted Transferee;

(ii) with respect to any holder of Units who is a natural person, any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such holder or Relatives of such holder; and

(iii) with respect to any holder of Units that is not a natural person, any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are the natural person that is the beneficial owner of the majority of the Equity Interests of such holder or its ultimate parent or Relatives of such natural person.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Post-IPO Subject Securities” is defined in Section 7.6(b).

“Pre-IPO Subject Securities” is defined in Section 7.6(b).

“Profits” or “Losses” means, for each Fiscal Period, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” or “Losses” shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” or “Losses” shall be subtracted from such taxable income or loss;

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 12

(iii) In the event the Book Value of any asset is adjusted pursuant to clause (ii) or clause (iii) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to the Regulatory Allocations, be taken into account for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Period;

(vi) To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii) Any items that are allocated pursuant to the Regulatory Allocations shall not be taken into account in computing Profits and Losses, but the amounts of the items of income, gain, loss or deduction available to be specially allocated pursuant to the Regulatory Allocations will be determined by applying rules analogous to those set forth in clauses (i) through (vi) above.

“Proposed Purchaser” is defined in Section 7.7(a).

“Pro Rata Share” means, with respect to any Eligible Purchaser, a fraction (expressed as a percentage), the numerator of which equals the number of Units held by such Eligible Purchaser and the denominator of which equals the total number of Units held by all Eligible Purchasers.

“Publicly Offered Securities” is defined in Section 7.6(a).

“Qualified IPO” means the first underwritten public offering by the IPO Issuer of Equity Interests pursuant to an effective registration statement under the Securities Act or the consummation of a similar initial public offering by the IPO Issuer pursuant to a comparable process under applicable foreign securities laws), and in which such Equity Interests are listed on the New York Stock Exchange, the Nasdaq Stock Market or another nationally or internationally recognized securities exchange, based on a price of Equity Interests to be sold in the Qualified IPO

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 13

reasonably acceptable to the Board; provided, that a Qualified IPO shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form, and provided further that a Qualified IPO shall not include an offering not approved in accordance with this Agreement.

“Regulatory Allocations” means the allocation pursuant to Section 6.2(b).

“Relative” means, with respect to any individual, (i) such individual’s spouse, (ii) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (iii) the spouse of an individual described in clause (ii) of this definition.

“Released Persons” is defined in Section 9.8.

“Representatives” is defined in Section 10.4(b).

“Requested Transferor Percentage” is defined in Section 7.5(b).

“Requesting Purchaser” is defined in Section 7.7(a)(ii).

“Resign” or “Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Selling Member” is defined in Section 7.4(a).

“Series A Units” is defined in Section 3.2(a).

“Sharing Ratio” means, with respect to a holder of Units, the quotient (expressed as a percentage) obtained by dividing (i) the number of Units held by such holder by (ii) the total number of Units outstanding.

“Subsidiary” means, with respect to any Person, (i) any corporation, partnership, limited liability company or other entity a majority of the Equity Interests of which having voting power under ordinary circumstances to elect at least a majority of the board of directors or other Persons performing similar functions is at the time owned or Controlled, directly or indirectly, by such Person or by one or more of the other direct or indirect Subsidiaries of such Person or a combination thereof (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency), (ii) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner or (iii) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 14

“Substantial Control” has the meaning set forth in the CTA.

“Substantial Control Information” is defined in Section 10.6(a).

“Substituted Member” means any Person who acquires all of the Membership Interests held by a Member from that Member and is admitted to the Company as a Member pursuant to the provisions of Section 3.7.

“Tag-Along Offer” is defined in Section 7.5(a).

“Tag-Along Sale” is defined in Section 7.5(a).

“Tagging Member” is defined in Section 7.5(b).

“Tax Distribution” means, with respect to any Member for any Fiscal Year, the excess, if any, of (i) the Cumulative Assumed Tax Liability of such Member as of such Fiscal Year, over (ii) the amount of distributions made to such Member pursuant to Section 6.1(c) during such Fiscal Year and all prior Fiscal Years, plus the amount of distributions made to such Member pursuant to Section 6.1(b) with respect to all prior Fiscal Years.

“Tax Distribution Date” means, with respect to each Fiscal Year, the first March 15 following the end of such Fiscal Year.

“Third Party” with respect to any Member, means any other Person (whether or not another Member) that is not an Affiliate of such Member.

“Third Party Offer” means a bona fide written offer from a Third Party.

“Third-Party Transferee” is defined in Section 7.5(a).

“TRA” is defined in Section 7.6(f).

“Transaction Documents” means this Agreement, the Contribution Agreement (and Transaction Documents contemplated therein) and each agreement attached as an Exhibit (including any exhibit to any Exhibit) hereto.

“Transferor” is defined in Section 7.5(a).

“Treasury Regulations” means the final or temporary regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unanimous Board Approval” is defined in Section 8.2(e).

“Unit” means a unit representing a fractional part of the Membership Interests of all of the Members and shall include all types, classes and series of Units (including the Series A Units and any other Membership Interest classified as a Unit pursuant to Section 3.7); provided, that any type, class or series of Units shall have the rights, benefits privileges and obligations set forth in this Agreement.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 15

“Up-C” is defined in Section 7.6(a).

“VCOC Amendment” is defined in Section 10.5.

“White Deer” means White Deer Management LLC.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 16

EXHIBIT B

ADDENDUM AGREEMENT

This Addendum Agreement is made this ___________ day of _________, 202_, by and between (the “Recipient”) and Flowco MergeCo LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of the Company executed and agreed to as of June 20, 2024 (as amended, supplemented, restated or modified from time to time, the “LLC Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the LLC Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Units; and

WHEREAS, the Company and the Members have required in the LLC Agreement that all Persons to whom Units of the Company are transferred and all other Persons acquiring Units (each such person, a “New Member”) must enter into an Addendum Agreement binding the New Member to the LLC Agreement to the same extent as if the New Member were an original party thereto and imposing the same restrictions and obligations on the New Member and the Units to be acquired by the New Member as are imposed upon the Members under the LLC Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Recipient of the Units, the Recipient acknowledges and agrees as follows:

1. The Recipient has received and read the LLC Agreement and acknowledges that the Recipient is acquiring Units subject to the terms and conditions of the LLC Agreement.

2. The Recipient agrees that the Units acquired or to be acquired by the Recipient are bound by and subject to all of the terms and conditions of the LLC Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the LLC Agreement to the same extent as if the Recipient were an original party to the LLC Agreement; provided, however, that the Recipient’s joinder in the LLC Agreement shall not constitute admission of the Recipient as a Member unless and until the Recipient is duly admitted in accordance with the terms of the LLC Agreement. This Addendum Agreement shall be attached to and become a part of the LLC Agreement.

3. The Recipient hereby represents and warrants, with respect to the Recipient, as of the date hereof to the Company the matters set forth in Section 4.1 of the LLC Agreement and agrees to notify the Company promptly if any such representation or warranty becomes untrue at any time.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – PAGE 1

4. Any notice required as permitted by the LLC Agreement shall be given to the Recipient at the address listed beneath the Recipient’s signature below.

5. The Recipient is acquiring [Series A] Units.

6. The Recipient irrevocably makes, constitutes and appoints the Company as the Recipient’s true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) any amendment, modification, supplement, restatement or waiver of any provision of the LLC Agreement that has been approved in accordance with the LLC Agreement and (ii) all other instruments, certificates, filings or papers not inconsistent with the terms of the LLC Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, the LLC Agreement or to effect or carry out another provision of the LLC Agreement or which may be required by Law to be filed on behalf of the Company. With respect to the Recipient, the foregoing power of attorney (x) is coupled with an interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of the Recipient and (y) shall survive the Disposition by the Recipient of all or any portion of the Units held by the Recipient.

8. THIS ADDENDUM AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

9. This Addendum Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument. Delivery of a copy of this Addendum Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Page Follows]

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – PAGE 2

IN WITNESS WHEREOF, the Recipient has executed this Addendum Agreement as of the date first set forth above.

Recipient

Address:

AGREED TO on behalf of the Members of the Company pursuant to Section 3.7 of the LLC Agreement.

FLOWCO MERGECO LLC

By:
Name:
Title:

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – SIGNATURE PAGE

EXHIBIT C

REGISTRATION RIGHTS

At or prior to the consummation of any Qualified IPO, the IPO Issuer shall enter into a registration rights agreement with any Members of the Company who are holders of IPO Securities (or, if the Company holds securities of the IPO Issuer, with the Company), which agreement shall include, among other terms, provisions incorporating substantially the following agreements:

•

At any time after the Qualified IPO, (i) the Members controlled, directly or indirectly, by GEC or its Affiliates shall be entitled to four demand registration rights and (ii) Members controlled, directly or indirectly, by White Deer or its Affiliates shall be entitled to two demand registration rights, in each case until such Member and its Affiliates cease to be an Affiliate of the Company or the IPO Issuer and can sell its IPO Securities freely without regard to any restrictions under Rule 144. Such rights will be subject to entry into a customary lock-up in the case of an underwritten public offering. Such Member requesting such registration that is an underwritten public offering shall have the right to select the managing underwriters (which shall consist of one or more reputable nationally recognized investment banks) to administer the public offering after consultation with the IPO Issuer and other participating Members.

•	Except as described in the immediately preceding bullet, no holder of IPO Securities shall be entitled to any demand registration rights.

•

Following a Qualified IPO, any Member may request the IPO Issuer to promptly file a “shelf” registration statement pursuant to Rule 415 under the Securities Act (which shall be on Form S-3 if the IPO Issuer is then eligible therefor) and offer to include in such registration statement all IPO Securities held by the Members or their Affiliates who are holders of IPO Securities who are not entitled to transfer such IPO Securities pursuant to Rule 144 under the Securities Act without volume limitations or the need for “current public information”. The IPO Issuer shall use its commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as practicable after the filing thereof.

•

All holders of IPO Securities who were Members or their Affiliates shall be entitled to “piggyback” registration rights in respect of any IPO Securities received by such parties (with customary exceptions for registration statements filed in respect of IPO Securities issued in connection with acquisitions, employee benefit plans and the like).

•	Customary provisions in respect of priority in demand and “piggyback” registrations, which priority shall be in the following order:

1.

with respect to demand registrations: (a) first, IPO Securities for the account of the holder exercising its demand rights, (b) second, IPO Securities for the account of other holders under the Registration Rights Agreement contemplated hereby with piggyback rights (other than the holder exercising its demand rights) of IPO Securities, pro rata based on their ownership of IPO Securities; and (c) third, IPO Securities for the account of the IPO Issuer; and

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT C – PAGE 1

2.	with respect to “piggyback” registrations:

(a)

relating to registrations for the account of the IPO Issuer, (i) first, IPO Securities for the account of the IPO Issuer and (ii) second, IPO Securities for the account of holders under the Registration Rights Agreement contemplated hereby of IPO Securities with piggyback rights, pro rata based on their ownership of IPO Securities; and

(b)

relating to registrations in connection with a registration for the account of a holder exercising its demand rights, (i) first, IPO Securities for the account of the holder exercising its demand rights, (ii) second, IPO Securities for the account of holders under the Registration Rights Agreement contemplated hereby with piggyback rights (other than the holder exercising its demand rights) of IPO Securities, pro rata based on their ownership of IPO Securities and (iii) third, IPO Securities for the account of the IPO Issuer.

•	Customary provisions in respect of certain underwritten secondary offerings by holders of IPO Securities.

•	Customary provisions in respect of lock-up periods in connection with the Qualified IPO and any subsequent public offering.

•

The IPO Issuer shall bear all reasonable fees and expenses relating to registration of IPO Securities (including the reasonable and documented fees and out-of-pocket expenses of not more than one law firm retained by the holders in connection with the registration and distribution of IPO Securities), other than any underwriter’s fees (including discounts and commissions) related to the distribution of IPO Securities not sold by the IPO Issuer.

•	Customary blackout periods for demand registration rights and shelf registration rights intended to prevent interference with material transactions of the IPO Issuer.

•

Customary indemnification of each holder of IPO Securities and its Affiliates and the officers, directors, partners, members, directors, stockholders, accountants, attorneys, agents and employees of each of them by the IPO Issuer for losses incurred, arising out of or based upon (a) any untrue statement contained in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities, (b) any omission to state a material fact required to be stated in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities or necessary to make the statements therein not misleading, or (c) any violation of the IPO Issuer of the Securities Act or other applicable securities laws.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT C – PAGE 2

•

Customary indemnification of the IPO Issuer, its Affiliates and the officers, directors, partners, members, directors, stockholders, accountants, attorneys, agents and employees of each of them by each holder of IPO Securities participating in a registration for losses incurred, arising out of or based upon (a) any untrue statement contained in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities or (b) any omission to state a material fact required to be stated in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities or necessary to make the statements therein not misleading, in each case, only to the extent that such untrue statement or material omission is made in such registration statement or other document in reliance upon written information furnished to the IPO Issuer by such holder specifically for use in connection with the preparation of such registration statement, prospectus or other document.

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT C – PAGE 3

SCHEDULE I

MEMBERS’ SCHEDULE FOR HOLDERS OF SERIES A UNITS

	(1)	(2)	(3)
	Effective Date	Total Initial Series	Series A Unit
	Capital	A Units (as of the	Sharing Ratios
Name / Address	Contribution	Effective Date)
GEC Estis Holdings LLC c/o GEC Advisors LLC 2415 West Alabama Street, Suite 220 Houston, Texas 77098 Attention: Jonathan Fairbanks; Alexander Chmelev Email: jonathan@geclp.com; alex@geclp.com	$887,942,935	5,100,000	51%
Flowco Production Solutions L.L.C. c/o GEC Advisors LLC 2415 West Alabama Street, Suite 220 Houston, Texas 77098 Attention: Jonathan Fairbanks; Alexander Chmelev Email: jonathan@geclp.com; alex@geclp.com	$452,676,790	2,600,000	26%
Flogistix Holdings, LLC c/o White Deer Management LLC 700 Louisiana Street, Suite 4770 Houston, TX 77002 Attention: Varun Babbili Email: vbabbili@whitedeerenergy.com	$400,444,853	2,300,000	23%
TOTAL:	$1,741,064,578	10,000,000	100%

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SCHEDULE I

SCHEDULE II

EFFECTIVE DATE MANAGERS

Estis Managers:	Alexander Chmelev
Sykes Yeates

Flowco Manager:	Jonathan Fairbanks

Flogistix Manager:	Ben Guill

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SCHEDULE II

SCHEDULE III

EFFECTIVE DATE OFFICERS

Chief Executive Officer:   Joe Bob Edwards

FLOWCO MERGECO LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SCHEDULE III

ANNEX I

POST-CLOSING CAPITALIZATION TABLE

Name / Address	(1) Closing Date Capital Contribution	(2) Closing Units	(3) Newco Sharing Ratio
GEC Estis Holdings LLC	$887,942,935	5,100,000	51%
Flowco Production Solutions L.L.C.	$452,676,790	2,600,000	26%
Flogistix Holdings, LLC	$400,444,853	2,300,000	23%
TOTAL:	$1,741,064,578	10,000,000	100%

ANNEX I

ACCOUNTING PRINCIPLES

The Accounting Principles means GAAP. The Parties acknowledge and agree that if there is a conflict between a determination, calculation or methodology set forth in the definitions contained in the Agreement, on the one hand, and those provided by GAAP, on the other hand, (a) the determination, calculation, or methodology set forth in the definitions contained in the Agreement shall control to the extent that the matter is included in the definitions contained in the Agreement and (b) the determination, calculation, or methodology in accordance with GAAP shall otherwise control.

ANNEX II

ILLUSTRATIVE WORKING CAPITAL EXAMPLES

Estis Companies	3/31/2024
Accounts Receivable, Net	$52,091,764
Inventory	36,121,342
Other Current Assets	4,375,043

Total Current Assets	$92,588,149
Accounts Payable	$15,301,187
Customer deposits	3,869,740.2
Other Current liabilities	7,158,875

Total Current Liabilities	$26,329,802

Working Capital	$66,258,347

Flogistix Companies	3/31/2024
Accounts Receivable, Net	$17,929,588
Inventories, Net	79,646,534
Other Current Assets	2,580,550

Total Current Assets	$100,156,672
Accounts Payable	$19,028,712
Accrued Liabilities	11,273,894
Iess Assured Interest	(320,229)

Total Current Liabilities	$29,982,377

Working Capital	$70,174,295

Flowco Companies	3/31/2024
Accounts Receivable	$45,676,730
Inventory	48,681,069
Intercompany Clearing	(1,843,353)
Other Current Assets	1,485,131

Total Current Assets	$93,999,577
Accounts Payable	$11,726,053
Goods Received Note Suspense	1,364,876
Other Current Liabilities	15,601,828

Total Current Assets	$28,692,757

Working Capital	$65,306,819

ANNEX III

2024 BUDGETS

Estis Budget

	Estis 2024 Budget
($000)	Q1	Q2	Q3	Q4	FY’24
Revenue	$88,440.7	$92,658.3	$79,869.2	$71,326.1	$332,294.2
Rental	$47,164.6	$49,568.3	$51,862.1	$53,252.7	$201,847.6
Equipment Sales	41,276.1	43,090.0	28,007.1	18,073.4	130,446.6
Internal	18,462.3	14,631.6	10,421.0	6,530.4	50,045.3
External	22,813.8	28,458.4	17,586.1	11,542.9	80,401.3
Gross Profit	$37,839.5	$40,033.9	$41,080.1	$41,519.1	$160,472.6

Rental	35,144.0	36,597.0	38,403.7	39,659.5	149,804.1
Equipment Sales	2,695.5	3,436.9	2,676.5	1,859.6	10,668.5
Internal	—	—	—	—	—
External	2,695.5	3,436.9	2,676.5	1,859.6	10,668.5
EBITDA	$33,158.9	$35,136.6	$36,069.4	$36,529.3	$140,894.2
Capex	$21,026.2	$16,140.5	$11,623.4	$7,482.3	$56,272.5
Levered Free Cash Flow	$13,481.9	$8,589.2	$26,822.6	$21,253.8	$70,147.4
Distributions	$12,000.0	$14,000.0	$18,000.0	$23,000.0	$67,000.0

($000)	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Total Debt	$242,598.8	$248,009.7	$239,187.1	$240,933.3
Total Debt to EBITDA [1]	1.8x	1.8x	1.7x	1.6x

1)	Reflective of L3M Annualized EBITDA as per the company’s leverage covenant

Flowco Budget

	Flowco 2024 Budget
($000)	Q1	Q2	Q3	Q4	FY’24
Gas Lift	$27,573.3	$27,988.9	$28,196.4	$27,264.0	$111,022.6
Plunger Lift	15,699.7	20,454.1	20,300.7	17,489.0	73,943.5
Digital Solutions	7,320.7	8,918.0	9,275.2	8,654.2	34,168.1
Wholesale	10,594.5	10,752.2	11,896.2	11,517.0	44,759.9

Total Revenue	$61,188.2	$68,113.3	$69,668.5	$64,924.2	$263,894.2
Gross Profit	$29,372.7	$33,009.9	$33,825.1	$31,445.8	$127,653.5
EBITDA	$14,502.6	$17,146.6	$17,635.9	$15,678.7	$64,963.7
Capex	$5,165.3	$4,305.0	$1,170.0	$583.0	$11,223.3
Levered Free Cash Flow	$6,192.0	$5,388.8	$14,346.1	$15,728.9	$41,655.9
Distributions	$10,775.3	$7,454.7	$9,976.4	$15,468.8	$43,675.3

($000)	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Total Debt	$35,256.7	$38,087.6	$34,482.9	$34,987.8
Total Debt to LTM EBITDA	0.6x	0.7x	0.6x	0.5x

Flogistix Budget

	Flogistix 2024 Budget
($000)	Q1	Q2	Q3	Q4	FY’24
Field Service	$36,593.7	$38,167.2	$39,740.6	$41,314.1	$155,815.6
Sold Units	19,784.5	19,784.5	19,784.5	19,784.5	79,137.9
Aftermarket Parts & Service	3,238.0	3,404.9	3,571.8	3,738.7	13,953.3
AirMethane	425.4	426.4	427.3	428.2	1,707.3
Digital Apps	131.0	152.6	174.2	195.8	653.6

Total Revenue	$60,172.6	$61,935.5	$63,698.4	$65,461.3	$251,267.8
Gross Profit	$30,478.0	$31,569.9	$32,663.8	$33,757.7	$128,469.4
EBITDA	$22,886.8	$23,977.0	$24,923.8	$26,182.9	$97,970.6
Capex	$19,119.7	$18,995.6	$19,013.3	$19,030.9	$76,159.5
Levered Free Cash Flow	($466.7)	$953.6	$2,004.5	$3,345.2	$5,836.6
Distributions	$5,000.0	$4,100.0	$10,000.0	$8,000.0	$27,100.0

($000)	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Total Debt	$210,884.0	$215,896.9	$225,895.7	$233,530.6
Total Debt to LTM EBITDA	2.7x	2.5x	2.4x	2.4x